SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Approved Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐    No fee required.

☐    $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), 14a-6(i) (2) or item 22(a) (2) of Schedule 14A.

☒    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:

Common

(2)    Aggregate number of securities to which transaction applies:

5,482,114

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Assuming Book Value as adjusted pursuant to the Merger Agreement for each share as of the end of the last full month preceding closing to be .39, this would result in payment of $2,163,412.00 for all the outstanding common stock. This assumption is based on the estimated book value as of September 30, 2003.

(4)	Proposed maximum aggregate value of transaction: $2,163,412.00

(5)	Total fee paid: $175.02

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LETTERHEAD OF Approved Financial Corp.]

November 10, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Approved Financial Corp., which will be held at Approved Financial Corp.’s office at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454 on December 11, 2003 at 2 PM Eastern Time.

The attached Notice of the Meeting and Proxy Statement describe the business to be transacted at the meeting. At the meeting, you will be asked to consider and vote upon a proposal to approve a merger pursuant to an Agreement and Plan of Merger dated September 30, 2003. If this merger is approved:

•	each share of our common stock will be exchanged for cash, without interest equal to the book value as of the end of the last full month preceding closing of one share of common stock of the company as determined by the merger agreement. The total merger consideration to be paid to all the holders of common stock will be the aggregate book value of which approximately 60% will be paid to directors and executive officers of the company who own approximately 60% of the common stock.

•	the company will become a wholly owned subsidiary of Approved Acquisition Corp. a privately owned corporation; and

•	all of the equity interests in the company (other than shares held by dissenting stockholders) will be owned by Approved Acquisition Corp. None of our directors or executive officers will own any stock in or be a director or executive officer of Approved Acquisition Corp.

Based on our reasons for the merger described in the attached document, including the fairness opinion issued by our financial adviser, the Boards of Directors of Approved Financial Corp. and Approved Federal Savings Bank unanimously approved the merger agreement and believe that the terms of the merger are in the best interests of the company and its stockholders and fair to our stockholders. The board of directors recommends that you vote “F O R” approval of the merger agreement.

YOUR VOTE IS IMPORTANT. You are urged to sign, date and mail the enclosed Proxy Card promptly in the postage-paid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy Card or otherwise voted before the Meeting.

The accompanying material provides you with a summary of the merger and additional information. I encourage you to read and consider carefully the information contained in the enclosed material including the attached merger agreement. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission.

Sincerely,

Allen D. Wykle

Chairman, President and Chief Executive Officer

For further information about

the Annual Meeting, please

call 1-757-430-1400

[LOGO]

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APPROVED FINANCIAL CORP.

1716 Corporate Landing Parkway

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 11, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Approved Financial Corp. will be held at Approved Financial Corp.’s office at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454 on December 11, 2003 at 2 PM.

A Proxy Statement and a Proxy Card for the meeting are enclosed. The meeting is being held for the purpose of considering and voting upon the following matters:

1. A proposal to approve an Agreement and Plan of Merger dated September 30, 2003 pursuant to which Company Acquisition Corp., a wholly owned subsidiary of Approved Acquisition Corp., will be merged with and into Approved Financial Corp., and each outstanding share of the Approved Financial common stock (other than shares held by stockholders who have properly perfected their dissenters’ rights) will be exchanged for the right to receive cash without interest, equal to the book value as of the end of the last full month preceding closing of one share of common stock as determined by the merger agreement. A copy of the merger agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

2. The approval of adjournments of the meeting in order to allow Approved Financial Corp. to continue to solicit proxies from holders of common stock who have not cast a vote by proxy with respect to the proposed merger, or whose proxies have not been voted in favor of the merger.

3. The reelection of two (2) directors to the board of directors.

4. Such other matters as may properly come before the meeting, or any adjournment thereof. The board of directors is not aware of any other business to come before the meeting.

The board of directors has established November 5, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Only record holders of the common stock as of the close of business on that date will be entitled to vote at the meeting or any adjournment thereof. A list of common stockholders entitled to vote at the meeting will be available at Approved Financial Corp., 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454 for a period of ten days prior to the meeting and also will be available for inspection at the meeting itself.

Stockholders are entitled to assert dissenters’ rights pursuant to the Virginia Stock Corporation Act. A copy of the dissenters’ rights provisions is attached to the enclosed proxy statement as Appendix C.

Our board of directors has determined that the merger agreement is fair and in the best interests of Approved Financial Corp.’s stockholders and unanimously recommends that stockholders vote “F O R” approval and adoption of the merger agreement, the proposal to adjourn the special meeting, if necessary, and the reelection of two directors.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF APPROVED FINANCIAL CORP. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER OF YOUR SHARES TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Stanley Broaddus
Virginia Beach, Virginia	Corporate Secretary
Approved Financial Corp.
November 10, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE APPROVED FINANCIAL CORP. THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

AVAILABILITY OF FORM 10 K	61
OTHER MATTERS THAT MAY BE CONSIDERED AT THE MEETING	61
PROPOSALS BY SHAREHOLDERS	62
Additional Information	62
Appendix A AGREEMENT AND PLAN OF MERGER
Appendix B FAIRNESS OPINION OF SUMMIT AND FINDLEY
Appendix C DISSENTERS’ RIGHTS PROVISIONS OF THE VIRGINIA STOCK CORPORATION ACT
Appendix D STOCKHOLDER AGREEMENT

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APPROVED FINANCIAL CORP.

1716 Corporate Landing Parkway

Virginia Beach, Virginia, 23454

SUMMARY

This summary term sheet highlights selected information from this Proxy Statement but may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the terms of the merger, you should carefully read this entire Proxy Statement and its appendices and the other documents to which we refer. The actual terms of the merger are contained in the merger agreement included in this Proxy Statement as Appendix A.

Throughout this document, “Company,” “we” and “our” refer to Approved Financial Corp. The “Bank” refers to our wholly-owned banking subsidiary, Approved Federal Savings Bank. “Approved Acquisition” refers to Approved Acquisition Corp, “Company Acquisition” refers to Company Acquisition Corp, a newly formed wholly-owned subsidiary of Approved Acquisition, “Summit and Findley” refers to Summit Capital Partners, LLC and The Findley Group, who did the fairness opinion. Also we refer to the merger between Company Acquisition and Company as the “merger” and the Agreement and Plan of Merger dated September 30, 2003, as the “Merger Agreement.” We sometimes refer to the Annual Meeting of Stockholders as the “meeting.”

1.	WHAT WILL I RECEIVE IN THE MERGER?

If the merger is completed and you do not assert your dissenter’s rights under Virginia law, you will receive cash, without interest, equal to the book value at the end of the last full month preceding closing of one share of common stock as determined by the merger agreement for each share of common stock that you own immediately prior to the merger. The exact amount will not be known until closing. As of September 30, 2003, the book value per share was estimated to be $.39. The cash at closing may be higher or lower depending on several factors including among others, whether the Company has a profit or loss for the period between September 30, 2003 and the end of the last full month preceding closing and the fair market value of held for sale and held for yield loans at the end of the last full month preceding closing. See “The Proposed Merger – Merger Consideration.”

2.	HOW DOES THE PRICE THAT I WILL RECEIVE FOR MY COMMON STOCK COMPARE TO THE HISTORICAL MARKET PRICES FOR THE STOCK?

The September 30, 2003 estimated book value reflects a premium of $.19 over the closing market price of $0.20 on October 1, 2003, the last trading day before we publicly announced the merger and a premium of $.17 per share over the average closing price for days with trading activity for the 22 trading day period prior to the announcement of the merger of $.22. The closing price during the six months preceding September 30, 2003 ranged from $.15 to $.34. See “The Proposed Merger—Market Prices Of and Cash Dividends On Common Stock.”

The market price for the common stock did exceed $.39 at one point during the first quarter of 2003. However, the trading history for the common stock over more extended periods of time prior to the merger indicates that the common stock has not consistently maintained price levels in excess of $.39 since the third quarter of 2001. See “The Proposed Merger—Market Prices Of and Cash Dividends on Common Stock.”

3.	WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

Generally, for United States federal income tax purposes, you will be treated as if you sold your common stock for the cash you receive in the merger. In general, you will recognize taxable gain or loss for federal income tax purposes equal to the difference between (1) the amount of cash you receive in the merger and (2) the adjusted tax basis of your shares of common stock surrendered in the merger. You may also be taxed under applicable foreign, state, local and other tax laws. In addition, if you do not provide certain certifications required by the Internal Revenue Service, a portion of the cash you are to receive may be withheld and paid to the Internal Revenue Service. You are encouraged to consult your own tax advisor regarding the specific tax consequences of the merger to you. See “The Proposed Merger–Material Federal Income Tax Consequences.”

4.	WHAT ARE THE REASONS FOR THE MERGER?

The board of directors considered several factors in determining to recommend the approval of the merger, including:

•	We have had regulatory restrictions primarily related to the Office of Thrift Supervision Letter of Directive dated April 2001 and Consent Supervisory Agreement dated December 2001. Since we have been operating under these Office of Thrift Supervision directives, we have experienced tremendous difficulty recruiting and retaining certain key management positions, have not been able to diversify into new lines of business, and have been operating under restrictions on the growth of our loan portfolio and lending practices. In addition we have been required to use a higher cost warehouse line of credit in lieu of FDIC certificates of deposit which has increased our interest expense. These restrictions and challenges have made it very difficult to create additional value for common stockholders.

•	The Office of Thrift Supervision verbally advised the boards of directors of the Company and the Bank to raise additional capital for the Bank either directly or through a merger or acquisition.

•	The opinion of Summit and Findley that the merger consideration is fair from a financial point of view to the holders of the common stock.

•	The board reviewed current and historical market prices for the Company’s shares, the declining per share price of the common stock prior to the time of the public announcement of the proposed merger, the possibility that the price would remain depressed or continue to decline.

•	The board of directors considered the alternatives. The board is of the opinion that the most likely alternative would be a voluntary or involuntary dissolution, both of which would, in the opinion of the board, result in less consideration than the merger.

•	The board considered prior proposals for merger or sale and concluded that the terms of this merger with Approved Acquisition were more favorable.

See “The Proposed Merger—Recommendation of the Board of Directors; Reasons for the Merger.”

5.	HAS THE BOARD OF DIRECTORS RECOMMENDED THAT I VOTE FOR THE MERGER AGREEMENT?

Yes. Your board of directors believes that the merger is fair to, and in the best interests of the Company and its stockholders. We evaluated the merits of the merger and the cash price to be paid to the common stockholders. The board then unanimously approved the merger.

For further information about how the board of directors arrived at their conclusions and the independent opinion that the board of directors received from their financial advisor, see “The Proposed Merger—Recommendation of the Board of Directors; Reasons for the Merger.”

6.	DO ANY DIRECTORS HAVE INTERESTS THAT MAY BE DIFFERENT FROM THE STOCKHOLDERS?

Yes. In considering the recommendations of the board, you should be aware that certain directors and officers have interests that are different from your interests:

•	Officers and directors as a group own approximately 60% of the common stock of the Company. As a result, these individuals have a significant influence on the vote required for merger approval.

•	Four directors as a group, hold subordinated debt of the Company in the amount of, $1,767,892. This subordinated debt will be assumed by Franklin Financial Group., a separate company owned by the principals of Approved Acquisition. However, these directors have agreed to pledge $700,000 of this subordinated debt or approximately forty percent (40%) of the $1,767,892 as collateral to Approved Acquisition as an indemnification setoff for unknown liabilities discovered subsequent to the merger related to events caused by Company and its subsidiary occurring before closing of the merger.

•	Three executive officers who are also directors will receive severance compensation from Franklin Financial Group in an amount not to exceed the equivalent of one year of their current base salary.

These interests are described in more detail in the Proxy Statement. See “The Proposed Merger—Interests of Certain Persons in the Merger; Conflicts of Interest.”

7.	DID THE BOARD RETAIN A FINANCIAL ADVISOR?

Yes. The committee retained “Summit and Findley” as its financial advisor to help evaluate the Merger.

See “The Proposed Merger—Opinion of Summit and Findley”

Summit and Findley fairness opinion is based on analyses that contain estimates and valuation ranges, and does not necessarily indicate actual values or predict future results or values.

We have attached as Appendix B to this Proxy Statement the full text of the final opinion of Summit and Findley. This opinion sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. YOU SHOULD READ THIS OPINION.

8.	WHAT WAS THE OPINION OF THE FINANCIAL ADVISOR?

The board of directors received an opinion from its financial advisor that, as of September 30, 2003, the merger consideration is fair, from a financial point of view, to the public stockholders of Company. Please read the “The Proposed Merger – Opinion of Summit and Findley”.

Summit and Findley’s fairness opinion, dated October 20, 2003, is attached to this proxy statement as Appendix B. Summit and Findley does not intend to further update its opinion through the date of the meeting unless requested to do so by the Company. Summit and Findley will receive total fees of approximately $30,000 plus expenses for its merger-related services.

9.	HAVE OTHER PARTIES CONSIDERED THE FAIRNESS OF THE MERGER?

No

10.	DO I HAVE SPECIAL RIGHTS IF I OPPOSE THE MERGER?

Yes. Each stockholder who does not vote in favor of the merger may dissent and seek a judicial appraisal of his or her shares of common stock if the merger is completed. This option will be available only if the stockholder complies with all the appropriate legal requirements under Virginia law. See “Dissenters’ Rights Provisions of the Virginia Stock Corporation Act “ attached as Appendix C. These requirements are also summarized in the section “The Proposed Merger-Rights of Dissenting Shareholders.”

11.	WHAT WILL HAPPEN TO THE COMPANY’S STOCK OPTIONS?

The Company has outstanding options for a total of 67,550 shares of common stock, all of which are exercisable at prices equal to or greater than $4.00 per share. The option agreements to these option holders have no value currently and are required to be cancelled as part of the transaction. See “The Proposed Merger—The Merger Agreement.”

12.	ARE THERE SUFFICIENT FINANCIAL RESOURCES TO PAY FOR THE COMMON STOCK?

There are representations in the merger agreement from Approved Acquisition stating that it has and will have sufficient resources to pay the aggregate merger consideration. See “The Proposed Merger—The Merger Agreement.”

13.	WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

We expect the merger to be completed shortly after the meeting and receipt of regulatory approval. See “The Proposed Merger—Effective Time of the Merger and Payment for Shares.”

14.	WHAT ARE THE CONDITIONS TO COMPLETING THE MERGER?

The completion of the merger is subject to several conditions, including the following:

•	approval of the merger by the holders of more than two thirds of the Company’s outstanding common stock,

•	the holders of 13% or less of the common stock exercise their dissenters’ rights.

•	Office of Thrift Supervision regulatory approval of the merger.

•	all holders of Company options shall enter into cancellation agreements with respect to such Company options.

•	the Office of Thrift Supervision shall have terminated the Supervisory Agreement.

•	the average monthly nonconforming residential mortgage loan originations by the Company and the bank shall be no less than $12 million for the last full three-month period immediately prior to closing and no less than $12 million for the last full month immediately prior to closing.

•	the company and Approved Acquisition must have performed in all material respects their respective obligations under the merger agreement at or prior to closing.

See “The Proposed Merger—The Merger Agreement.” We are not aware of any factors that would cause the failure of any of the closing conditions.

15.	CAN THE MERGER BE TERMINATED?

Yes. The merger agreement may be terminated as follows:

•	by mutual consent of the parties;

•	by the Company or Approved Acquisition if the merger is not completed by December 31, 2003, unless the failure to complete the merger by that date is due to the failure by the party seeking the termination of the merger agreement to perform its obligations under the merger agreement;

•	by the Company or Approved Acquisition if the stockholders of the Company do not approve the merger agreement;

•	by the Company or Approved Acquisition if any required regulatory approval for the completion of the transactions contemplated by the merger agreement is denied (or approved with a condition which would materially impair the value of the Company) or a regulatory application is withdrawn at the regulator’s request or recommendation unless a petition for rehearing or an amended application is filed within an agreed upon time frame, or if any governmental authority has issued a final order prohibiting the transactions;

•	by the Company or Approved Acquisition if the other party breaches any of its representations, warranties, covenants or agreements under the merger agreement and the breach had a material adverse effect on the business assets or financial conditions, which breach has not been cured within 30 days of written notice of the breach;

•	by the Company, at any time prior to the meeting, if the board of directors of the Company receives an offer that is superior to the Approved Acquisition offer and has determined that it must accept the superior offer to comply with its fiduciary duties;

•	by Approved Acquisition, at any time before the annual meeting, if the board of directors of the Company does not recommend to its stockholders that the merger agreement be approved, or withdraws or modifies its recommendation in a manner adverse to Approved Acquisition, fails to call or convene the annual meeting or approves or recommends a merger with a person or entity other than Approved Acquisition contrary to the terms of the merger agreement; or

•	by Approved Acquisition if the Company receives a tender offer for 20% or more of its common stock and the Company’s board of directors either recommends that the stockholders tender or fails to recommend that the stockholders reject the tender offer, and the stockholders fail to approve the Approved Acquisition merger agreement.

16.	ARE THERE TERMINATION FEES IF THE MERGER IS TERMINATED?

There are termination fees in certain events including:

Termination fees paid by the Company:

•	As a material inducement to Approved Acquisition to enter into the merger agreement, the Company agreed to pay Approved Acquisition $200,000.00 plus expenses not to exceed $100,000.00 if the Company breaches a covenant or representation which has a material adverse effect on the business operations, assets or financial condition of the Company or the Bank or upon the consummation of the merger if the breach is not cured in 30 days.

•	As a material inducement to Approved Acquisition to enter into the merger agreement, the Company agreed to pay $400,000.00 to Approved Acquisition if the board of directors of the Company (i) does not recommend to its stockholders that the merger agreement be approved, (ii) withdraws or modifies its recommendation in a manner adverse to Approved Acquisition and the stockholders fail to approved the merger agreement, (iii) the board of directors fails to call or convene the meeting to vote on the merger agreement, (iv) the board approves a merger with a person or entity other than Approved Acquisition contrary to the terms of the merger agreement or (v) if the Company receives a tender offer for 20% or more of its common stock and the board of directors either recommends that the stockholders tender or fails to recommend that the stockholders reject the tender offer and the stockholders fail to approve the Approved Acquisition merger agreement.

•	The Company agreed to pay $400,000.00 to Approved Acquisition if the Company decides to do a merger with a person or entity other than Approved Acquisition and in connection with that decision either intentionally breaches a representation or warranty or intentionally delays the Approved Acquisition merger beyond December 31, 2003 in order to have it terminated.

Termination fees paid by Approved Acquisition:

•	As a material inducement to the Company entering into the merger agreement, Approved Acquisition agreed to pay the Company $200,000.00 plus expenses not to exceed $100,000.00 if Approved Acquisition breaches a covenant or representation which has a material adverse effect on the business, operations, assets or financial condition of the Company or Bank or upon the consummation of the merger, if the breach is not cured in 30 days. This $200,000.00 increases to $250,000.00 if Approved Acquisition, within 90 days of its breach, enters into a definitive agreement to purchase a bank or savings bank or bank holding company other than the Company and the Bank.

17.	WHEN AND WHERE IS THE MEETING?

The meeting will take place on December 11, 2003 @ 2PM Eastern Time, at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454. See “Information About the Meeting.”

18.	WHAT WILL BE VOTED ON AT THE MEETING?

At the meeting:

•	our stockholders will vote upon a proposal to approve the merger.

•	if necessary, the stockholders may be asked to consider adjourning the meeting in order for the Company to continue to solicit proxies from stockholders who have not yet voted or who have not voted in favor of the merger.

•	the stockholders will vote on the reelection of two directors. If the merger is approved, the newly reelected directors along with the other directors of the Company will resign pursuant to the merger agreement.

•	the common stockholders will transact other business that may come before the meeting.

See “Information About the Meeting—Voting at the Meeting.”

19.	WHO IS ENTITLED TO VOTE?

Only stockholders of record at the close of business on November 5, 2003, which is the “Record Date,” are entitled to notice of, and to vote at, the meeting. However, all holders of common stock at the time the merger is completed will be entitled to receive the merger consideration (unless the holders are pursuing their rights to dissent and have their shares appraised under Virginia law). See “Information About the Meeting—Record Date, Quorum and Required Vote.”

20.	WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

The merger must be approved by the holders of more than two thirds of the outstanding shares of common stock. See “Information About the Meeting—Record Date, Quorum and Required Vote.”

21.	HAVE ANY STOCKHOLDERS AGREED TO VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER?

Yes. Directors and certain stockholders have agreed to vote all of their shares of common stock, which represent in the aggregate approximately 60% of the outstanding shares of Company common stock, in favor of the approval of the merger agreement and the merger. See “The Proposed Merger—The Stockholders Agreement.”

22.	WHAT DO I NEED TO DO NOW?

First, read this proxy statement carefully. Then, you should complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. If your shares are held by a broker as nominee, you should receive a proxy card from your broker. See “Information About the Meeting—Voting at the Meeting.”

23.	MAY I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD OR OTHERWISE VOTED?

Yes. To change your vote you can:

•	send in a later-dated, signed proxy card or a written revocation before the meeting, or

•	attend the meeting and give oral notice of your intention to vote in person.

You should be aware that simply attending the meeting will not in and of itself constitute a revocation of your proxy. See “Information About the Meeting-Revocation of Proxies.”

24.	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

No. If the merger is completed, you will receive written instructions about how to exchange your shares of common stock for your cash payment. See “The Proposed Merger—Effective Time of the Merger and Payment for Shares.”

25.	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker will vote your shares ONLY if you provide written instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See “Information About the Meeting.”

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have any questions concerning the merger or the meeting, if you would like additional copies of the Proxy Statement or if you will need special assistance at the meeting, please call the Company at 1-757-430-1400. The summary information provided above in “question and answer” format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement. YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT (INCLUDING THE APPENDICES) IN ITS ENTIRETY.

Approved Financial Corp.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

December 11, 2003

INFORMATION ABOUT THE MEETING

Date, Time and Place

This Proxy Statement is being furnished to our stockholders in connection with the solicitation by its board of directors of proxies to be used at the annual meeting of stockholders to be held at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454 on December 11, 2003, 2PM Eastern Time, and at any adjournments thereof. The 2002 Annual Report to Stockholders, including the consolidated financial statements for the year ended December 31, 2002, accompanies this Proxy Statement, which is first being mailed to stockholders on or about November 10, 2003.

Voting at the Meeting

Regardless of the number of shares of common stock of the Company owned, it is important that stockholders be represented by proxy or present in person at the meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the board of directors of the Company will be voted in accordance with directions given in the proxy card, the merger and the approval of adjournments of the meeting, if needed, and the reelection of two directors are the only matters presently scheduled to be considered by the stockholders at the meeting. Where no instructions are indicated, proxies will be voted FOR the approval of the merger, FOR adjournment if applicable and FOR the reelection of two directors.

The board of directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournments thereof.

Revocation of Proxies

A proxy may be revoked at any time prior to its exercise by filing written notice of revocation with the secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting, filing a notice of revocation with the secretary and voting in person. However, if you are a stockholder whose shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote personally at the meeting.

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed will be borne by the Company. Proxies may also be solicited personally or by telephone, or by directors, officers, and regular employees of the Company or the Bank, without additional cost to the Company or the Bank. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Record Date, Quorum and Required Vote

The securities that may be voted at the meeting consist of shares of common stock, with each share entitling its owner to one vote on all matters to be voted on at the meeting, except as described below.

The close of business on November 5, 2003 has been established by the board of directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, and any adjournments thereof. The total number of shares of common stock outstanding on the Record Date was 5,482,114.

The presence, in person or by proxy, of a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the meeting. The meeting may be adjourned in order to permit the further solicitation of proxies if there are not sufficient votes for a quorum at the time of the meeting or for such other purposes as may be considered proper. The affirmative vote of more than two thirds of the total number of outstanding shares of common stock will be required to approve the merger and the affirmative vote of a majority of the shares voting on an action will be required to approve any other action at the meeting including the approval of any adjournment of the meeting and the reelection of two directors. The company will treat shares of common stock represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum at the meeting and for the purpose of determining the outcome of any question submitted to the stockholders for a vote.

For discussion of the circumstances under which the Company might seek to adjourn the meeting in order to solicit additional proxies in favor of the merger, see “The Proposed Merger—Adjournment of the Meeting.”

HOLDERS OF COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THEIR PROXY CARD. IF THE MERGER IS CONSUMMATED, HOLDERS OF COMMON STOCK WILL RECEIVE WRITTEN INSTRUCTIONS ON HOW TO EXCHANGE THEIR SHARES FOR THE MERGER CONSIDERATION.

THE PROPOSED MERGER

The Companies Involved

Approved Financial Corp.

Approved Financial Corp., a Virginia corporation operates primarily in the consumer finance business of originating, servicing and selling mortgage loans secured by first and subordinated liens on primarily one-to-four family residential properties. The Company currently sources mortgage loans through a network of mortgage brokers who use mortgage products offered by Approved to serve the needs of their customers who are individual borrowers. In the past we also sourced loans through an internal sales staff that originated mortgages directly with borrowers.

Its principal executive offices are located at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454. Its telephone number is 757-430-1400.

Approved Federal Savings Bank

Approved Federal Savings Bank is a federally chartered thrift institution and is a wholly owned subsidiary of the Company. All loan originations for the Company were conducted through the Bank in 2002. Its principal executive offices are located at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454. Its telephone number is 757-430-1400.

Approved Acquisition Corp.

Approved Acquisition Corp., a Michigan corporation, was organized to become the owner of the Company in the merger. It has not conducted any active business operations. Its principal executive offices are located at Maccabees Center, 25800 Northwestern Hwy., Suite 875, Southfield, Michigan 48075. Its telephone number is 248-799-4000. It was formed for the purpose of the merger.

Company Acquisition Corp.

Company Acquisition Corp., a Virginia corporation, is a wholly owned subsidiary of Approved Acquisition Corp. and was formed solely for the purpose of merging into the Company. It has not conducted any active business operations. Its principal executive offices are located at Maccabees Center, 25800 Northwestern Hwy., Suite 875, Southfield, Michigan 48075. Its telephone number is 248-799-4000. It will no longer exist after the merger.

Franklin Financial Group

Michigan Fidelity Acceptance Corp., d/b/a Franklin Financial Group, a Michigan corporation, is in the mortgage loan origination business similar to the Company. Its principal executive offices are located at Maccabees Center, 25800 Northwestern Hwy., Suite 875, Southfield, Michigan 48075. Its telephone number is 248-799-4000. It is owned by the same two principals that own Approved Acquisition.

Background of the Merger

We began to explore various opportunities to raise capital through the issuance of private or public, equity or debt securities in 2000. We filed a registration with the SEC on December 14, 2000 for the issuance of subordinated debt. However, at the request of the Office of Thrift Supervision we terminated plans to raise capital through this source.

In early 2001, the Company engaged a small investment banking firm specializing in merger and acquisition transactions within the financial services industry on a non-exclusive basis. We considered several merger, acquisition and investor opportunities, introduced by this firm as well as opportunities presented from our own network of financial services industry contacts, for sale of the Company and/or issuance of equity securities to new investors, none of which materialized.

In early 2001, negotiations were underway with an investor to acquire the Company for cash and effect a change in control. However, the investor was unsuccessful in efforts to raise capital for the transaction through the private placement of equity securities and the negotiations were terminated.

In 2001, we had regulatory restrictions primarily related to the Office of Thrift Supervision Letter of Directive dated April 2001 and Consent Supervisory Agreement dated December 2001. Since we have been operating under these directives, we have experienced tremendous difficulty recruiting and retaining certain key management positions, have not been able to diversify into new lines of business, and have been operating under restrictions on the growth of our loan portfolio and lending practices and been required to use a higher cost warehouse line of credit in lieu of FDIC certificates of deposit thus increasing our interest expense. These restrictions and challenges have made it very difficult to create additional value for common stockholders.

In October of 2001, the Office of Thrift Supervision held a conference call with the boards of the Company and the Bank and instructed them to retain an investment advisor specializing in the banking industry by December 31, 2001 for purpose of raising a minimum of $5 million in new capital.

During 2001, discussions were held with various medium to large sized investment banking firms with solid reputations in this area. However, the size of our capital need was too small for consideration by these firms. We then explored smaller, less known firms, and engaged, in December of 2001, a firm known to the Office of Thrift Supervision on a non-exclusive basis in addition to the adviser we had been working with beforehand.

We explored numerous potential investor opportunities during 2002 and 2003 of which a few progressed to advanced level negotiations whereby the investor held meetings with the Office of Thrift Supervision to discuss the potential transaction terms and business plan. The first of these advanced level negotiation investors was a foreign company, which was determined during 2002 not qualified for approval as a thrift holding company. In 2002, another investor lost its primary source for funding the acquisition when an opportunity to acquire a state chartered banking institution in lieu of our federal thrift charter became available.

In October of 2002, the OFFICE OF THRIFT SUPERVISION held a meeting with the boards of the Company and the Bank and advised that they would not remove the regulatory enforcement orders simply by means of the Company continuing to comply with the implemented corrective actions and effecting payoff of the Intercompany Promissory Note through future earnings. They instructed the directors that the OFFICE OF THRIFT SUPERVISION requires either a change in control transaction whereby the Company is recapitalized by a suitable investor who also brings in seasoned banking expertise or would expect the Company to elect for voluntary dissolution. As a result the board of directors ordered the management to prioritize the OFFICE OF THRIFT SUPERVISION instructions related to capital initiatives and to run a parallel analysis and plan for voluntary dissolution of the Company.

In late 2002, we began negotiations with another investor and entered into a nonbinding letter of intent in December 2002. This investor also held meetings with the Office of Thrift Supervision. This proposed transaction, which would have provided stock as opposed to cash consideration to stockholders, reached the stage of a near final definitive agreement in the summer of 2003, however, the definitive agreement was not approved because the acquiror could not confirm the availability of financial resources to consummate the transaction.

During 2003, we also began discussions with the principals who now own Approved Acquisition. We entered into a nonbinding letter of intent after they confirmed the availability of financial resources to be able to close the transaction. This resulted in the merger agreement which was signed September 30, 2003.

During 2003, the Company also ran an analysis for voluntary dissolution. We began selling aged loans formally designated as held for yield loan portfolio and recorded expenses related to valuation allowance charges to mark to market the few remaining loans in this category to facilitate an easier wind down should the Office of Thrift institution enforce this option. Due to the numerous unknown variables related to a voluntary dissolution and the unpredictable cash flow timing and quantification, it is the opinion of the board of directors that a liquidation would result in less consideration to stockholders and that the merger agreement would be in the best interest of the stockholders.

Opinion of Summit and Findley

The Company has retained Summit and Findley to provide a fairness opinion in connection with the merger. Summit and Findley rendered to the board of directors of the Company a preliminary opinion in connection with the execution of the merger agreement followed by its updated formal written opinion dated October 20, 2003 that the merger consideration as defined in the merger agreement was fair from a financial point of view to the holders of Company common stock. A copy of that opinion letter issued by Summit and Findley is attached as Appendix B to this proxy statement and should be read in its entirety. The following summary is qualified in its entirety by reference to the full text of the opinion. The opinion is addressed to the board of directors of Company and does not constitute a recommendation to any shareholder of Company as to how such shareholder should vote.

In connection with its fairness opinion, Summit and Findley, among other things:

(a)	reviewed certain publicly available financial and other data with respect to Company, including the financial statements for recent years and the interim period to June 30, 2003, and certain other relevant financial and operating data relating to Company made available to Summit and Findley from published sources and from the internal records of Company;

(b)	reviewed certain financial and other data with respect to the Company and its principals;

(c)	reviewed the agreement;

(d)	reviewed certain historical market prices and trading volumes of the Company’s stock;

(e)	compared Company from a financial point of view with certain other banks and savings institutions and bank and savings institution holding companies that Summit and Summit and Findley deemed to be relevant;

(f)	considered the financial terms, to the extent publicly available, of selected recent business combinations of banks and savings institutions and bank and savings institution holding companies that Summit and Findley deemed to be comparable, in whole or in part, to the merger;

(g)	reviewed and discussed with representatives of the management of Company certain information of a business and financial nature regarding Company furnished to Summit and Findley by Company, including financial forecasts and related assumptions of Company;

(h)	made inquiries regarding and discussed the merger and the merger agreement, and other matters related to the merger and merger agreement with Company’s counsel; and

(i)	performed such other analyses and examinations as Summit and Findley deemed appropriate.

Specifically, Summit and Findley reviewed the following documentation of the Company and the Bank relative to issuing its opinion:

i)	the audited financial statements for the fiscal years ended December 31, 1999 through December 31, 2002 and the unaudited financial statements for the six months ended June 30, 2003, as reported in the companies’ quarterly reports on Form 10-Q and internal financial reports;

ii)	the Thrift Financial Reports covering the period through June 30, 2003, the latest available period;

iii)	the latest available asset/liability composition and performance statistics;

iv)	internally-generated management information and reports on loan sales, portfolio performance statistics, payroll reports, deposit statistics, furniture, fixtures, and equipment itemizations, and other information, as they have deemed necessary, including requiring management to generate ad hoc reports where feasible, timely, and non cost-prohibitive; and

v)	the Office of Thrift Supervision regulatory issues and current status thereof including operational restrictions or requirements of the Letter of Directive and Supervisory Agreement issued in 2001.

In consideration with its opinion, Summit and Findley:

•	Used a book value per share of Company common stock of $0.39 at September 30, 2003;

•	Assumed that all outstanding options would be cancelled;

•	Assumed that there would be 5,482,114 shares of Company common stock outstanding immediately prior to completion of the merger; and

•	Used a total consideration to be paid to the Company’s stockholders in the merger of $2,163,142, based on the September 30, 2003 book value.

Company Share Price Trading Range. The September 30, 2003 estimated book value of $.39 a share reflects a premium of $.19 over the closing market price of $0.20 on October 1, 2003, the last trading day before the public announcement of the merger and a premium of $.17 per share over the average closing price of $.22 for days with trading activity for the 22 trading day period prior to the announcement of the merger. The closing price during the six months preceding September 30, 2003 ranged from $.15 to $.34.

The market price for the common stock did exceed $.39 at one point during the first quarter of 2003. However, the trading history for the common stock over more extended periods of time prior to the announcement of the merger indicates that the common stock has not consistently maintained price levels in excess of $.39 since the third quarter of 2001.

Although public companies sales tend to use the highest recent trading-price as a base-line for price, the Company’s trading price does not take into consideration the discount applied to purchase price for small companies due to the lack of float, the limited number of suitors, and any regulatory enforcement action impacting the company’s operations. Based on preliminary analysis, the Company’s adjusted book value, calculated as of September 30, 2003 is approximately $2,163,214, which takes into account an accrual provision for estimated transaction expenses totaling $432,500. The fact that the company has been trading below book value, makes its public price a poor proxy for value.

Discounted Cash Flow Analysis. Summit and Findley examined the results of a discounted cash flow analysis designed to compare the current merger consideration with the present value, under certain assumptions, that would be attained if Company remained independent through 2006 and was at that time acquired by a larger financial institution. The results produced in the analysis did not purport to be indicative of actual values or expected values of Company at such future date. Due to a variety of factors, including the ability of the Company to continue as a going concern and the regulatory restrictions on operations, Summit and Findley believe that the probability that the Company would be able to reach a value over a five year holding period is highly unlikely. While these concerns are factored into both the discount rates applied and the stock prices being derived, Summit and Findley included this discounted cash flow analysis for information purposes only and did not consider this methodology in deriving a fair value for the Company.

Liquidation Analysis. Summit and Findley performed a liquidation analysis of Company which assumed the Company’s assets were sold to satisfy debt holders and the proceeds were distributed to its shareholders in lieu of the contemplated merger. In their opinion, the Company would generate a liquidation value (assets being sold piecemeal to prospective buyers for cash, minus associated liabilities, over a 180-270 day period in accordance with an Office of Thrift Supervision approved liquidation plan) of approximating $1.32 million, not including the expense associated with their sale (commissions, fees, attorneys costs, etc.) and with no estimated provision for expense related to unforeseen risks or liabilities. Based on 5,482,114 shares of Company common stock outstanding this would equate to $.24 per share.

Net Tangible Equity after Liquidation Adjustments

Asset Adjustments	As of Sept. 30, 2003	Adj.(+/-)	Liquidated Value
Mortgage loans held for sale, net	22,395,994	(335,940)	22,060,054
Real estate owned, net	620,968	(186,290)	434,678
Premises and equipment, net	2,757,047	(57,047)	2,700,000
Other assets	640,332	(64,033)	576,299

Total Assets (Adj.)	26,414,341	(643,311)	25,771,030

Liabilities Adjustments
Certificates of deposit	39,936,129	(399,361)	39,536,768
Money Market Accounts	513,206	(10,264)	502,942
Accrued Liabilities	1,425,597	213,840	1,211,757

Total Liabilities (Adj.)	41,874,932	(195,786)	41,251,467

Total Shareholders’ Equity	2,163,412	(839,097)	1,324,315

Analysis of Selected Bank Merger Transactions. Summit and Findley reviewed the consideration paid in recently completed transactions in which banks, thrifts, and financial institution holding companies were acquired. Specifically, Summit and Findley reviewed eleven (11) transactions involving acquisitions of banks or savings institutions in Virginia, Pennsylvania, North Carolina, South Carolina, Illinois, Texas and other states completed since May 30, 2003. These transactions were selected due to their regional location in proximity to Company, their charter, their asset size and range, and whether or not they were held by a bank or thrift holding company, together with other characteristics that make them a proxy for Company. Although Company is a single branch entity, branch sales of larger institutions were not considered, as they do not represent a full-fledged banking operation. The transactions analyzed were:

•	Marked Tree Bancshares, Inc. of Marked Tree, Arkansas sold to Pocahontas Bancorp, Inc of Jonesboro, Arkansas

•	Liberty Savings & Loan Association of Liberty, North Carolina sold to Security Savings Bank, SSB of Southport, South Carolina

•	Northern State Bank of Towanda, Pennsylvania sold to Legacy Bank of Harrisburg, Harrisburg, Pennsylvania

•	Carolina Community Bancshares, Inc. of Latta, South Carolina sold to First Bancorp, Inc. of Troy, North Carolina

•	State Bank of Seaton, Seaton, Illinois sold to River Valley Bancorp, Inc. of Eldridge, Indiana

•	Wyman Park, Bancorp, Inc. of Lutherville Maryland sold to Bradford bank of Baltimore, Maryland

•	Corpus Christi Bancshares of Corpus Christi, Texas sold to Texas Regional Bancshares, Inc. of Allen, Texas

•	Enterprise Bancorp, Inc. of Oxon Hill, Maryland merged with First Liberty Bancorp, Inc. of Washington, D.C.

•	CNB Holdings Inc. of Pulaski, Virginia sold to Mountain Bank Financial Corporation of Hendersonville, North Carolina

•	BankDallas State Savings Bank of Dallas, Texas sold to Prosperity Bancshares, Inc. of Houston, Texas

•	SFSB Holding Co. of Pittsburgh, Pennsylvania sold to Laurel Capital Group, Inc. of Allison Park, Pennsylvania.

For each bank acquired in such transactions, Summit and Findley compiled figures illustrating, among other things, the ratio of the premium or discount (i.e. purchase price relative to book value) to deposits, purchase price to book value and purchase price to previous year’s earnings. Summit and Findley compared the information with respect to those transactions to the ratios implied by the merger:

The following table presents the results of that analysis:

	Median All Selected Acquisitions	Median 5 Selected Thrift Transactions	Company Value
Premium to deposits	6.73	2.17	-0.97

Ratio of purchase price to book value	1.39	1.18	1.00

Ratio of purchase price to previous years earnings	16.60	13.89	N/A

The Company Value results were based on total merger consideration of $2,163,412. Summit and Findley determined that while the price to book value for Company and ratio of purchase price to book value is below the median ratios for all selected acquisitions and the ratio of purchase price to previous years earnings is below the median ratios for the selected transactions, Company’s operating history, recent economic factors and general economic uncertainties warrants a lower ratio of purchase price to book value. Summit and Findley has observed over the past two years a general decrease in the purchase prices of bank and thrift acquisitions in the $50-150 million range.

No other company or transaction used in the above analysis as a comparison is identical to Company, or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which Company, and the merger are being compared.

Comparable Company Analysis. Using public and other available information, Summit and Findley compared certain financial ratios of Company, including the ratio of net income to average total assets (“return on average assets”), the ratio of net income to average total equity (“return on average equity”), the ratio of average equity to average assets and certain credit ratios estimate for the year ending December 31, 2002, to a peer group consisting of 20 selected banks, savings institutions and bank and savings institution holding companies located in the Mid-Atlantic States. No company used in the analysis is identical to Company. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

The results of this analysis indicated that Company performed in the lowest quintile relative to the peer group level on the basis of profitability in 2002. Company’s return on average assets and return on average equity for 2002 were slightly below peer group levels, inclusive of its interest spread factors (interest earned on assets minus interest paid on liabilities). Company’s performance in 2002 showed below peer group levels concerning non-performing assets. Company’s capital ratios were significantly below peer group level.

Other Specific Factors Affecting the Opinion were:

a) Company stockholders shall receive cash at closing for the full value of their shares and are not relying on the performance of the acquiring entity for consideration. If this transaction was structured as a stock-swap (which is customary in merger transactions), it would be difficult to determine an appropriate exchange rate (based on the illiquid, non-public nature of acquiror) and the shareholders would be relying on the future performance. They also noted that based on prior offers issued for Company stock, which were tendered as stock-for-stock transactions, the cash nature of this transaction represents a more satisfactory solution.

b) According to the terms of the transaction, all indemnification liability will rest with the insider subordinated promissory note holders, capped at $700,000 in the aggregate. It is customary for the holders of common stock in any sale or merger to bear that liability for a pre-negotiated period of time, in compliance with applicable federal and state statutes governing the sale of securities. In this particular case, the shareholders will bear no liability associated with representations and warranties made to the acquiring company.

c) The adjustments to book value (market value determination metrics) are both fair and in some cases even lenient with respect to the sale of mortgage loans and the assignment of certificates of deposits. To determine the fair market value of the loans held for sale and yield, the transaction contemplates Company garnering at least two bids for all loan portfolios, stratified in any manner the company selects, to obtain the highest bids by secondary market loan investors the company chooses at its sole discretion. Historically, the premiums realized upon sale have averaged between 250 and 450 basis points above the face amounts. The fair market value shall be realized as that purchase price quotation assigned by the highest bidder. This is a far more lenient methodology than applying a discounted cash flow methodology, which is customary. Furthermore, in our opinion, Company maintains a cost of funds on its deposits, excluding the certificates of indebtedness, that is 75-100 basis points above the average for banks its size, yet there is no discount applied to their cost or non-core nature.

d) The the Company is currently operating under a supervisory agreement issued by the Office of Thrift Supervision, which regulates the Company and the Bank. The Office of Thrift Supervision deems the Bank to be in the category of a troubled institution. Typically, banks of similar size that have been sanctioned in a similar format by the regulators will trade at a discount (ranging from slight to steep, on an adjusted price basis) to book value (as the perceived cost to improve the banks capital structure, risk profile, market position and other factors can be prohibitive to a suitor). In this case, the company is being sold at the equivalent of adjusted book value.

e) Other factors adversely affecting a company’s going-concern position, such as the cost to maintain its public reporting requirements with the Securities and Exchange Commission and a significant lack of access to liquidity enjoyed by healthier institutions, is not factored into the purchase price, since the acquiror will take the company private and provide additional liquidity in the form of a recapitalization.

The foregoing summarizes the material portions of Summit and Findley’s report, but does not purport to be a complete description of the presentation by Summit and Findley to Company’s board of directors of the analyses performed by Summit and Findley. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Summit and Findley believe that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Company board of directors.

In performing its analyses, Summit and Findley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Company. The analyses performed by Summit and Findley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Summit and Findley’s analysis of the fairness, from a financial standpoint, of the merger consideration to be received by the holders of Company stock and was provided to Company board of directors in connection with the delivery of Summit and Findley’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Summit and Findley used in its analyses various projections of future performance prepared by the management of Company. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

In rendering its fairness opinion, Summit and Findley relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information reviewed by Summit and Findley for purposes of its opinion. Summit and Findley did not make an independent evaluation or appraisal of the assets and liabilities of Company, Company did not impose any limitations or restrictions with respect to the scope of Summit and Findley’s investigation or the procedures or methods it followed, or with regard to any other matters relating to Summit and Findley’s rendering of the opinion regarding the fairness of terms of the merger. Summit and Findley did not participate in negotiations regarding the merger agreement.

Company’s board of directors selected and instructed Summit and Findley to render an opinion with respect to the fairness of the Company merger consideration to the holders of Company common stock from a financial point of view based on its belief that Summit and Findley is experienced and qualified in such matters. Summit and Findley has extensive experience in the evaluation of banks in connection with mergers and acquisitions, and valuations for corporate and other purposes. In over 40 years of bank consulting, Summit and Findley has been involved in the creation, development, merger and acquisition of hundreds of financial institutions.

Pursuant to its engagement letter with Summit and Findley, Company agreed to pay Summit and Findley a fee of $30,000 for Summit and Findley’s services rendered to Company in connection with the fairness opinion plus time and expenses identified with updates to the fairness opinion and commenting on applications or the proxy statement. Company has agreed to indemnify Summit and Findley against certain liabilities and expenses in connection with its services as financial advisor to Company. Summit and Findley do not own any shares of Company stock.

Financial Interests of Certain Persons in the Merger; Conflicts of Interest

In considering the recommendation of the board with respect to the merger, the common stockholders should be aware that the directors of the Company have financial interests in connection with the Merger that may be different from the stockholders.. The board was aware of these interests and considered them among the other matters described under “—Recommendation of the Board of Directors; Reasons for the Merger.” These interests include the following:

•	Officers and directors as a group own approximately 60% of the common stock of the Company and therefore have a significant influence on the vote required for approval of the merger.

•	Four directors as a group, hold subordinated debt of the Company in the amount of, $1,767,892. This subordinated debt as part of the merger will be assumed by Franklin Financial Group., a separate company owned by the principals of Approved Acquisition. However, these directors have agreed to pledge $700,000 of this subordinated debt or approximately forty percent (40%) of the $1,767,892 as collateral to Approved Acquisition as an indemnification setoff for unknown liabilities discovered post closing of this merger related to events caused by Company or its subsidiary occurring before closing.

•	Three executive officers will receive severance compensation in an amount not to exceed the equivalent of one year of their current base salary.

Material Federal Income Tax Consequences

The following discussion summarizes the material federal income tax considerations relevant to the merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of common stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

THIS TAX DISCUSSION IS BASED UPON PRESENT LAW. THE COMPANY DID NOT OBTAIN A TAX OPINION REGARDING THE INCOME TAX CONSEQUENCES OF THE MERGER. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS, THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS, AND THE BASIS OF THE HOLDER IN THE COMMON STOCK.

The receipt of the merger consideration by holders of common stock will be a taxable transaction for federal income tax purposes. Each holder’s gain or loss per share will be equal to the difference between the merger consideration and the holder’s cost basis per share in the common stock. Such gain or loss generally will be a capital gain or loss provided that the holder held the common stock as a capital asset. Capital gain or loss will be treated as long-term capital gain or loss if the holder held the common stock for more than one year, and will be treated as short-term capital gain or loss if the holder held the common stock for one year or less.

A holder of common stock may be subject to backup withholding at the rate of 31% with respect to the merger consideration received, unless the holder: (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number (“TIN”), and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding, each holder must provide the Company or its agent with his or her correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of common stock who does not provide the Company with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the “IRS”), as well as backup withholding. The Company (or its agent) will report to the holders of common stock and the IRS the amount of any “reportable payments,” as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

Recommendations of Boards of Directors of Approved Financial Corp and Approved Federal Savings Bank and Reasons for the Merger

The Company’s reason for carrying out the merger is to provide the public holders of the Company’s common stock with the opportunity to receive a fair price for their shares. The board of directors has unanimously determined that the terms of the merger are fair to, and in the best interests of all the stockholders. The merger agreement was unanimously approved by the board, including the members of the board who are not employees of the Company, and the board recommends that stockholders vote for the proposal to approve and adopt the merger agreement.

Pursuant to the stockholder agreement, each of the Company’s directors and executive officers will vote all of his or her shares of common stock in favor of the proposal to approve and adopt the merger agreement.

In making its unanimous determination that the terms of the merger are fair to, and in the best interests of, the holders of the common stock, to approve the merger agreement and to recommend that stockholders approve and adopt the merger agreement, the board considered:

•	We have had regulatory restrictions primarily related to the Office of Thrift Supervision Letter of Directive dated April 2001 and Consent Supervisory Agreement dated December 2001. Since we have been operating under these directives, we have experienced tremendous difficulty recruiting and retaining certain key management positions, have not been able to diversify into new lines of business, and have been operating under restrictions on the growth of our loan portfolio and lending practices and been required to use a higher cost warehouse line of credit in lieu of FDIC certificates of deposit thus increasing our interest expense. These restrictions and challenges have made it very difficult to create additional value for common stockholders.

•	The Office of Thrift Supervision verbally advised the boards of directors of the Company and the Bank to raise additional capital for the Bank either directly or through a merger or acquisition.

•	The opinion of Summit and Findley that the merger consideration is fair from a financial point of view to the holders of the common stock. The board of directors reviewed the independent financial analyses performed by Summit and Findley and found them to be reasonable and believed that Summit and Findley’s conclusion that the price to be paid in the merger was fair from a financial point of view to the holders of the common stock was a reasonable conclusion based on the analyses performed. The board did not perform any independent analysis of the factors described in Summit and Findley report or of other factors not considered by Summit and Findley. The opinion of Summit and Findley indicates that the merger is fair from a financial point of view to the holders of the common stock based on the September 30, 2003 estimated book value, which could be higher or lower at closing.

•	The board reviewed current and historical market prices for the Company’s shares, the declining per share price of the common stock prior to the time of the public announcement of the proposed merger, the possibility that the price would remain depressed or continue to decline. The board also concluded that the merger consideration as of September 30, 2003 represented a premium over the market price of the common stock one week prior to the October 1, 2003 announcement of the proposed merger, one month prior to that date, three months prior to that date, and over the 22-day trading period (approximately one month) immediately preceding the announcement.

•	The board of directors considered the alternatives. The board is of the opinion that the most likely alternative would be a voluntary or involuntary dissolution, both of which would, in the opinion of the board, result in less consideration than the merger consideration.

•	The board considered prior proposals for merger or sale and concluded that the terms of this merger were more favorable.

•	The requirement that the merger be approved by more than two thirds of the holders of common stock.

•	The availability of appraisal rights under Virginia law for stockholders of the Company who believe that the terms of the merger do not reflect the value of the common stock, which rights are described under “—Rights of Dissenting Shareholders.”

The board also considered the following negative factors:

•	the fact that the holders of the common stock will have no ongoing equity participation in the Company following the merger;

•	the fact that in the event of a sale of the Company in the future, the holders of common stock will not be able to participate in any premium that might result from such a sale.

In connection with its advice with respect to the merger, Summit and Findley discussed with the board information it had considered and a number of statistical analyses performed by it. Summit and Findley also provided the board a written report, reflecting a portion of such information and analyses (the “Report”). The Report was one of a variety of factors considered by the board. See “—Opinion of Summit and Findley.”

The board recognized that consummation of the merger will deprive the holders of the common stock of the opportunity to participate in any future growth of the Company and, accordingly, gave consideration to the Company’s results of operations and the Company’s future prospects in reaching its determination to recommend approval and adoption of the merger agreement.

Based upon its consideration of all of the factors described above, the board arrived at its determination that the terms of the merger are fair to, and in the best interests of, the holders of the common stock and that the board of directors should recommend that the stockholders of the Company approve and adopt the merger agreement.

In view of the circumstances and the factors considered in connection with its evaluation of the merger, the board of directors did not find it practicable to assign relative weights to the factors considered in reaching its decision.

Certain Effects of the Merger

If the merger is completed, Company Acquisition Corp., a wholly owned subsidiary of Approved Acquisition Corp. will merge into the Company. The Company will survive the merger as a wholly owned subsidiary of Approved Acquisition Corp. In addition, the common stock will no longer be publicly traded and price quotations with respect to sales of shares in the public market will no longer be available. The registration of the common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated, and this termination will eliminate the Company’s obligation to file periodic financial and other information with the Securities and Exchange Commission and will make most other provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirements of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable.

Merger Consideration

Each stockholder will receive cash without interest, equal to the book value as of the end of the last full month preceding closing of one share of common stock as determined by the merger agreement for each share of common stock owned immediately prior to the merger. The exact amount will not be known until closing. As of September 30, 2003, the book value per share was estimated to be $.39. The book value at closing may be higher or lower depending on several factors including among others, whether the Company has a profit or loss during the period between September 30, 2003 and the end of the last full month preceding closing and the fair market value of loans held for sale and loans held for yield at the end of the last full month preceding closing.

For purposes of the merger agreement, book value of the Company is defined as the consolidated total stockholders’ equity of the Company as determined in accordance with Generally Accepted Accounting Principles as of the month end prior to closing less any accrued or paid expenses between the month end prior to closing and the effective time that relate to legal and financial advisory fees related to the transactions contemplated by this agreement. Additionally, book value shall be subject to further adjustment for the amount of any mark-to-market valuation adjustments on assets and liabilities as of the month end prior to closing excepting the real estate, building and related improvements, and mortgage loan payables securing such properties which shall be valued at their respective net book values as of the month end prior to closing. The valuation methodology which will be employed for each of the Company’s principal balance sheet accounts is set forth below:

Asset/Liability	Valuation Methodology
Assets:
Cash	reconciled balance under GAAP
Investments	market quote
Mortgage Loans Held for Sale	market quote
Mortgage Loans Held for Yield	market quote
Real Estate Owned	book value
Furniture and Equipment	book value
Other Assets:
Goodwill	book value
Prepaid Expenses	book value
Accounts Receivable	book value
Impounds Net of Allowances and Deferrals	ascribed value of 20% of book value
Other Miscellaneous Assets	book value

Liabilities:
Money Market Accounts	no adjustment
Certificates of Deposit	book value
Revolving Warehouse Loans	no adjustment (to be repaid)
Subordinated Debt:
Promissory Notes	net book value
Certificates of Indebtedness	+ $185,000 fixed dollar adjustment
Accrued and Other Liabilities	net book value

No Indemnification Against Company or Unaffiliated Stockholders

The Company made representations and warranties to Approved Acquisition Corp. and Franklin Financial Group in the merger agreement, which is customarily done in mergers. In the merger agreement any obligation to indemnify has been assumed by certain directors and executive officers holding notes due them from the Company, so that any indemnification will result in an offset against those notes but will not effect the merger consideration to nonaffiliated stockholders. There is a limit of $700,000 to the offset, but no right to seek indemnity from the Company or its unaffiliated stockholders.

Transfer of Assets to Franklin Financial Group

Immediately prior to the merger, certain assets and liabilities of the Company and its subsidiary will be transferred to Franklin

Financial Group for cash based on the same book value determination in the merger agreement. These assets and liabilities are ones that Approved Acquisition Corp. did not want to remain in the Company or Bank after the merger.

Possible Adjournment of the Meeting

In addition to be being asked to vote on whether to approve the merger agreement, the holders of the common stock are also being asked to grant a proxy giving the proxy holders the authority to vote their shares in favor of an adjournment of the meeting. Although the Company has attempted to allow sufficient time for the holders of the common stock to submit their proxies to the Company, the Company wants to be prepared in the event an adjournment of the meeting is necessary in order to give the Company the opportunity to solicit additional proxies. Because approval of the merger requires the affirmative vote of more than two thirds of the outstanding shares of common stock, a holder of common stock that votes for adjournment of the meeting will be giving the Company the ability to solicit additional proxies from stockholders who have not yet voted, and to attempt to obtain additional proxies in favor of the merger from stockholders who have voted against the merger. The Company does not know whether an adjournment will be necessary, and will not seek an adjournment if sufficient number of proxies in favor of the merger have been received on or prior to the date of the Meeting.

Effective Time of the Merger and Payment for Shares

The effective time of the Merger will occur as soon as practicable after the meeting, subject to approval of the merger agreement at the meeting and satisfaction or waiver of the terms and conditions of the merger agreement and approval of the merger by the Office of Thrift Supervision if such approval has not occurred prior to the meeting. It is currently expected that the merger will take place within several business days of the meeting. Detailed instructions with regard to the surrender of stock certificates, together with a letter of transmittal, will be forwarded to stockholders by the Company’s transfer and payment agent, Wachovia Bank, promptly following the effective time. Stockholders should not submit their stock certificates to the payment agent until they have received such materials. The payment agent will send payment of the merger consideration to stockholders as promptly as practicable following receipt by the payment agent of their stock certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of stock certificates. Stockholders should not send any stock certificates to the Company or the payment agent at this time.

Treatment of Stock Options

The Company is required to cancel all options which have been granted by the Company to purchase shares of the Company’s common stock, and which is outstanding and exercisable but unexercised immediately prior to the effective time. There are no stock options issued and outstanding that have an exercise price below $4.00 per share and therefore all options are currently worthless and are deemed to be ‘out of the money’.

The Merger Agreement and Stockholder Agreement

The following description summarizes some of the material provisions of the merger agreement and the stockholder agreement. Stockholders should read carefully the merger agreement and the stockholder agreement, which are attached as Appendix A and D.

THE MERGER AGREEMENT

Conditions to the Completion of the Merger. All parties to the merger agreement are obligated to complete the merger only if they satisfy or, in some cases, waive several conditions which include the following:

•	the holders of more than two thirds of the outstanding shares of common stock must have voted in favor of adopting the merger agreement;

•	no temporary restraining order, preliminary or permanent injunction or other or decree issued by any court of competent jurisdiction or other legal restraint or prohibition which has the effect of preventing the completion of the merger may be in effect;

•	certain consents, approvals, authorizations, including Office of Thrift Supervision approval, must have been obtained.

In addition, Approved Acquisition Corp. will be obligated to complete the merger only if:

•	Each of the obligations of the Company and the Bank required to be performed by them at or prior to the closing pursuant to the terms of this agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Company and the Bank contained in this agreement shall have been true and correct.

•	All holders of Company options shall enter into cancellation agreements with respect to such Company options.

•	Holders of Company common stock who dissent from the merger shall hold 13% or less of the Company common stock immediately prior to the effective time.

•	The Office of Thrift Supervision shall have terminated the Supervisory Agreement.

•	The Company and the Bank shall have furnished such certificates of its officers or others and such other documents to evidence fulfillment of the conditions.

•	The average monthly nonconforming residential mortgage loan originations by the Company and the Bank shall be no less than $12 million for the last full three-month period immediately prior to closing and no less than $12 million for the last full month immediately prior to closing.

In addition, each party’s obligation to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of each party set forth in the merger agreement that are qualified as to materiality being true and correct, and the representations and warranties that are not qualified as to materiality being true and correct in all material respects, in each case as of the date of the merger agreement and as of the date on which the merger is to be completed with the same effect as though made on and as of the date on which the merger is to be completed, or, if such representations and warranties expressly relate to an earlier date, then as of such date; and

•	each party to the merger agreement having performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the date on which the merger is to be completed.

The Company can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

No Solicitation. The merger agreement provides that the Company and the Bank and their respective officers or directors will not, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 9.9% of the outstanding equity securities of the Company or the Bank.

They further agreed not to engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

The merger agreement provides, however, that nothing contained in the merger agreement would prevent the Company or the Bank from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Company receives from the person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, the Company board of directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and in the case referred to in clause (D) above, the Company board of directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated.

The Company and the Bank further agree that they would notify Approved Acquisition Corp. immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives.

Termination. The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by the stockholders of the Company:

•	by mutual written consent of the parties hereto;

•	by Approved Acquisition Corp. or the Company (i) if the effective time shall not have occurred on or prior to December 31, 2003, or (ii) if a vote of the stockholders of the Company is taken and such stockholders fail to approve the merger agreement at the meeting of stockholders (or any adjournment thereof) of the Company unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe its agreements in all material respects set forth herein to be performed or observed by such party at or before the effective time;

•	by Approved Acquisition Corp. or the Company upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

•	by Approved Acquisition Corp. in writing if the Company or the Bank has, or by the Company or the Bank in writing if Approved Acquisition Corp. has, breached (i) any covenant or undertaking contained herein or in the agreement of merger, or (ii) any representation or warranty contained herein, which, in the case of either (i) or (ii), breach would have a material adverse effect on the business, operations, assets or financial condition of the Company and the Bank taken as a whole or Approved Acquisition Corp., or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the effective time;

•	by Approved Acquisition Corp. or the Company in writing, if any of the applications for prior approval are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the board of directors of Approved Acquisition Corp. or the Company, as applicable, would materially impair the value of the Company and the Bank taken as a whole to Approved Acquisition Corp., or would materially adversely affect the terms of the merger as they relate to the stockholders of the Company and the time period of appeals and requests for reconsideration has run;

•	by Approved Acquisition Corp. if (i) at any time prior to the meeting of stockholders of the Company to consider the agreement, the Company shall have breached the “No Solicitation” section, (ii) the Company’s board of directors shall have failed to make its recommendation referred to the stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Approved Acquisition Corp. and the Company’s stockholders fail to approve the merger agreement at the meeting of stockholders of the Company or (iii) the Company shall have materially breached its obligations by failing to call, give notice of, convene and hold a meeting of the Company’s stockholders;

•	by Approved Acquisition Corp. if a tender offer or exchange offer for 20% or more of the outstanding shares of Company common stock is commenced (other than by Approved Acquisition Corp.), and the Company’s board of directors (i) recommends that the stockholders of the Company tender their shares in such tender or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act or (ii) fails to recommend that such stockholders reject such tender offer or exchange offer within the recommendation period and such stockholders fail to approve the merger agreement at the meeting of stockholders of the Company.

Termination Fees. There are termination fees in certain events including:

Termination fees paid by the Company:

•	As a material inducement to Approved Acquisition to enter into the merger agreement, the Company agreed to pay Approved Acquisition $200,000.00 plus expenses not to exceed $100,000.00 if the Company breaches a covenant or representation which has a material adverse effect on the business operations, assets or financial condition of the Company or the Bank or upon the consummation of the merger if the breach is not cured in 30 days.

•

As a material inducement to Approved Acquisition to enter into the merger agreement, the Company agreed to pay $400,000.00 to Approved Acquisition if the board of directors of the Company (i) does not recommend to its stockholders that the merger agreement be approved, (ii) withdraws or modifies its recommendation in a manner adverse to Approved Acquisition and the stockholders fail to approved the merger agreement, (iii) the board of directors fails to call or convene the meeting to vote on the merger agreement, (iv) the board approves a merger with a person or entity other than Approved Acquisition contrary to the terms of the merger agreement or (v) if the Company receives a tender offer for 20% or more of its common stock and the board of directors either recommends that the stockholders tender or fails to recommend that the stockholders reject the tender offer and the stockholders fail to approve the Approved Acquisition merger agreement.

•	The Company agreed to pay $400,000.00 to Approved Acquisition if the Company decides to do a merger with a person or entity other than Approved Acquisition and in connection with that decision either intentionally breaches a representation or warranty or intentionally delays the Approved Acquisition merger beyond December 31, 2003 in order to have it terminated.

Termination fees paid by Approved Acquisition:

•	As a material inducement to the Company entering into the merger agreement, Approved Acquisition agreed to pay the Company $200,000.00 plus expenses not to exceed $100,000.00 if Approved Acquisition breaches a covenant or representation which has a material adverse effect on the business, operations, assets or financial condition of the Company or Bank or upon the consummation of the merger, if the breach is not cured in 30 days. This $200,000.00 increases to $250,000.00 if Approved Acquisition, within 90 days of its breach, enters into a definitive agreement to purchase a bank or savings bank or bank holding company other than the Company and the Bank.

Conduct of Business Pending the Merger. Under the merger agreement, the Company has agreed that, prior to the effective time of the merger, except with the prior consent of Approved Acquisition Corp., it will not:

•	amend or change any provision of its Articles of Incorporation, Charter or Bylaws unless such amendment shall be necessary to complete the merger;

•	change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, aware, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

•	declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company;

•	grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of the Company or the Bank in effect on the date hereof and disclosed to Franklin Financial Group and Approved Acquisition Corp.) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, executive officers or employees; or award any increase in compensation or benefits to its directors, officers or employees;

•

enter into or modify (except as may be required by applicable law or as may be required in the merger agreement, with the prior written consent of Franklin Financial Group and Approved Acquisition Corp., which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice and policies;

•	purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

•	enter into any new capital commitments or make any capital expenditures in excess of $10,000 each, and $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

•	file any applications or make any contract with respect to branching or site location or relocation;

•	make any material change in its accounting methods or practices, other than changes required by outside independent CPAs, the Office of Thrift Supervision or changes in applicable laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in applicable laws or regulations;

•	change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law or regulations;

•	enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

•	incur any liability for borrowed funds (other than in the case of deposits, federal funds purchased, securities sold under agreements to repurchase and FHLB or warehouse line of credit advances in the ordinary course of business) or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted.

•	acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

•	engage in any transaction with an affiliate not in the ordinary course of business consistent with past practice;

•	discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

•	enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

•	invest in any investment securities other than United States government agencies and insured certificates of deposit with a maturity of two (2) years or less or federal funds;

•	make or commit to make any loan to any one person or entity except mortgage loans originated in the ordinary course of business (together with affiliates of such person or entity) in excess of $300,000 in the aggregate;

•	take any action that would result in any of its representations and warranties contained in Article II of this agreement not being true and correct in any material respect at the effective time;

•	modify or curtail any of its wholesale mortgage operations, including changing its mortgage origination policies, underwriting guidelines, closing policies or quality control policies or fail to meet any obligation under any of its agreements with its loan purchasers; or

•	agree to do any of the foregoing.

Representations and Warranties. The merger agreement contains customary representations and warranties relating to, among other things:

•	corporate organization and similar corporate matters of each of the parties;

•	the capital structure of the Company, including outstanding indebtedness;

•	authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of the parties;

•	documents filed by the Company with the Securities and Exchange Commission, the accuracy of the financial statements and other information contained in such documents and the absence of undisclosed liabilities of the Company;

•	the accuracy of information supplied by each of the parties in connection with this proxy statement;

•	absence of certain changes or events concerning the Company;

•	outstanding and pending litigation of the Company;

•	certain contracts of the Company;

•	compliance with applicable laws by the Company;

•	absence of changes in benefit plans and employment agreements, and labor relations, of the Company;

•	environmental matters that might have material adverse effects on the Company;

•	matters relating to the Employee Retirement Income Security Act for the Company and other employee benefits matters;

•	filing of tax returns and payment of taxes by the Company;

•	title to material properties and assets of the Company;

•	securities filings and regulatory reports;

•	insurance policies of the Company;

•	disclosures made by the Company;

•	satisfaction of certain state takeover statutes’ requirements for the Company;

•	allowance for loan losses by the Company;

•	engagement and payment of fees of brokers, investment bankers, finders and financial advisors by the Company and amount of fees of other advisors to the Company in connection with the merger agreement and the merger;

•	receipt of fairness opinion by the Company from its financial advisor;

Set off. The merger agreement provides that if the merger is completed, the exclusive remedy for any claims by Approved Acquisition Corp. or Franklin Financial Group against the Company, or Bank or their shareholders, directors or officers shall be a right of setoff against certain notes payable to specific directors and executive officers for funds they previously loaned to the Company. The maximum aggregate setoff is $700,000 out of $1,767,892 in notes.

Transfer of Assets and Liabilities to Franklin Financial Group. The merger agreement provides that the Company and Bank sell to Franklin Financial Group (a corporation owned by the same principals who own Approved Acquisition Corp.) immediately prior to the closing all of their rights, title and interest in and to all of the mortgages held for sale, all of the mortgages held for yield and all of the accrued interest held on such mortgages (the “Assets”).

It further provides that Franklin Financial Group would assume and agree to pay, perform and discharge the following:

•	All of the Company’s indebtedness, obligations, duties and liabilities (including indebtedness for accrued interest) relating to the certificates of indebtedness outstanding and notes to certain unaffiliated persons; and

•	Subject to the right of setoff, all of the Company’s indebtedness, obligations, duties and liabilities relating to the note-A and note-B exchanged related parties notes; and

•	All of the Company’s indebtedness, obligations, duties and liabilities relating to the executive agreements for three executive officers.

Lender Consent. The merger agreement includes a representation by Franklin Financial Group that it has received an irrevocable written consent from its lender that its obligations in the merger agreement are not prohibited (or if prohibited are consented to) by its loan agreement.

Ability to Pay Merger Consideration. In the merger agreement, Approved Acquisition Corp. represents that it will have available, immediately prior to the effective time sufficient cash (which shall not consist of any funds borrowed by Approved Acquisition Corp. or its investors) to pay the aggregate merger consideration to stockholders of the Company. Also, Franklin Financial Group represents it has upon execution of the merger agreement and will have available to it, immediately prior to the effective time sufficient cash (which shall not consist of any funds borrowed by Franklin Financial Group or its investors) to pay the purchase price to the Company and the Bank for the assets it will purchase in connection with the merger.

Retention Bonuses. The merger agreement provides that following execution of the merger agreement in order to insure an orderly closing and transition period, the parties would identify individual employees of the Company (other than employees who have executive agreements as disclosed who will be entitled to receive a “retention” bonus in the event that such employee remains an employee and satisfactorily fulfills the duties and responsibilities of his or her position through the effective time, to be paid immediately prior to the effective time. The amount of each bonus shall be determined by mutual agreement of the parties provided, however, that such bonus payments shall not exceed $200,000 in the aggregate. The Company and Approved Acquisition Corp. shall share equally the cost of such bonus payments.

Approval of Stockholders. The merger agreement provides that the Company will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable, but in no event later than November 30, 2003, for the purposes of securing the adoption of such stockholders of the merger agreement, (b) unless the board of directors of the Company makes a good faith determination, upon consideration of the advice of outside counsel that such recommendation would be deemed to constitute a breach of their fiduciary duties under applicable Virginia law, recommend to its stockholders the approval of this agreement and the agreement of merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Franklin Financial Group and Approved Acquisition Corp. with respect to the foregoing matters.

Employment, Severance and Change in Control Agreements. The merger agreement provides that any officer or employee of the Company or the Bank who has an employment, severance or change in control agreement (“Executive Agreements”) with the Company or the Bank which is disclosed shall receive from Franklin Financial Group the severance or termination payments provided for in their respective termination and release agreements. This involves three executive officers. Two of the three will be paid ratably over a twelve month period beginning November 1, 2003, provided, however, that the Closing occurs on or before October 31, 2003. In the event the Closing occurs on or after November 1, 2003, the contract payments for two shall be reduced pro rata for each month thereafter that the closing does not occur, provided Approved Acquisition Corp. receives requisite Office of Thrift Supervision approval prior to October 31, 2003 and the delay is caused solely by the Company or the Bank. The third officer is not subject to reduction and will start payments on the effective date. As a condition to receiving their contract payments, each one is required to sign and deliver to Franklin Financial Group and Approved Acquisition Corp. a release agreement.

Resignations and Sale of Preferred Stock. The merger agreement provides that each director will enter into a Resignation and Stock Sale Agreement providing that each director will resign upon the effective date and sell his or her 10 shares of Preferred Stock at $10.20 per share to persons designated by Approved Acquisition Corp.

Stock Options. The merger agreement requires that all stock options be cancelled.

THE STOCKHOLDER AGREEMENT

General. Approved Acquisition Corp. entered into a stockholders agreement with the directors and certain stockholders of the Company, who on the record date together held approximately 60% of the outstanding Company common stock.

Voting. The stockholders signing the stockholders agreement agreed, among other things, to vote their shares of Company common stock in favor of the adoption of the merger agreement and of the approval of the terms thereof and of the merger at any meeting of the Company stockholders at which such matters are considered and at every adjournment thereof.

Restrictions on Transfer and Other Voting Arrangements. The stockholders party to the stockholders agreement have agreed not to sell, transfer, pledge, assign, tender or otherwise transfer any Company shares subject to the stockholders agreement prior to the date of the stockholder meeting to consider adoption of the merger agreement.

Pro Forma Financial Information

Pro forma financial information has not been included in this proxy solicitation because the holders of Common Stock are receiving merger consideration only and will not retain or receive a continuing interest in the Company’s business after the merger.

Conduct of the Business of the Company if the Merger is Not Consummated

If the merger is not consummated, we will, if permitted by the Office of Thrift Supervision, continue to conduct its business as it was conducted prior to the meeting. Additionally, we will immediately and aggressively seek alternative investors for a merger or acquisition transaction or if required by the Office of Thrift Supervision, affect a voluntary or involuntary dissolution of the Bank which we believe will materially reduce stockholder’s equity and may result in a negative stockholder’s equity.

Exchange of Securities

At the effective time, subject to the terms, conditions and procedures set forth in the merger agreement, each share of common stock issued and outstanding immediately prior to the effective time will, by virtue of the merger, be automatically exchanged for the right to receive the merger consideration. Each holder of a stock certificate formerly representing such shares will after the effective time cease to have any rights with respect to such shares other than the right to receive the merger consideration for such shares upon surrender of the stock certificate. No interest will be paid or accrued on the amount payable upon the surrender of any stock certificate. Payment to be made to a person other than the registered holder of the stock certificate surrendered is conditioned upon the stock certificate so surrendered being properly endorsed and otherwise in proper form for transfer, as determined by the payment agent. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the stock certificate surrendered or establish to the satisfaction of the payment agent that such tax has been paid or is not payable. Eighteen months following the effective time, Approved Acquisition may require the payment agent to deliver to it any funds (including any interest received with respect thereto) made available to the payment agent which have not been disbursed to holders of stock certificates formerly representing shares of common stock outstanding prior to the effective time. After such time holders of the common stock certificates will be entitled to look to Approved Acquisition only as general creditors with respect to cash payable upon due surrender of their stock certificates. Notwithstanding the foregoing, neither the payment agent nor any party to the merger agreement will be liable to any holder of stock certificates formerly representing shares of common stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Transfer of Shares

Shares of common stock will not be transferred on the stock transfer books at or after the effective time. If certificates representing such shares are presented to the Company after the effective time, such shares will be canceled and exchanged for the merger consideration.

Regulatory Approvals

The Company is required to comply with (i) the requirements of the federal securities laws, and (ii) the required filings with the Office of Thrift Supervision, which has regulatory authority over the Company and the Bank. Office of Thrift Supervision approval is required as a condition precedent to the merger.

RIGHTS OF DISSENTING STOCKHOLDERS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Virginia law and is qualified in its entirety by reference to the text of the relevant provisions of Virginia law, which are attached to this proxy statement as Appendix C. Stockholders intending to exercise appraisal rights should carefully review Appendix C. Failure to follow precisely any of the statutory procedures set forth in Appendix C may result in a termination or waiver of these rights.

If the merger is consummated, dissenting stockholders of Company common stock who follow the procedures specified in Article 15 of the Virginia Stock Corporation Act within the appropriate time periods will be entitled to have their shares of Company common stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the appropriate court in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

The following is a brief summary of Article 15, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Article 15 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of Company common stock concerning the availability of appraisal rights under Article 15. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Article 15. A written demand for appraisal of shares must be filed with Company before the stockholder meeting on December 11, 2003. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote “for” the merger. Any proxy or vote against the merger will not constitute a demand for appraisal within the meaning of Article 15.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Company common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Company at its address at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attention: President. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Company common stock. Within ten days after the effective time of the merger, Company must provide a dissenter’s notice to all of its stockholders who have complied with Article 15 and have not voted for the merger which notice shall contain the required contents specified in Article 15 including the setting of a date by which Company shall have received the payment demand, which date shall not be less than 30 nor more than 60 days after the date of delivery of the dissenter’s notice. The dissenter’s notice must also provide a form for the stockholders to demand payment. Upon receipt of the dissenter’s notice, a stockholder must demand payment in compliance with Article 15 on the demand payment form by the date specified in the dissenter’s notice and in the case of certificated shares deposit the certificates in accordance with the terms of the dissenter’s notice.

Within 30 days after receipt of a payment demand by Company, the stockholder must be paid (except for shares acquired after the first announcement to the news media or to the stockholder, whichever is earlier, of the terms of the merger in which case the Company may make an offer but withhold payment) what Company estimates to be the fair value of the shares, plus accrued interest. This payment must be accompanied by information required by Article 15 including a statement of the dissenter’s right to notify Company of stockholder’s own estimate of the fair value of the shares and demand payment for that fair value, less what stockholder was paid. If a stockholder is not satisfied with the payment or offer, stockholder can, within 30 days after receipt of the payment or offer, notify Company of the “fair value” as determined by stockholder and demand payment of that amount with accrued interest less any payment received. The failure of a stockholder to demand payment within the 30 day period constitutes a waiver of stockholder’s right to demand payment. If stockholder and Company do not agree on a mutually acceptable amount, Company must within 60 days after receiving the payment demand, file a proceeding in the Circuit Court of Virginia Beach, Virginia making parties of all dissenting stockholders whose demands remain unsettled. The failure to commence a proceeding within the 60 day period results in a requirement to pay the amount demanded.

The court in an appraisal proceeding shall assess all costs of the proceeding including the reasonable compensation and expenses of appraisers appointed by the court, against Company except that the court may assess costs against all or some of the dissenters to the extent the court finds that the dissenters did not act in good faith. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, in amounts the court finds equitable against Company if it finds Company did not substantially comply with certain sections of Article 15 or the court may assess fees and expenses against anyone who did not act in good faith.

Company stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Article 15 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

The failure by any Company stockholder to comply fully with the procedures described above and set forth in Appendix C to this proxy statement may result in termination of such stockholder’s appraisal rights.

SELECTED FINANCIAL DATA

You should consider Approved Financial Corp.’s consolidated financial information set forth below together with the more detailed consolidated financial statements, including the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s annual report on Form 10-K and quarterly report on Form 10-Q incorporated by reference in this proxy statement.

See “Additional Information.”

SELECTED FINANCIAL DATA FOR FIVE YEARS ENDED DECEMBER 31

AND FOR 9 MONTHS OF 2003

	2003	2002	2001	2000	1999	1998
Revenue:
Gain on sale of loans	$6,286	$6,736	$13,831	$10,971	$13,202	$29,703
Interest income	2,320	4,102	5,428	5,191	7,698	10,308
Gain on sale of securities	—	—	—	—	—	1,750
Brokered loan fee income	83	15	656	2,399	6,078	4,275
Other fees and income	873	1,495	2,024	2,081	1,756	2,767

Total revenue	9,562	12,348	21,939	20,642	28,734	48,803

Expenses:
Compensation	3,442	5,243	9,462	11,477	17,765	23,397
General and administrative	3,825	6,501	7,664	8,930	14,427	15,306
Write down of Goodwill	—	—	845	—	1,131	—
Loss on sale/ disposal of fixed assets	87	1	162	42	796	—
Loss on write off of securities	—	—	—	—	73	—
Interest expense	1,629	2,945	3,853	3,852	4,957	6,252
(Recovery) provision for loan losses	(71)	(60)	873	638	2,041	3,064
Provision for foreclosed property losses	436	384	237	451	215	(168)

Total expenses	9,348	15,014	23,096	25,390	41,405	47,851

(Loss) income before taxes	214	(2,666)	(1,157)	(4,748)	(12,671)	952
Income taxes (benefit)	(54)	561	1,483	(1,456)	(4,749)	473

Net (loss) income	$268	$(3,227)	$(2,640)	$(3,292)	$(7,922)	$479

Net (loss) income per share (basic and diluted)	$0.05	$(.59)	$(.48)	$(.60)	$(1.45)	$0.09

Cash dividends/share	$—	$—	$—	$—	$—	$—

Dividend payout ratio	—	—	—	—	—	—

Weighted average number of shares outstanding (basic and diluted)	5,482,114	5,482,114	5,452,114	5,482,114	5,482,114	5,511,372

SELECTED FINANCIAL STATISTICS

(In thousands, except per share data)

	2003	2002	2001	2000	1999	1998
SELECTED BALANCES AT YEAR END
Loans held for sale, net	$22,396	$36,306	$47,886	$22,438	$62,765	$100,820
Loans held for yield, net	—	6,309	10,348	14,274	4,006	4,224
Securities	415	816	1,056	2,847	2,640	3,472
Total assets	54,610	60,643	78,525	59,819	98,600	136,118
Revolving warehouse loans	4,087	10,379	3,280	1,694	17,465	72,546
FDIC-insured deposits	40,449	39,675	62,135	38,358	55,339	29,728
Subordinated debt	4,598	4,601	4,562	4,861	5,081	6,042
Total liabilities	52,185	58,487	73,142	51,808	87,301	116,851
Shareholders’ equity	2,424	2,156	5,383	8,011	11,299	19,267
Loans originated (1)	$177,032	$212,595	$377,258	$277,169	$390,816	$522,045
Loans sold	$122,294	220,800	334,194	253,158	265,873	389,589
Amount of loans serviced at year-end	23,120	43,788	59,811	38,602	69,054	109,500
Loans delinquent 31 days or more as percent of loans at year-end	4.43%	5.47%	4.49%	4.75%	4.50%	5.42%
SELECTED RATIOS
Return on average assets	0.47	(4.64)%	(3.49)%	(4.77)%	(8.45)%	0.40%
Return on average Shareholders’ equity	12.0%	(85.60)%	(35.30)%	(32.54)%	(49.01)%	1.93%
Shareholders’ equity to assets	4.44%	3.56%	6.86%	13.39%	11.46%	14.15%
Book value per share	0.44	$.39	$.98	$1.46	$2.07	$3.51

(1)	Includes $1.4 million and $16.9 million retail loans brokered to other lenders in 2002 and 2001 respectively.

Market Price of and Cash Dividends on the Common Equity

The following table shows the quarterly high, low and closing prices of the common stock of the Company for 2000, 2001, 2002 and some months of 2003.

	Stock Prices
	High	Low	Close
2003:
Third Quarter	$0.31	$0.20	$0.31
Second Quarter	$0.34	$0.15	$0.25
First Quarter	$0.41	$0.12	$0.22

2002:

Fourth Quarter	$.17	$.12	$.12
Third Quarter	.20	.14	.17
Second Quarter	.30	.15	.15
First Quarter	.35	.13	.25

2001:

Fourth Quarter	$.50	$.21	$.21
Third Quarter	.47	.25	.35
Second Quarter	.60	.30	.30
First Quarter	.50	.40	.47

2000:

Fourth Quarter	$.69	$0.31	$0.31
Third Quarter	1.00	0.53	0.69
Second Quarter	1.19	1.00	1.00
First Quarter	2.25	.69	1.13

We did not pay any cash dividends on our common stock in 2003, 2002, 2001, and 2000. We intend to retain all of our earnings to finance our operations and do not anticipate paying cash dividends for the foreseeable future. Any decision made by the board of directors to declare dividends in the future will depend on our future earnings, regulatory restrictions and capital requirements, financial condition and other factors deemed relevant by the board.

ELECTION OF DIRECTORS

If the merger is consummated, all directors will resign as required in the merger agreement. However, if the merger is not consummated, those directors not up for reelection will continue serving and the two directors up for reelection will continue if reelected.

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for three-year terms.

The board of directors currently consists of six directors divided as follows:

Class I - three directors with terms expiring at the 2004 annual meeting

Class II - two directors with terms expiring at the 2003 annual meeting

Class III - one director with term expiring at the 2005 annual meeting

At the meeting to be held on December 11, 2003, two class II directors will be re-elected for a term of three years or until his or her successor is duly elected and qualified.

A director may be removed at any time, with or without cause, by a vote of a majority of the shares of stock represented and entitled to vote at a special meeting of stockholders called for that purpose. A successor to a director removed in this manner may be elected for his or her remaining term at the special meeting.

A board vacancy may result from death, resignation, retirement, disqualification or removal from office of a director, or by failure of the stockholders to elect a successor to a director who has been removed. In this event, the board of directors may fill such vacancy by vote of a majority of all the directors then in office. Directors so elected shall serve for the full remaining term of their predecessors, and until their successor is duly elected and qualified, unless sooner displaced.

Class II Directors Nominees for Re-election at Shareholder’s Meeting scheduled for December 11, 2003. Term expiring at the annual meeting of shareholders to be held in 2006 or until their successor is duly elected and qualified. Background information can be found below under “Information Concerning Directors And Director Nominees”.

1.	Stanley Broaddus
2.	Jean Schwindt

The shares represented by the enclosed proxy will be voted in favor of each nominee unless a vote is withheld from the nominee.

Votes that are withheld will be excluded entirely from the vote.

Directors are elected by a majority of the votes cast at the meeting either in person or by proxy.

If a nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL DIRECTOR NOMINEES.

INFORMATION CONCERNING DIRECTORS AND DIRECTOR NOMINEES

Class I Directors - (Term expiring at the annual meeting of shareholders to be held in 2004 or until their successor is duly elected and qualified)

Allen D. Wykle (56) Mr. Wykle, in addition to being an initial investor, organized and headed the initial management team that acquired the Company from Government Employees Insurance Corporation (GEICO) in September of 1984. He has served as Chairman of the Board, President and Chief Executive Officer of Approved Financial Corp. since September 1984. Mr. Wykle served as a Director of IMC Mortgage Company from April 1996 until June 1998. Mr. Wykle was owner, President and Chief Executive Officer of Best Homes of Tidewater, Inc., a residential construction and remodeling company in Virginia, from 1972 to 1986.

Leon H. Perlin (75) Mr. Perlin was an initial investor in the Company in 1984 and has been a Director of the Approved Financial Corp. since 1984. Mr. Perlin, since 1996, has served as a director of the Company’s subsidiary Approved Federal Savings Bank. Mr. Perlin has served as President and Chief Executive Officer of Leon H. Perlin Company, Inc., a commercial construction concern, for over 30 years.

Oscar S. Warner (86) Mr. Warner was an initial investor in the Company in 1984 and has been a Director and Shareholder of the Company since 1984. Mr. Warner, retired, previously was owner and operator of Oscar Warner Corporation, an import company.

Class II Directors –

(Term expiring at the annual meeting of shareholders to be held in 2003 or until their successor is duly elected and qualified)

Stanley W. Broaddus (53) Mr. Broaddus was an initial investor and has been a Director since 1985. Mr. Broaddus has served as Vice President, Chief Credit Officer and Secretary of the Company since April 1987. Mr. Broaddus has served as Director of the Company’s subsidiary, Approved Federal Savings Bank since 1996. Previous experience includes fourteen years as Regional Sales Manager with the building products unit of Atlantic Richfield Co.

Jean S. Schwindt (47) Ms. Schwindt has been a Director of the Company since 1992. She joined the Company on a fulltime basis in June 1998 as Executive Vice President. Currently she serves as Director, President and COO of Approved Federal Savings Bank. From March 1996 until June 1998, she served as Vice President and Director of Investor Relations and Strategic Planning for IMC Mortgage Company (“IMC”). Ms. Schwindt served on the Board of Directors of IMC from April 2000 until September 2001. From April 1989 to March 1996 she served on the Board of Directors and as Senior Vice President/Secretary of Anderson and Strudwick, Inc., a member of the New York Stock Exchange. Ms. Schwindt, a Chartered Financial Analyst (CFA) and a Registered Investment Advisor, affiliated with the firm of Mills Value Advisers, Inc. from January 1995 until December 2001 and with Gardner and Robertson Advisers since January 2002.

Class III Directors

(Term expiring at the annual meeting of shareholders to be held in 2005 or until their successor is duly elected and qualified)

Gregory J. Witherspoon (56) Mr. Witherspoon has been a Director since 1998. He is president of Witherspoon & Associates, a company that provides financial and management consulting services. He served as a director of Aames Financial Corporation from 1991 to March 1998, as Chief Financial Officer from 1987 until 1997, after which, he served as Executive Vice President for Strategic Planning. He is a Certified Public Accountant. Mr. Witherspoon previously served on the board of directors of Approved from July 1996 until January 1997. Mr. Witherspoon provides consulting services to the company from time to time. (See: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS)

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The board of directors of the Company held four meetings in 2002. During such year, each director attended more than 75% of the meetings held by the board of directors and the committees on which he or she served. The board of directors also acts from time to time by unanimous written consent in lieu of meetings.

The board of directors has four committees, all of which were formally established at the meeting of the board of directors held on February 6, 1998.

•	Executive Committee

•	Audit Committee

•	Compensation Committee

•	Option Committee

Executive Committee. The executive committee acts for the board when the board is not in session. The executive committee did not formally meet during 2002.

Executive Committee Members:

•	Mr. Wykle, as Chairman

•	Mr. Perlin

•	Ms. Schwindt

•	Mr. Broaddus

Audit Committee Report: The audit committee makes recommendations concerning the engagements of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. It also reviews and accepts the reports of the Company’s regulatory examiners. The audit committee has discussed the required communication with audit committees as set forth in SAS 61, as amended by SAS 90, with Grant Thornton LLP. They have received the written disclosures and letter from Grant Thornton LLP as required by ISB 1, Independence Discussions with audit committees, and disclosure of all relationships between Grant Thornton LLP and Approved Financial Corp. and its management. The committee considered all non-audit services provided to Approved by Grant Thornton LLP in determining that they were independent. The audit committee has reviewed and discussed the audited financial statements with the Company’s management. Based on the above activities, the audit committee recommended to the board of directors that the audited financial statements for Approved Financial Corp. be included in the annual report to shareholders and in the annual report filed with the Securities and Exchange Commission on Form 10-K for the fiscal years ended December 31, 2002 and 2001. The audit committee met on June 11, 2001, April 25, 2002, March 18, 2003 and March 31, 2003. The board of directors has selected the NASDAQ Independent Director and audit committee listings standards to determine the independence of the audit committee members. These determinations are set forth beside each person’s name below. The board of directors has not adopted a written charter for the audit committee.

Audit Committee Members:

•	Mr. Witherspoon, as Chairman—audit committee financial expert and is not independent. See Class III Director.

•	Mr. Perlin—Not independent

•	Mr. Warner—Independent

Compensation Committee. The compensation committee determines Mr. Wykle’s compensation and establishes guidelines for compensation of executive officers and all other employees. The compensation committee did not meet independently during 2002. Any issues related to compensation were addressed on a board level.

Compensation Committee Members:

•	Mr. Warner, as Chairman

•	Mr. Perlin

•	Mr. Wykle, who abstains from voting on his own compensation

Option Committee. The option committee administers the Company’s stock option plan and grants options under the plan. The option committee did not meet during the year 2002.

Option Committee Members:

Mr. Perlin, as Chairman

Mr. Warner

Nominating Committee. The Company does not have a nominating committee. The board of directors performs the functions customarily performed by a nominating committee as a whole or by the executive committee.

Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company’s bylaws. The Company will furnish bylaw provisions upon written request to Stanley Broaddus, Secretary of the Company, at its principal executive offices at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Wykle is the only member of the compensation committee that is also an employee. The other members, Messrs. Warner and Perlin are outside directors. No interlocking relationships exist between the Company’s board of directors or officers responsible for compensation decisions and the board of directors or compensation committee of any company, nor has any such interlocking relationship existed in the past.

DIRECTORS’ COMPENSATION

Directors employed by the Company

Directors who are employees of the Company receive no additional compensation for service as directors.

Outside Directors

Each director who is not an employee of the Company receives a fee for each quarterly board meetings of $2,250, payable in cash. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the board of directors.

Executive Officers -

Allen D. Wykle (56) President and Chief Executive Officer (Class I Director)

Stanley W. Broaddus (53) Vice President (Class II Director)

Jean S. Schwindt (47) President and COO AFSB (Class II Director)

Executive Compensation

The following table sets forth the compensation paid to the Company’s chief executive officer and the most highly compensated executive officers other than the chief executive officer (collectively, the “Named Executive Officers”) during the three years ended December 31, 2002:

Summary Compensation Table

		Annual Compensation (1)			Long-term Compensation
Name and Principal Position	Year	Salary	Bonus		Securities underlying Options	All Other Compensation (2)
Allen D. Wykle Chairman, President and CEO AFC	2002 2001 2000	$188,266 260,676 392,250	$	— — —	— — —	$5,417 5,250 5,250

Jean S. Schwindt President & COO AFSB Executive Vice President AFC Director AFC and AFSB	2002 2001 2000	$144,000 144,000 150,107	$	— — —	— — —	$4,320 4,320 4,032

Stanley W. Broaddus Director, Vice President & Secretary AFC Director AFSB	2002 2001 2000	$95,000 95,000 93,970	$	— — —	— — —	$2,850 2,850 2,806

1)	All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the officer named in the table and therefore are omitted according to SEC rules.
2)	Other compensation amounts reflect the Company’s matching contribution under its 401(k) retirement plan.

STOCK OPTION/STOCK APPRECIATION RIGHT GRANTS IN THE LAST YEAR

No new stock options or stock appreciation rights were granted to employees or named executive officers in 2002 or 2003.

Aggregate Option Exercises and Period-End Values

The following table sets forth information concerning the December 31, 2002 value of unexercised options held by the Company’s named executive officers on October 27, 2003.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-money options at Fiscal Year End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Allen Wykle	21,000	0	0	0
Jean Schwindt	12,500	0	0	0
Stanley Broaddus	8,000	0	0	0

(1)	Value of unexercised options is calculated using the price of Approved common stock on 12/31/02 of $0.12 per share less the exercise prices of $4.00, $9.75 & $13.50 per share, multiplied by the number of shares represented by the options. There were no common stock options issued and outstanding to executive officers with an exercise price lower than the year-end common stock market price (“in the money options”) on December 31, 2002 and thus having a value based on this formula at 12/31/02.

EMPLOYMENT AGREEMENTS

As of October 27, 2003, Approved Financial Corp. had employment agreements with three executive officers, Messrs. Wykle, Broaddus and Ms. Schwindt. We had an employment agreement with Eric Yeakel, director of AFSB prior to resignation of his position as CFO effective July 2001. Mr. Yeakel continues to serve on the board of directors of our wholly-owned subsidiary, Approved Federal Savings Bank.

Mr. Wykle voluntarily commenced a 50% reduction in salary effective July 1, 2001. Mr. Broaddus voluntarily forgave an increase in base salary or bonus compensation due to him under the terms of his employment agreement during 2001. Ms. Schwindt voluntarily forgave the increase in base salary due to her in January 2001 under the terms of her employment agreement.

Employment Agreements with Messrs. Wykle, Broaddus and Ms. Schwindt all contain a change in control clause. In the event of change in control each is due one year severance payment equal to one year of salary and benefits. The company’s vacation policy provides for the payment of accrued and unused vacation pay upon termination of employment.

Allen D. Wykle

Chairman, President and Chief Executive Officer AFC

Prior to December 1, 2000, Allen D. Wykle had no formal employment agreement with us and the compensation committee of the board of directors determined his base salary and bonus. Mr. Wykle entered into an employment agreement with us on December 1, 2000.

TERM, RENEWAL AND CHANGE IN CONTROL. The initial term of this agreement is from December 1, 2000 until December 31, 2001. After December 31, 2001, this agreement is renewable on a year to year basis. Either party must give one hundred and eighty (180) days written notice if this agreement is not going to be renewed after December 31, 2001. Upon failure to give such notice, this agreement will automatically renew for an additional year on the same terms. This notice requirement shall continue for all subsequent renewal periods. In the event of a change of control (i.e. (i) a reduction in the percentage of our common stock owned and controlled by Allen D. Wykle of 50% or greater, or (ii) the cessation of Allen D. Wykle’s full time employment with us as chairman of the board, president or chief executive officer) and during the calendar year in which the change of control occurred he is notified of nonrenewal of this employment agreement 180 or more days before the end of the then current calendar year term then that term shall be extended for six (6) months i.e. until June 30 of the following calendar year, thereby allowing the employee at least one full year of remaining employment. If the notice of nonrenewal is given with less than 180 days remaining before the end of the then current calendar year term the then current term will not be extended because the then current term will automatically renew for another year (due to failure to give 180 days notice) thereby assuring him of at least one full year of continued employment.

SALARY: The agreement provides for an initial base salary at an annual rate of $418,368 and provides for increases of 3% or 10% per year effective as of January for any renewal term. The yearly salary increase is 10% if our net income after tax increases by 10% or greater from the prior year and increases by 3% if our net income after tax does not increase by a minimum of 10%. Mr. Wykle voluntarily forgave salary increases due to him in 2000, 2001, 2002, and 2003 and reduced his base salary by 10% to $376,531 due to the Company’s financial condition during 2000 and reduced his base salary by an additional 50% to $188,265 as of July 2001. He is entitled to transportation and all standard group employee benefits.

BONUS: The bonus plan under the agreement provides for a bonus beginning in the year 2001 of up to a maximum of 100% of the annual salary for each year. The bonus is based on the annual return on equity (“ROE”) percentage per share in excess of a base annual ROE of 20% (after accrual for bonuses.) A bonus is payable 50% in cash or stock at our discretion and 50% in cash or stock at the employee’s discretion.

Bonus Example.

If ROE per share for a year is 30%

Then he will be entitled to a bonus equal to 50% of his base salary

(30%-20%)/20% = 50%

If his Base Salary is $418,368

Then his bonus would be $418,368 * 50% = $209,184

NON-COMPETE: Under the employment agreement he has agreed not to compete with us for a period of one year after termination within a prescribed geographic area and not to solicit or employ our employees for two years after termination. These restrictive covenants apply upon termination by either party, with or without cause and upon expiration of the agreement.

COMPENSATION AFTER TERMINATION. If he dies, becomes permanently disabled, terminates his employment or is terminated for cause as defined in the agreement, this contract shall cease, and no further compensation or benefits in any form shall be paid to the employee or heirs. If this agreement is terminated by us without cause, then he shall be entitled to the compensation and benefits which he would have received but for the termination without cause.

Jean S. Schwindt

Director AFC

Director, President and COO AFSB

TERM, RENEWAL AND CHANGE IN CONTROL. The employment agreement with Ms. Schwindt dated July 1, 1998 and amended December 1, 2000 was for an initial term from July 1, 1998 through December 31, 1998. On January 1, 1999 it automatically renewed for a three (3) year term with each year running from January 1st through December 31st. After December 31, 2001, this agreement is renewable on a year to year basis. Either party must give one hundred and eighty (180) days written notice if this agreement is not going to be renewed after December 31, 2001. Upon failure to give such notice, this agreement will automatically renew for an additional year on the same terms. This notice requirement shall continue for all subsequent renewal periods. In the event of a change of control (i.e. (i) a reduction in the percentage of our common stock owned and controlled by Allen D. Wykle of 50% or greater, or (ii) the cessation of Allen D. Wykle’s full time employment with us as chairman of the board, president or chief executive officer) and during the calendar year in which the change of control occurred she is notified of nonrenewal of this employment agreement 180 or more days before the end of the then current calendar year term then that term shall be extended for six (6) months i.e. until June 30 of the following calendar year, thereby allowing her at least one full year of remaining employment. If the notice of nonrenewal is given with less than 180 days remaining before the end of the then current calendar year term the then current term will not be extended because the then current term will automatically renew for another year (due to failure to give 180 days notice) thereby assuring her of at least one full year of continued employment.

SALARY: It provides for an initial base salary in 1999 at an annual rate of $160,000, and provides for increases of 6% or 10% per year effective as of January 2000 and January 2001 and any renewal terms. Her yearly salary increase is 10% if our net income after tax increases by 10% or greater from the prior year and increases by 6% if our net income after tax does not increase by a minimum of 10%.

The employment agreement with Ms. Schwindt, as described above, provides for a base salary during the year 2003 of $201,196. However, as contribution to our expense reduction program, she voluntarily reduced her salary to $144,000 during 2000 and forgave the 6% salary increases due January of 2000, 2001, 2002 and 2003 and reduced her current annualized base salary to $144,000, a reduction of 26% from the 2002 base salary amount provided for in the agreement.

BONUS: The bonus plan under the agreement beginning in 2001 provides for a bonus of up to a maximum of 100% of the annual salary for each year. The bonus is based on the annual return on equity (“ROE”) percentage per share in excess of a base annual ROE of 20% (after accrual for bonuses.) A bonus is payable 50% in cash or stock at our discretion and 50% in cash or stock at the employee’s discretion.

Bonus Example.

If ROE per share for a year is 30%:

Then she will be entitled to a bonus equal to 50% of her base salary

(30%-20%)/20% = 50%

If her Base Salary is $160,000

Then her bonus would be $160,000 * 50% = $80,000

NON-COMPETE: Under the employment agreement, she has agreed not to compete with us for a period of one year after termination within a prescribed geographic area and not to solicit or employ our employees for two years after termination. These restrictive covenants apply upon termination by either party, with or without cause and upon expiration of the agreement.

COMPENSATION AFTER TERMINATION. If she dies, becomes permanently disabled, terminates her employment or is terminated for cause as defined in the agreement, this contract shall cease, and no further compensation or benefits in any form shall be paid to her. If this agreement is terminated by us without cause, then she shall be entitled to the compensation and benefits which she would have received but for the termination without cause.

Stanley W. Broaddus

Director, Chief Credit Officer, Vice President and Secretary AFC

Director AFSB

TERM: The employment agreement which commenced January 1, 1997 was for a one year initial term and automatically renews on January 1, of each subsequent year for additional one-year terms absent ninety day written notice by either party prior to the end of a renewed term. The agreement was amended December 1, 2000.

SALARY & OTHER BENEFITS: His current base annual salary is $95,000. He is entitled to a car and all standard group employee benefits.

BONUS: The bonus plan under the agreement beginning in 2001 provides for a bonus of up to a maximum of 100% of the annual salary for each year. The bonus is based on the annual return on equity percentage per share in excess of a base annual ROE of 20% (after accrual for bonuses.) A bonus is payable 50% in cash or stock at our discretion and 50% in cash or stock at the employee’s discretion.

Bonus Example.

If ROE per share for a year is 30%

Then he will be entitled to a bonus equal to 50% of his base salary

(30%-20%)/20% = 50%

If his Base Salary is $95,000

Then his bonus would be $95,000 * 50% = $47,500

TERMINATION & NON-COMPETE: The employment agreement provides for termination “for cause” as defined in the agreement with notice and for termination upon 90 days prior written notice without cause. Under the employment agreement he has agreed not to compete with us for a period of one (1) year after termination within a prescribed geographic area and not to solicit or employ our employees for two (2) years after termination. These restrictive covenants apply upon termination by either party, with or without cause and upon expiration of the agreement. He is also entitled to one year’s annual salary in the event that we experience a change in control, which results in Allen D. Wykle no longer being employed by us and if we terminate Mr. Broaddus without cause.

COMPENSATION PHILOSOPHY

The board of directors has furnished the following report on executive compensation for inclusion in this proxy statement. The compensation committee did not meet independent of the full board during 2002.

Current compensation schedules of the named executive officers have been reduced from the compensation levels provided for under their original employment contracts. These reductions were voluntarily enacted by management and were not requested by the compensation committee. Employment agreements are described in more detail above and the compensation committee believes that those agreements establish base salaries, which are reasonable when compared to the Company’s industry peers. The employment agreements call for incentive based bonuses and various other sources of incentive compensation as explained above. (See: “Employment Agreements”)

Bonus compensation awarded to the Company’s officers and other key employees, generally results when the Company realizes net income after tax for the year. Individual or divisional productivity and/or profitability relating directly to a manager’s efforts are frequently used in establishing guidelines for bonus awards paid in the form of cash and/or in stock options (See; 1996 Incentive Stock Option Plan).

The Compensation Committee believes that the majority of all compensation plans throughout the Company and the employment agreements for the Company’s executive officers are in line with the Company’s dual goals of rewarding performance and establishing compensation arrangements which align the interests of officers and other key employees with those of the Company’s stockholders.

1996 INCENTIVE STOCK OPTION PLAN

On June 28, 1996, the Company adopted the 1996 Incentive Stock Option Plan, pursuant to which key employees of the Company are eligible for awards of stock options.

Purpose. The board of directors believes that long-term incentive compensation is one of the fundamental components of compensation for the Company’s key employees and that stock options under the incentive plan will play an important role in encouraging employees to have a greater financial investment in the Company. The board of directors believes that the incentive plan will help promote long-term growth and profitability by further aligning shareholder and employee interests.

The purpose of the incentive plan is to promote the interests of the Company and its shareholders by affording participants an opportunity to acquire a proprietary interest in the Company and by providing participants with long-term financial incentives for outstanding performance. Under the terms of the incentive plan, the option committee has a great deal of flexibility in the types and amounts of awards that can be made and the terms and conditions applicable to those awards.

Description of the Incentive Plan. The aggregate number of shares of common stock that are available for grants under the incentive plan is 252,000 shares (adjusted for the two-for-one stock splits paid to shareholders of record on August 30, 1996 and December 16, 1996 and the 100% stock dividend paid to shareholders of record on November 21, 1997.) All shares allocated to awards under the incentive plan that are cancelled or forfeited are available for subsequent awards.

There have been no awards made under the long term incentive plan during fiscal year 2002.

QUALIFIED RETIREMENT PLANS

On January 1, 1995, the Company implemented a 401(k) Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan covering all employees who have completed at least one year of service. The 401(k) Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Company contributes an amount equal to 50% of a participant’s payroll savings contribution up to a maximum of 6% of a participant’s annual compensation. The Company’s matching contribution to the 401(k) Plan was $68,000, $65,000 and $94,000 in the years 2002, 2001 and 2000, respectively. The Company’s matching contribution has a vesting schedule.

The Company has a defined contribution profit sharing plan, which is administered by officers of the Company. Company contributions to the plan are discretionary, as authorized by the board of directors. There were no contributions for 2002, 2001 and 2000. Participants are also eligible to make voluntary contributions to the plan, at the discretion of the administrator. There were no voluntary contributions to the plan for the years ended December 31, 2002, 2001 and 2000.

STOCK PERFORMANCE GRAPH

The following graph depicts the cumulative total return on the Company’s common stock compared to the cumulative total return for The Russell 2000 Index (“Russell 2000”) and the Russell 2000 Financials Index (“Russell 2000 Financials”), a peer group selected by the Company on an industry and line-of-business basis, commencing June 30, 1994 and ending December 31, 2002. The graph assumes an investment in Approved Financial Corp. common stock of $100 on June 30, 1994, which is the first date for which public market trading data is available. The graph assumes an investment of $100 in Russell 2000 on June 30, 1994 and an investment of $171 in the Russell 2000 Financials on June 30, 1995. June 30, 1995 is the first semi-annual date for which the pricing information was available for the Russell 2000 Financials and $171 represents the equivalent value of Approved’s common stock on that date for purposes of this graph.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 27, 2003 regarding the number of shares of common stock beneficially owned by all directors, executive officers, and 5% stockholders. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director, executive officer or 5% stockholder can vest title in himself within sixty days of October 27, 2003.

Name	Common Stock Beneficially Owned	Percentage of Class
Allen D. Wykle (1)(2)(3) 1716 Corporate Landing Parkway Virginia Beach, VA 23454	1,847,469	33.6

Leon H. Perlin (4) 3360 South Ocean Boulevard Apartment 5H2 Palm Beach, FL 33480	929,256	17.0

Gregory J. Witherspoon (1) 1601 Blue Jay Way Los Angeles, CA 90069	234,300	4.3

Stanley W. Broaddus (1)(3) 1716 Corporate Landing Parkway Virginia Beach, VA 23454	148,551	2.7

Jean S. Schwindt (1) 1062 Normandy Trace Road Tampa, FL 33602	90,150	1.6

Oscar S. Warner (5) 215 Brooke Avenue, Apt #905 Norfolk, VA 23510	72,000	1.3

All present Executive Officers, Directors & Nominees as a group (6 persons) (1,2,3,4,6,7)	3,321,725	60.1%

(1)	For Mr. Wykle, includes beneficial ownership of 21,000 shares that may be issued upon the exercise of stock options exercisable within 60 days of October 27, 2003. For Mr. Witherspoon, includes beneficial ownership of 4,500 shares subject to non-qualified stock options that may be exercised within 60 days of October 27, 2003. For Ms. Schwindt, includes beneficial ownership of 12,500 shares that may be issued upon the exercise of stock options exercisable within 60 days of October 27, 2003. For Mr. Broaddus, includes beneficial ownership of 8,000 shares that may be issued upon the exercise of stock options exercisable within 60 days of October 27, 2003.

(2)	Excludes 7,000 shares registered to his adult children and his grandchildren, as to which Mr. Wykle disclaims beneficial ownership.
(3)	Mr. Wykle and Mr. Broaddus are Co-Trustees of the Company’s profit-sharing Plan (“Plan”) that owns 39,680 of the Company’s Common Stock. They share voting power. Mr. Wykle’s ownership interest in the Plan is 71% and Mr. Broaddus’ share is 17%. Included under Mr. Wykle’s shares for the purposes of this disclosure are 28,173 Plan shares, which excludes the 11,507 shares (29% of the Plan shares), which represent the percentage of the profit sharing plan owned by others. Included under Mr. Broaddus’s shares for the purposes of this disclosure are 6,746 Plan shares, which excludes the 32,934 shares (83% of the Plan shares), which represent the percentage of the profit sharing plan owned by others. Mr. Wykle and Mr. Broaddus claim voting rights but disclaim beneficial ownership of all but 71% and 17% of the profit sharing plan shares, respectively.
(4)	Includes 594,000 shares owned by Mr. Perlin’s wife.
(5)	Includes shares owned by Mr. Warner’s wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has maintained business relationships and engaged in certain transactions with affiliated companies and the parties as described below. It is the policy of the Company to engage in transactions with related parties only on terms that, in the opinion of the Company, are no less favorable to the Company than could be obtained from unrelated parties and each of the transactions described below conforms to that policy.

Agreement with Investment Advisers

The Company entered an investment management agreement on March 28, 1996, with Mills Value Adviser, Inc., a registered investment advisor which was replaced with a like agreement with Gardner & Robertson. Under the agreements, Mills Value Adviser, Inc. and Gardner & Robertson, both registered investment advisers, managed a portion of the Company’s profit-sharing plan until October 2003 at which time the advisory agreement was terminated. The plan’s trustees retained all proxy voting rights for securities managed by the advisers. During 2001, the Company paid $4,462 in advisory fees to Mills Value Adviser, Inc. During 2002, the Company paid $3,993 in advisory fees to Gardner & Robertson. During 2003, the Company paid $2,755.59 in advisory fees to Gardner & Robertson. Jean S. Schwindt, an officer, director and member of the executive committee, is a portfolio manager for a small number of individual advisory clients with the advisers.

Witherspoon and Associates

Mr. Witherspoon, President of Witherspoon and Associates, is a director of the Company and was paid consulting fees during 2002 and 2001 of $21,515.07 and $17,268.91, respectively, in addition to his customary board fees and related expenses.

Indebtedness of Management

The Company and the Savings Bank have no outstanding extensions of credit to members of the board of directors or management as of November 10, 2003.

Promissory Notes

The Company has, from time to time, issued promissory notes to assist in cash flow. The notes are usually issued to directors, officers or qualified shareholders. The following directors and executive officers serving in such positions on November 10, 2003 were holders of subordinate debt and/or promissory notes in the amounts as of December 31, 2002 with interest rates specified below and with a stated maturity of September 30, 2005 with the exception of Mr. Broaddus. Mr. Broaddus’s notes have stated maturities of June 30, 2004 and January 1, 2005 and have a 30 days notice demand feature for early withdrawal. As a condition of the Agreement and Plan of Merger, the following affiliated Promissory Note holders have agreed to exchange their notes for new notes issued by Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”). They pledged as a condition of the Agreement and Plan of Merger $700,000 of their combined notes on a prorate basis . for right of setoff to indemnify Approved Acquisition against Company liability discovered after the effective date of the agreement and which was not previously disclosed.

Allen D. Wykle	$714,803	5.00%
Stanley W. Broaddus	525,870	10.00
Leon H. Perlin	372,319	5.00
Oscar S. Warner	155,107	5.00

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Executive officers and directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the information that the Company received from its executive officers and directors, none of the Company’s executive officers or directors made any filings of Section 16(a) forms during the year ended December 31, 2002 and 2003 that were not timely.

Independent Accountants

Grant Thornton LLP served as independent public accountants for the Company and its subsidiaries for 2002 and 2003. A representative of Grant Thornton LLP KPMG LLP is expected to be present at the annual meeting for the purpose of making a statement should he so desire and to respond to appropriate questions.

Availability of Form 10-K

The Company will provide to any shareholder, without charge, upon written request of such Shareholder, a copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. Such requests should be addressed to Approved Financial Corp., 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attn: Accounting Department/Investor Relations.

Audit Fees

The aggregate fees for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the year ending December 31, 2002, and the review of the condensed financial statements included in the Company’s first, second and third quarter reports on Form 10-Q filed with the SEC during 2002 were $89,434.65 and $25,161.88, respectively, for a total of $114,596.53.

OTHER MATTERS THAT MAY BE CONSIDERED AT THE MEETING

The board of directors knows of no business which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the meeting, you are urged to return your proxy promptly. If you are present at the meeting and wish to vote your shares in person, your proxy may be revoked by voting at the meeting.

STOCKHOLDER PROPOSALS

If the merger is consummated, there will be no public stockholders of the Company and no public participation in any future meetings of stockholders of the Company. However, if the merger is not consummated, the Company’s public stockholders will continue to be entitled to attend and participate in the Company’s stockholder meetings. In such an event, any shareholder proposal which is intended to be presented at the Company’s annual meeting of shareholders to be held in the year 2004 must be received at the Company’s principal executive offices, located at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attention: Stanley Broaddus, Secretary of the Company, by no later than February 1, 2004, if such proposal is to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. Shareholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company’s bylaws. The Company will furnish copies of such bylaw provisions upon written request to Stanley Broaddus at the above-mentioned address.

ADDITIONAL INFORMATION

The Company files reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning the Company at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC, including the Company.

The SEC allows the Company to “incorporate by reference” the information it files with the SEC. This permits the Company to disclose important information to you by referring to these filed documents. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information in this proxy statement. The information incorporated by reference is an important part of this proxy statement, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference into this proxy statement the following documents:

•	our annual report on Form 10-K for the year ended December 31, 2002, filed with the SEC on April 16, 2003

•	our quarterly report for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003

•	our quarterly report for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003

•	our Form 8-K Report filed on October 2, 2003

•	any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 until the date of the Meeting.

You may request a copy of these filings (other than exhibits which are not specifically incorporated by reference herein) at no cost by writing or telephoning us at the following address:

Investor Relations

Approved Financial Corp.

1716 Corporate Landing Parkway

Virginia Beach, Virginia 23454

(757) 430-1400

If you would like to request documents from the Company, please do so by December 2, 2003 to receive them before the meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the merger agreement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than November 10, 2003.

By Order of the Board of Directors

Stanley W. Broaddus, Corporate Secretary

Approved Financial Corp.

Virginia Beach, Virginia

November 10, 2003

Appendix A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of September 30, 2003 (“Agreement”), among Approved Acquisition Corp. (“AAC”), Michigan Fidelity Acceptance Corp, d/b/a Franklin Financial Group (“FFG”), a Michigan corporation, Approved Financial Corp. (the “Company”), a Virginia corporation, and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”), a federally-chartered savings bank and wholly-owned subsidiary of the Company.

WITNESSETH:

WHEREAS, the Boards of Directors of the Company and the Bank have determined that it is in the best interests of the Company and the Bank and the Company’s stockholders to consummate the business combination transaction provided for herein (the “Merger”);

WHEREAS, in connection with the Merger, FFG desires to acquire certain assets and assume certain liabilities of the Company and the Bank as provided for herein (the “Transfer”);

WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

WHEREAS, as a condition and inducement to the willingness of AAC to enter into this Agreement, the directors and executive officers of the Company (the “Company Stockholders”) are concurrently entering into a Stockholder Agreement with AAC (the “Stockholder Agreement”), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such directors agree to vote their shares of Company Common Stock (as defined below) in favor of this Agreement and the transactions contemplated hereby;

WHEREAS, as a condition and inducement to the willingness of FFG and AAC to enter into this Agreement, each of the holders of the Company indebtedness, obligations, duties and liabilities relating to the Promissory Notes outstanding to related parties (the “Related Party Notes”) set forth in the list attached hereto as Exhibit B is exchanging each of the Related Party Notes for new notes from two new classes of promissory notes (the “Exchanged Related Party Notes”). Each of the Exchanged Related Party Notes designated as a Note-A (“Note-A”) includes a provision making such note subject to the terms of the setoff set forth in Section 8.02 of this Agreement and to the payment schedule set forth in each of the Note-As. Each of the Exchanged Related Party Notes designated as a Note-B (“Note-B”) is not subject to the setoff set forth in Section 8.02 of the Agreement, but is subject to the payment schedule set forth in each of the Note-Bs. A list of all of the Note-A and Note-B Exchanged Related Party Notes and the forms of each one to be executed are attached hereto as Exhibit C; and

WHEREAS, as a condition and inducement to the willingness of FFG and AAC to enter into this Agreement, the directors of the Company and the Bank are concurrently entering into a

Resignation and Stock Sales Agreement in substantially the form attached hereto as Exhibit D, pursuant to which such directors agree as of the Effective Time (as defined in Section 1.05 hereof) to resign from their positions as directors of the Company and the Bank and to sell for $10.20 per share each of their shares of preferred stock of the Company to persons designated by AAC.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.01 The Merger. Subject to the terms and conditions of this Agreement and subject to and in accordance with an Agreement of Merger, a copy of which is attached hereto as Exhibit E (the “Agreement of Merger”), between the Company and Company Acquisition Corp. (“Interim”), a Virginia corporation to be formed as a wholly-owned subsidiary of AAC in connection with the transactions contemplated hereby, at the Effective Time (as defined in Section 1.05 hereof), Interim shall be merged with and into the Company in accordance with the Virginia Stock Corporation Act (the “VSCA”) (the “Merger”), with the Company as the surviving corporation (hereinafter sometimes called the “Surviving Corporation”).

1.02 Effect of the Merger. As of the Effective Time (as defined in Section 1.05 hereof), the Surviving Corporation shall be considered the same business and corporate entity as each of the Company and Interim and thereupon and thereafter, all the property, rights, powers and franchises of each of the Company and Interim shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Company and Interim and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Company and Interim in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Company or Interim is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Company and Interim if the Merger had not occurred. At the Effective Time, the directors and officers of the Surviving Corporation shall be the persons designated in Section 1.04.

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1.03 Articles of Incorporation and Bylaws. As of the Effective Time, the Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and Bylaws of the Company shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

1.04 Directors and Officers. As of the Effective Time, the directors and officers of Interim shall become the directors and officers of the Surviving Corporation.

1.05 Effective Time. The Merger shall become effective upon the occurrence of the filing of Articles of Merger with the Secretary of State of the Commonwealth of Virginia pursuant to Section 13.1-720 of the VSCA unless a later date and time is specified as the effective time in such Articles of Merger (“Effective Time”). A closing (the “Closing”) shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of AAC or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to AAC, the Company and the Bank the certificates and other documents required to be delivered under Article V hereof.

1.06 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, AAC, with the prior written consent of the Company, which consent shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no adverse federal income tax consequences to the stockholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of the Company Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Closing.

1.07 Conversion of Company Common Stock and Cancellation of Options. As of the Effective Time, each share of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares (i) as to which dissenters’ rights have been asserted and duly perfected in accordance with the VSCA (“Dissenting Shares”) and (ii) held by the Company (including treasury shares) or the Bank or AAC other than in a fiduciary capacity, which shares shall be cancelled) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and by operation of law be converted into and represent the right to receive from AAC, the Book Value (as defined below) of such share in cash (the “Merger Consideration”) in accordance with Section 1.08 hereof. The aggregate consideration to be paid for the conversion of all outstanding shares of Company Common Stock is hereinafter referred to as the “Aggregate Merger Consideration.” For purposes of this

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Agreement, Book Value for each share of Company Common Stock shall be determined as of the month end immediately preceding the date of Closing. Book Value shall be determined in accordance with the methodology set forth in Appendix A hereto.

At or immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock issued by the Company and as described on Disclosure Schedule 2.02 (“Company Option”), shall be cancelled, and each holder of any such Company Option, whether or not then vested or exercisable, shall have no further rights with respect to such Company Options or underlying shares of Company Common Stock related to such Company Options. Each holder of a Company Option shall execute such instruments of cancellation as AAC may reasonably deem appropriate.

1.08 Exchange Procedures

(a) Immediately prior to the Effective Time, AAC shall deposit in trust with an exchange agent designated by AAC and reasonably acceptable to the Company (the “Exchange Agent”) cash in an amount equal to the Aggregate Merger Consideration. No later than seven business days following the Effective Time, AAC shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Company Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock in exchange for the consideration set forth in Section 1.07 hereof deliverable in respect thereof pursuant to this Agreement. Within seven business days following receipt of surrendered certificates and a properly completed letter of transmittal, the Exchange Agent shall deliver the Merger Consideration to each former Company stockholder. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

(b) Each outstanding certificate which prior to the Effective Time represented Company Common Stock (other than Dissenting Shares) and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence the right to receive the Merger Consideration. After the Effective Time, there shall be no further transfer on the records of the Company of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided.

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(c) AAC shall not be obligated to deliver the Merger Consideration to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 1.08, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by AAC. If payment of the Merger Consideration is to be made in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such payment pay to the Exchange Agent in advance, any transfer or other tax required by reason of the payment in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) Any portion of the Merger Consideration delivered to the Exchange Agent by AAC pursuant to Section 1.07 that remains unclaimed by the stockholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to AAC. Any stockholders of the Company who have not exchanged their shares of Company Common Stock for the Merger Consideration in accordance with this Agreement shall thereafter look only to AAC for the consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of AAC (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. AAC and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, AAC and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

1.09 Withholding Rights. AAC (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as AAC is required under the Internal Revenue Code of 1986, as amended (“Code”), or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common

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Stock in respect of which such deduction and withholding was made by AAC, provided that AAC or the Exchange Agent shall timely file such withheld funds with the appropriate taxing authorities.

1.10 Dissenting Shares. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the VSCA and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the VSCA. The Company shall give AAC prompt notice upon receipt by the Company of any such written demands for payment of their fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the VSCA (any stockholder duly making such demand being hereinafter called a “Dissenting Stockholder”). Any payments made in respect of Dissenting Shares shall be made by AAC. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder’s shares of Company Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

1.11 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

1.12 Interim Shares. Each outstanding share of common stock of Interim, $.01 par value per share (“Interim Common Stock”), on the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of shares of the Surviving Corporation, which shall constitute all of the outstanding common stock of the Surviving Corporation.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

AND THE BANK

References to “Company Disclosure Schedules” shall mean all of the disclosure schedules required by this Article II and Article IV hereof, dated as of the date hereof and referenced to the specific sections and subsections of this Agreement, which have been delivered by the Company to FFG and AAC. The Company and the Bank hereby represent and warrant to FFG and AAC as follows as of the date hereof:

2.01 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect (as defined below). The Company is registered as a savings and loan holding company under the Home Owners’ Loan Act (“HOLA”). Company Disclosure Schedule 2.01(a) sets forth true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof.

For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any effect that (i) is material and adverse to the financial condition, results of operations or business of the Company and the Bank, either individually or considered as one enterprise including, without limitation, the nonconforming wholesale lending business, or (ii) materially impairs the ability of the Company and/or the Bank to consummate the transactions contemplated by this Agreement and the Agreement of Merger, provided, however, that the term “Material Adverse Effect” shall not be deemed to include (i) the impact of changes in (a) laws, regulations, or policies of any Federal or state court, administrative agency, commission or other governmental authority or interpretations thereof; or (b) generally accepted accounting principles, that in each case are generally applicable to the banking industry, (ii) actions taken or to be taken by the Company or the Bank upon the written request of FFG and AAC pursuant to this Agreement or the Agreement of Merger, or (iii) actions or payments contemplated by this Agreement, including as set forth in the Company Disclosure Schedules.

(b) The only direct or indirect significant subsidiary (as defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933) of the Company is the Bank. Disclosure Schedule 2.01(b)(i) sets forth true and complete copies of the Charter and Bylaws of the Bank as in effect on the date hereof. The Bank (i) is duly organized, validly existing and in good standing under the laws of the United States of America, (ii) has the corporate power and authority to own or lease all of its properties and assets, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company and the Bank have satisfied in all material respects all

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commitments, financial or otherwise, as may have been agreed upon with their state and/or federal regulatory agencies. Other than the Bank and except as set forth in Company Disclosure Schedule 2.01(b)(ii), the Company does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

2.02 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, of which 5,482,114 are issued and outstanding as of the date hereof, and 100 shares of noncumulative, voting preferred stock Series A, of which 90 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for an aggregate of 252,000 shares of Company Common Stock issuable upon exercise of Company Options granted pursuant to the Company’s 1996 Incentive Stock Option Plan (the “Stock Option Plan”) and one non-statutory stock option agreement (the “Stock Option Agreement”), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of the Company or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock. Disclosure Schedule 2.02 lists each Company Option outstanding as of the date hereof under the Stock Option Plan and the Stock Option Agreement, as well as the name of the grantee, the date of grant and the respective exercise price with respect thereto.

2.03 Authority; No Violation.

(a) Subject to the approval of this Agreement by the stockholders of the Company, the Company and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of the Company and the Bank. Except for the adoption by the Company’s stockholders of this Agreement, no other corporate proceedings on the part of the Company or the Bank are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by the Company and the Bank and constitutes the valid and binding obligation of the Company and the Bank, enforceable against them in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

(b) Subject to the approval of this Agreement by the stockholders of the Company, the Company has full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of the Agreement of Merger by the Company and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of

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the Company. The Agreement of Merger, upon its execution and delivery by the Company, will constitute a valid and binding obligation of the Company, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

(c) None of the execution and delivery of this Agreement by the Company and the Bank, the execution and delivery of the Agreement of Merger by the Company, the consummation by the Company and the Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by the Company of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by the Company and the Bank with any of the terms or provisions hereof or compliance by the Company with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Articles of Incorporation, Charter or Bylaws of the Company and the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company and the Bank or any of their respective properties or assets, or (iii) except as disclosed in Disclosure Schedule 2.03(c), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Company and the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company and the Bank are a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in Company Disclosure Schedule 2.03(c) and for any consents and approvals of or filings or registrations with or notices to the Federal Deposit Insurance Corporation (“FDIC”), the State Corporation Commission of the Commonwealth of Virginia, the Office of Thrift Supervision (“OTS”) and the stockholders of the Company, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of the Company in connection with (a) the execution and delivery of this Agreement by the Company and the Bank or the execution and delivery of the Agreement of Merger by the Company, and (b) the completion by the Company and the Bank of the transactions contemplated hereby or the completion by the Company of the transactions contemplated by the Agreement of Merger.

(d) As of the date hereof, neither the Company nor the Bank is aware of any reasons relating to the Company or the Bank why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated hereby.

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2.04 Financial Statements.

(a) The Company has previously delivered to FFG and AAC copies of the consolidated balance sheets of the Company as of December 31, 2002 and 2001 and the related consolidated statements of income (loss), shareholders’ equity, and cash flows for the years ended December 31, 2002, 2001 and 2000, in each case accompanied by the audit report of Grant Thornton, LLP, independent public accountants, as well as the unaudited consolidated balance sheet of the Company as of June 30, 2003 and the related unaudited consolidated statements of income (loss), shareholders’ equity, and cash flows for the three months ended June 30, 2003 and 2002. The consolidated balance sheets of the Company referred to herein, as well as the financial statements to be delivered pursuant to Section 4.04 hereof, (including the related notes, where applicable) fairly present or will fairly present, in all material respects, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the related consolidated statements of income, shareholders’ equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated income, shareholders’ equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein (it being understood that the Company’s interim financial statements are not audited and are not prepared with all related notes but have been, or will be, prepared in compliance with all applicable legal and regulatory accounting requirements and reflect all adjustments which are, in the opinion of the Company, necessary for a fair presentation of such financial statements).

(b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of the Company and the Bank are being maintained in material compliance with applicable legal and accounting requirements.

(c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 2.04(a) or the notes thereto, and except for liabilities incurred since June 30, 2003 in the ordinary course of business and consistent with past practice, the Company does not have any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, results of operations, assets or financial condition of the Company and the Bank taken as a whole.

2.05 Absence of Certain Changes or Events. Except as set forth in Company Disclosure Schedule 2.05, since June 30, 2003, (i) the Company and the Bank have conducted their businesses in the ordinary and usual course and (ii) no event has occurred or circumstances arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

2.06 Legal Proceedings. Except as disclosed in Company Disclosure Schedule 2.06, neither the Company nor the Bank is a party to any, and there are no pending or, to the best knowledge of the Company and the Bank, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against the Company or the

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Bank, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of the Company and the Bank will not have a Material Adverse Effect. Except for the OTS Supervisory Agreement among the Company, the Bank and the OTS, dated December 3, 2001, (the “Supervisory Agreement”), neither the Company nor the Bank is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect.

2.07 Taxes and Tax Returns.

(a) The Company and the Bank have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements (“Returns”) required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and have duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to representatives of FFG and AAC) and (ii) have not finally been determined. The Company has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable for periods ending on or prior to the Effective Time, whether or not disputed or accrued. Except as set forth in Company Disclosure Schedule 2.07(a), (i) the federal income tax returns of the Company have been examined by the Internal Revenue Service (“IRS”) (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Virginia income tax returns of the Company have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. All tax refunds, if any, have been properly recorded, and, to the knowledge of the Company and the Bank, were properly paid and binding obligations of the applicable state or federal authority. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon the Company or the Bank, nor has the Company given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

(b) Except as set forth in Company Disclosure Schedule 2.07(b), the Company (i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by the Company (nor does the Company have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

(c) For purposes of this Agreement, “Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties,

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fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company and/or the Bank.

2.08 Employee Benefit Plans.

(a) Company Disclosure Schedule 2.08(a) sets forth all benefit and compensation plans, contracts, policies or arrangements under which the Company and the Bank have obligations covering current or former employees of the Company and the Bank (the “Employees”) and current or former directors of the Company and the Bank including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock-based, incentive and bonus plans (the “Benefits Plans”). True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided to representatives of FFG and AAC.

(b) All Benefits Plans other than “multiemployer plans” within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are in compliance with ERISA. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to the Company’s knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor the Bank has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or the Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a Material Adverse Effect upon the Company or the Bank.

(c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or the Bank with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”). Neither the Company nor the Bank has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

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(d) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor the Bank has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(e) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan’s most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

(f) Neither the Company nor the Bank has any obligations for retiree health and life benefits under any Benefit Plan other than as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company or the Bank may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

(g) Except as set forth on Company Disclosure Schedule 2.08(g), none of the execution of this Agreement, stockholder approval of this Agreement or consummation of the transactions contemplated hereby will (A) entitle any employees of the Company or the Bank to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

2.09 Securities Documents and Regulatory Reports.

(a) Except for SEC online filings available on the SEC web site, the Company has previously delivered or made available to representatives of FFG and AAC a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended (“1933 Act”), or the Securities Exchange Act of 1934, as amended (“1934 Act”), or mailed by the Company to its stockholders as a class since January 1, 1998, and each such final registration statement, prospectus, annual, quarterly or current report and

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definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

(b) Since January 1, 1998, the Company and the Bank have duly filed with the OTS, in materially correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and the Company has delivered or made available to representatives of FFG and AAC accurate and complete copies of such reports. Company Disclosure Schedule 2.09 lists all examinations of the Company or the Bank conducted by the applicable regulatory authorities since January 1, 1998 and the dates of any responses thereto submitted by the Company or the Bank. Except as set forth in Company Disclosure Schedule 2.09, in connection with the most recent examinations of the Company or the Bank by the applicable regulatory authorities, neither the Company nor the Bank were required to correct or change any action, procedure or proceeding which the Company or the Bank believe has not been now corrected or changed as required other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect.

2.10 Compliance with Applicable Law.

(a) The Company and the Bank have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company and the Bank, no suspension or cancellation of any of the same is threatened.

(b) Neither the Company nor the Bank is in violation of its Articles of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect, and neither the Company nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that the Company or the Bank is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect. Except for the OTS Supervisory Agreement, neither the Company nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those

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of general applicability to all commercial banks issued by governmental authorities), and has not received any written communication requesting that it enter into any of the foregoing.

2.11 Deposit Insurance. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum extent permitted by the Federal Deposit Insurance Act, as amended (“FDIA”), and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

2.12 Certain Contracts.

(a) Except as disclosed in Company Disclosure Schedule 2.12(a), neither the Company nor the Bank is a party to, is bound by, receives, or is obligated to pay benefits under, (i) any agreement, indenture or other instrument relating to the borrowing of money by the Company or the Bank (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or the Bank of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of the Company or the Bank, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or the Bank upon execution of this Agreement and the Agreement of Merger or upon or following consummation of the transactions contemplated by this Agreement or the Agreement of Merger (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which the Company or the Bank is a party or by which any of the same is bound which limits the freedom of the Company or the Bank to compete in any line of business or with any person, or (vi) any other agreement, arrangement, commitment or understanding to which the Company or the Bank is a party and which is material to the business, results of operations, assets or financial condition of the Company and the Bank taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

(b) Neither the Company nor the Bank is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, which default or non-compliance would have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

(c) Neither the Company nor the Bank is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included in the Company’s audited financial statements at and for June 30, 2003 and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that are referred to

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generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives.”

2.13 Properties and Insurance.

(a) All real and personal property owned by the Company or the Bank or presently used by them in their respective businesses is in adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and the Bank in the ordinary course of business consistent with their past practices. The Company and the Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in the Company’s consolidated balance sheet as of June 30, 2003, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2003), subject to no encumbrances, liens, mortgages, securities interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated balance sheet or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated balance sheet, (ii) statutory liens for current taxes not yet due, (iii) such encumbrances, liens, mortgages, securities interests, pledges and title imperfections that are not in the aggregate material to the business, results of operations, assets or financial condition of the Company and the Bank taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. The Company and the Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by the Company and the Bank and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right in a way that would have a Material Adverse Effect. Company Disclosure Schedule 2.13(a) sets forth an accurate listing of each lease pursuant to which the Company or the Bank act as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same (“Leased Properties”).

(b) The business operations and all insurable properties and assets of the Company and the Bank are insured for its benefit against all risks which, in the reasonable judgment of the management of the Company and the Bank, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of the Company and the Bank adequate for the business engaged in by the Company and the Bank. As of the date hereof, neither the Company nor the Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in material default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

2.14 Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

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“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ‘9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ‘6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ‘7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ‘1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ‘9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ‘11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ‘300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

“Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

“Loan Portfolio Properties” means those properties which serve as collateral for loans owned by the Company or the Bank.

“Other Properties Owned” means those properties owned or operated by the Company or the Bank which are not Loan Portfolio Properties. A legal description of each of the Other Properties Owned is set forth in Company Disclosure Schedule 2.14.

(a) Except as set forth in Company Disclosure Schedule 2.14(a), to the knowledge of the Company and the Bank, neither the Company nor the Bank has been and are not in violation of or liable under any Environmental Law.

(b) None of the Other Properties Owned is the subject of liability under, or, to the knowledge of the Company and the Bank, has been in violation of, any Environmental Law except any such violations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Company Disclosure Schedule 2.14(b), a Phase I study has been conducted with respect to each of the Other Properties Owned and such study will be updated prior to Closing. Except as set forth in Company Disclosure Schedule 2.14(b), a Phase I survey has been conducted with respect to each of the Other Properties Owned and such survey will be updated prior to Closing. A copy of each of the Phase I studies and surveys is attached hereto as part of Company Disclosure Schedule 2.14(b).

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(c) To the knowledge of the Company and the Bank, none of the Loan Portfolio Properties or Leased Properties has been in violation of, or is the subject of liability under, any Environmental Law except any such violations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

(d) There are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to the knowledge of the Company and the Bank, threatened relating to the liability of the Loan Portfolio Properties, Leased Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a Material Adverse Effect.

(e) Company Disclosure Schedule 2.14(e) lists (i) any environmental studies which have been undertaken by, or on behalf of, the Company or the Bank with respect to the Other Properties Owned and the Leased Properties and (ii) and correspondence known to the Company or the Bank with respect to the Other Properties Owned and the Leased Properties and issues related to Environmental Laws.

2.15 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on the Company’s consolidated balance sheets included in the consolidated financial statements referred to in Section 2.04 hereof is, in the opinion of the Company’s management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated balance sheets included in the consolidated financial statements referred to in Section 2.04 hereof is carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

2.16 Minute Books. Since January 1, 2000, the minute books of the Company and the Bank contain complete and accurate records of all meetings and other corporate action held or taken by their Boards of Directors (including committees of its Board of Directors) and stockholders in all material respects.

2.17 Broker Fees. Except as set forth in Company Disclosure Schedule 2.17, neither the Company nor the Bank or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant’s, broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

2.18 Proxy Statement Information. None of the information relating to it which is included in the proxy statement distributed by the Company to its stockholders in order to solicit their approval of this Agreement and the transactions contemplated hereby (“Proxy Statement”), as of the date such Proxy Statement is mailed to its stockholders and up to and including the date of the

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meeting of its stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

2.19 Transactions with Affiliates. Except as set forth in Company Disclosure Schedule 2.19 or other Schedules to this Agreement, there are no existing or pending transactions, nor are there any agreements or understandings, with any directors, officers or employees of the Company or the Bank or any person or entity affiliated with it (collectively, “Affiliates”), relating to, arising from or affecting the Company and the Bank, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of the Company or the Bank.

2.20 Required Vote; Fairness Opinion.

(a) This Agreement and the transactions contemplated hereby are required to be approved on behalf of the Company by the affirmative vote of the holders of more than two thirds of the votes cast of Company Common Stock at a meeting called for such purpose. No other vote of the stockholders of the Company is required by law, the Company’s Articles of Incorporation, the Company’s Bylaws or otherwise to approve this Agreement and the transactions contemplated hereby.

(b) No “control share acquisition,” “interested stockholder,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

(c) The Company has received a written opinion of Summit Capital Partners, LLC and the Finley Group, Inc., dated the date hereof, with respect to the fairness of the Merger Consideration to be received by the stockholders of the Company pursuant to this Agreement from a financial point of view.

2.21 Disclosures. No representation or warranty contained in Article II of this Agreement, and no statement contained in the Company Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FFG AND AAC

References to “AAC Disclosure Schedules” shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by FFG and AAC to the Company. FFG and AAC hereby represent and warrant to the Company and the Bank as follows as of the date hereof:

3.01 Corporate Organization.

(a) Each of FFG and AAC is a corporation duly organized, validly existing and in good standing under the laws of Michigan. Each of FFG and AAC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of each of FFG and AAC to consummate the transactions contemplated hereby.

(b) Interim will be at the Effective Time an interim stock corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Interim will not engage in any business other than in connection with the transactions contemplated by this Agreement and the Agreement of Merger and Interim will have no material obligations or liabilities other than its obligations hereunder.

3.02 Authority; No Violation.

(a) Each of FFG and AAC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of FFG and AAC, and no other corporate proceedings on the part of FFG or AAC are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of FFG and AAC and constitutes a valid and binding obligation of each of FFG and AAC, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

(b) At the Effective Time, Interim will have full corporate power and authority to execute and deliver the Agreement of Merger and to consummate the transactions contemplated thereby in

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accordance with the terms thereof. At the Effective Time, the execution and delivery of the Agreement of Merger by Interim and the consummation of the transactions contemplated thereby will have been duly and validly approved by the Board of Directors of Interim and by AAC as the sole stockholder of Interim, and no other corporate proceedings on the part of Interim are necessary to consummate the transactions so contemplated. The Agreement of Merger, upon its execution and delivery by Interim, will constitute a valid and binding obligation of Interim, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

(c) None of the execution and delivery of this Agreement by FFG and AAC, the execution and delivery of the Agreement of Merger by Interim, the consummation by FFG and AAC of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Interim of the transactions contemplated by the Agreement of Merger, compliance by FFG and AAC with any of the terms or provisions hereof or compliance by Interim with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Articles of Incorporation, Charter or Bylaws of FFG, AAC or Interim, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FFG, AAC or Interim or their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of FFG, AAC or Interim under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FFG, AAC or Interim is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of FFG or AAC and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations or notices to the Secretary of State of the Commonwealth of Virginia, the FDIC and the OTS listed in Schedule 3.02(c), no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of FFG, AAC and Interim in connection with (a) the execution and delivery of this Agreement by FFG and AAC or the execution and delivery of the Agreement of Merger by Interim and (b) the completion by FFG and AAC of the transactions contemplated hereby or the completion by Interim of the transactions contemplated by the Agreement of Merger.

(d) As of the date hereof, neither FFG nor AAC is aware of any reasons relating to it why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated hereby.

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3.03 Ability to Pay Merger Consideration. AAC has upon execution of this Agreement and will have available to it, immediately prior to the Effective Time sufficient cash (which shall not consist of any funds borrowed by AAC or its investors) to pay the Aggregate Merger Consideration to stockholders of the Company as set forth in Section 1.07 and FFG has upon execution of this Agreement and will have available to it, immediately prior to the Effective Time sufficient cash (which shall not consist of any funds borrowed by FFG or its investors) to pay the Purchase Price to the Company and the Bank as set forth in Section 9.03. FFG and AAC will upon request of the Company provide confirmation of such available funding.

3.04 Certain Information. None of the information relating to FFG and AAC supplied or to be supplied by AAC to the Company expressly for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of the Company and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.05 Disclosures. No representation or warranty contained in Article III of this Agreement, and no statement contained in the FFG or AAC Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

3.06 Lender Consent. FFG has received an irrevocable written consent from its lender, Residential Funding Corporation, to undertake the transaction contemplated by this Agreement.

ARTICLE IV

COVENANTS OF THE PARTIES

4.01 Conduct of the Business of the Company and the Bank. During the period from the date hereof to the Effective Time, the Company and the Bank shall conduct their respective businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice. The Company and the Bank shall use all reasonable efforts to (i) preserve their business organization intact, (ii) keep available for themselves and FFG and AAC the present services of the majority of the employees of the Company and the Bank, and (iii) preserve for themselves and FFG and AAC, the goodwill of their customers and others with whom business relationships exist.

4.02 Negative Covenants. The Company agrees that from the date hereof to the Effective Time, except as otherwise approved by FFG and AAC in writing or as permitted or required by this Agreement, the Company will not and the Company will not permit the Bank to:

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(i) amend or change any provision of its Articles of Incorporation, Charter or Bylaws unless such amendment shall be necessary to complete the Merger;

(ii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

(iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company;

(iv) grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of the Company or the Bank in effect on the date hereof and disclosed to FFG and AAC on Company Disclosure Schedule 2.12(a)) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, executive officers or employees; or award any increase in compensation or benefits to its directors, officers or employees;

(v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of FFG and AAC, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice and policies;

(vi) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

(vii) enter into any new capital commitments or make any capital expenditures in excess of $10,000 each, and $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

(viii) file any applications or make any contract with respect to branching or site location or relocation;

(ix) make any material change in its accounting methods or practices, other than changes required by outside independent CPAs, the OTS or changes in applicable laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in applicable laws or regulations;

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(x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law or regulations;

(xi) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(xii) incur any liability for borrowed funds (other than in the case of deposits, federal funds purchased, securities sold under agreements to repurchase and FHLB or warehouse line of credit advances in the ordinary course of business) or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 2.13(a).

(xiii) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

(xiv) engage in any transaction with an Affiliate not in the ordinary course of business consistent with past practice;

(xv) discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

(xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

(xvii) invest in any investment securities other than United States government agencies and insured certificates of deposit with a maturity of two (2) years or less or federal funds;

(xviii) make or commit to make any loan to any one person or entity except mortgage loans originated in the ordinary course of business (together with “affiliates of such person or entity) in excess of $300,000 in the aggregate;

(xix) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time;

(xx) modify or curtail any of its wholesale mortgage operations, including changing its mortgage origination policies, underwriting guidelines, closing policies or quality control policies or fail to meet any obligation under any of its agreements with its loan purchasers; or

(xxi) agree to do any of the foregoing.

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4.03 No Solicitation. The Company and the Bank agree that neither they nor any of their respective officers or directors shall, and that they shall direct and use their reasonable best efforts to cause each of their employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 9.9% of the outstanding equity securities of the Company or the Bank (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). The Company and the Bank further agree that neither the Company nor the Bank nor any of their respective officers and directors shall, and that they shall direct and use their reasonable best efforts to cause their employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Bank from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Company receives from the person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clauses (B), (C) or (D) above, the Company Board of Directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause (D) above, the Company Board of Directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger. The Company and the Bank agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals provided however, a subsequent unsolicited proposal by a third party that was in discussion prior to execution of this Agreement will be treated the same as an unsolicited proposal that did not involve a third party in discussions prior to execution of this Agreement. The Company and the Bank agree that they will notify FFG and AAC immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives, and the substance thereof and will keep FFG and AAC informed of any developments with respect thereto immediately following the occurrence thereof.

4.04 Current Information. During the period from the date hereof to the Effective Time, the Company will cause one or more of its designated representatives to confer from time to time, as FFG and AAC may reasonably request, with representatives of FFG and AAC regarding the Company’s business, operations, prospects, assets and financial condition and matters relating to the

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completion of the transactions contemplated hereby. Within 30 days after the end of each month or in accordance with required reporting of same to OTS, the Company shall provide FFG and AAC with a statement of financial condition and a statement of earnings, without related notes, for such month prepared in accordance with past practices as presented to its Board of Directors. On a monthly basis, the Company shall furnish FFG and AAC with a report, in such detail as reasonably requested by FFG and AAC, indicating all loans which have been originated, purchased or sold during such period as well as all applications for loans which have been received for processing (“pipeline report”) subject to the Company maintaining the confidentiality of the parties associated with such applications.

4.05 Access to Properties and Records; Confidentiality.

(a) The Company and the Bank shall permit FFG and AAC and their representatives reasonable access, upon advance notice, to their properties, and shall disclose and make available to FFG and AAC all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company and the Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and stockholders’ meetings (excluding minutes related to the transactions contemplated by this Agreement or other Acquisition Proposals), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files, plans affecting employees, and any other business activities or prospects in which FFG and AAC may have a reasonable interest. The Company and the Bank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The Company and the Bank will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Company and the Bank shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with FFG and AAC and their representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

(b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was

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already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

(c) No investigation by either of the parties hereto or their respective representatives shall affect the representations, warranties, covenants or agreements of the other party set forth herein

4.06 Regulatory Matters.

(a) AAC shall have filed its application for change in control with all required exhibits and related documents on or before 60 days after the date of this Agreement. Each of the Company, the Bank, FFG and AAC shall cooperate with each other and use their best efforts to prepare all necessary documentation to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

(b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

(c) Each of the parties will (provided the OTS does not object in the case of communications between the Company or the Bank and the OTS) promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

(d) Each of the Company, FFG and AAC agrees that if such party shall become aware prior to the mailing date of the Proxy Statement of any information furnished by such party that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Proxy Statement.

4.07 Approval of Stockholders. The Company will (a) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable,

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but in no event later than November 30, 2003, for the purposes of securing the adoption of such stockholders of this Agreement and the Agreement of Merger, (b) unless the Board of Directors of the Company makes a good faith determination, upon consideration of the advice of outside counsel that such recommendation would be deemed to constitute a breach of their fiduciary duties under applicable Virginia law, recommend to its stockholders the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with FFG and AAC with respect to the foregoing matters.

4.08 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

4.09 Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by the Company and the Bank with the covenants set forth in Section 4.01 hereof.

4.10 Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

4.11 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled and that it will not waive that condition, it will promptly notify the other party. AAC and the Company will promptly inform the other of any facts applicable to them, or their

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respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

4.12. Retention Bonuses. Following execution of this Agreement in order to insure an orderly Closing and transition period, the Company, FFG and AAC shall identify individual employees of the Company (other than employees who have executive agreements as disclosed in Schedule 2.12(a)) who will be entitled to receive a “retention” bonus in the event that such employee remains an employee and satisfactorily fulfills the duties and responsibilities of his or her position through the Effective Time, to be paid immediately prior to the Effective Time. The amount of each bonus shall be determined by mutual agreement of the parties provided, however, that such bonus payments shall not exceed $200,000 in the aggregate. The Company and AAC shall share equally the cost of such bonus payments.

4.13 Employment, Severance and Change in Control Agreements. Any officer or employee of the Company or the Bank who has an employment, severance or change in control agreement (“Executive Agreements”) with the Company or the Bank (each a “Contract Officer”) which is disclosed on Company Disclosure Schedule 2.12(a) shall receive from FFG the severance or termination payments (“Contract Payments”) provided for in their respective Termination and Release Agreements (the “Release Agreement”) in lieu of the payments described and quantified in reasonable detail on Company Disclosure Schedule 4.13. Subject to the Transfer pursuant to Section 9.01(b)(iii) of this Agreement, the Contract Payments, except for those Contract Payments required pursuant to Section 4.14, will be made by FFG ratably over a twelve month period beginning November 1, 2003, provided, however, that the Closing occurs on or before October 31, 2003. In the event the Closing occurs on or after November 1, 2003, the Contract Payments shall be reduced pro rata for each month thereafter that the Closing does not occur, provided AAC receives requisite OTS approval prior to October 31, 2003 and the delay is caused solely by the Company or the Bank. As a condition to receiving their Contract Payments, each Contract Officer shall sign and deliver to FFG and AAC a Release Agreement in the form attached hereto as Exhibit F. Notwithstanding anything contained herein to the contrary, (1) the Company represents and warrants that the amounts set forth in Company Disclosure Schedule 4.13 have been calculated in a manner consistent with, and according to, the provisions of the Executive Agreements (copies of which have been furnished by the Company to FFG and AAC), and (ii) the amounts payable under such Executive Agreements will not exceed, individually or in the aggregate, the amounts set forth in Company Disclosure Schedule 4.13.

4.14 Certain Contract Payments. Subject to the Transfer pursuant to Section 9.01(b)(iii) of this Agreement, Jean Schwindt shall receive from FFG Contract Payments pursuant to her Release Agreement. The Contract Payments will be made by FFG ratably over a twelve-month period beginning as of the date of Closing and shall not be subject to the reduction provisions in Section 4.13.

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ARTICLE V

CLOSING CONDITIONS

5.01 Conditions to the Parties’ Obligations Under This Agreement. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) All necessary regulatory, governmental or third party approvals, waivers, clearances, authorizations and consents (including without limitation the requisite approval and/or non-objection, if any, of the FDIC and the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which, in the reasonable opinion of FFG and AAC, would materially impair the value of the Company and the Bank to FFG and AAC or materially adversely affect the terms of the Merger as they relate to the stockholders of the Company; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

(b) All corporate action necessary to authorize the execution and delivery of this Agreement and the Agreement of Merger and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by FFG, AAC, the Company and the Bank, including approval by the requisite vote of the stockholders of the Company of this Agreement and the Agreement of Merger.

(c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which AAC or the Company determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

5.02. Conditions to the Obligations of FFG and AAC Under This Agreement. The obligations of AAC under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by AAC:

(a) Each of the obligations of the Company and the Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Company and the Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to

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any representation or warranty which specifically relates to an earlier date, or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect, and FFG and AAC shall have received a certificate to that effect signed by the President of the Company and the Bank.

(b) All holders of Company Options shall enter into cancellation agreements with respect to such Company Options.

(c) Holders of Company Common Stock who dissent from the Merger pursuant to the VSCA by meeting the requirements set forth in the VSCA shall not hold more than 13% of the Company Common Stock immediately prior to the Effective Time.

(d) The OTS shall have terminated the Supervisory Agreement.

(e) The Company and the Bank shall have furnished FFG and AAC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as FFG and AAC may reasonably request.

(f) The average monthly nonconforming residential mortgage loan originations by the Company and the Bank shall be no less than $12 million for the last full three-month period immediately prior to Closing and no less than $12 million for the last full month immediately prior to Closing.

5.03 Conditions to the Obligations of the Company and the Bank Under this Agreement. The obligations of the Company and the Bank under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the Company and the Bank:

(a) Each of the obligations of FFG and AAC required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of FFG and AAC contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of FFG or AAC taken as a whole, and the Company and the Bank shall have received a certificate to that effect signed by the President and Chief Executive Officer of each of FFG and AAC.

(b) FFG and AAC shall have furnished the Company and the Bank with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as the Company and the Bank may reasonably request.

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ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER, ETC.

6.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of the Company:

(a) by mutual written consent of the parties hereto;

(b) by AAC or the Company (i) if the Effective Time shall not have occurred on or prior to December 31, 2003, or (ii) if a vote of the stockholders of the Company is taken and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of the Company contemplated by Section 4.07 hereof; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements in all material respects set forth herein to be performed or observed by such party at or before the Effective Time;

(c) by AAC or the Company upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

(d) by AAC in writing if the Company or the Bank has, or by the Company or the Bank in writing if AAC has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which, in the case of either (i) or (ii), breach would have a Material Adverse Effect on the business, operations, assets or financial condition of the Company and the Bank taken as a whole or AAC, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

(e) by AAC or the Company in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of AAC or the Company, as applicable, would materially impair the value of the Company and the Bank taken as a whole to AAC, or would materially adversely affect the terms of the Merger as they relate to the stockholders of the Company and the time period for appeals and requests for reconsideration has run;

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(f) by AAC if (i) at any time prior to the meeting of stockholders of the Company to consider the Agreement, the Company shall have breached Section 4.03, (ii) the Company’s Board of Directors shall have failed to make its recommendation referred to in Section 4.07, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of AAC and the Company’s stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders of the Company contemplated by Section 4.07 or (iii) the Company shall have materially breached its obligations under Section 4.07 by failing to call, give notice of, convene and hold a meeting of the Company’s stockholders in accordance with Section 4.07; and

(g) by AAC if a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by AAC), and the Company’s Board of Directors (i) recommends that the stockholders of the Company tender their shares in such tender or exchange offer within the 10 business day period (“Recommendation Period”) specified in Rule 14e-2(a) under the Exchange Act or (ii) fails to recommend that such stockholders reject such tender offer or exchange offer within the Recommendation Period and such stockholders fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders of the Company contemplated by Section 4.07.

6.02 Effect of Termination. In the event of termination of this Agreement by AAC or the Company as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and 7.01 hereof.

6.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of the Company, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies the amount of the Merger Consideration to be delivered to stockholders of the Company. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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ARTICLE VII

TERMINATION FEES AND EXPENSES

7.01 Expenses; Termination Fee.

(a) Except as provided below, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel.

(b) If either party terminates this Agreement pursuant to Section 6.01(a), (b), (c) or (e), that party shall not have any obligation or liability to the other. In the event of a termination of this Agreement pursuant to Section 6.01(d), the party committing such breach shall be liable for $200,000 to the other party, plus the reasonable expenses of the other party, which expenses shall not exceed $100,000, without prejudice to any other rights or remedies as may be available to the non-breaching party, including without limitation any rights under Section 7.01(c) or (d) hereof. Such amount shall be paid by wire transfer of immediately available funds to an account designated by the non-breaching party no later than the tenth business day following such termination. If AAC terminates this Agreement pursuant to Section 6.01(f) or (g), the Company shall be liable to AAC as specified in Section 7.01(c) below. If the Company terminates this Agreement pursuant to Section 6.01(d) and AAC enters into a definitive agreement as set forth in Section 7.01(d) below, AAC shall be liable to the Company as specified in section 7.01(d).

(c) Notwithstanding anything to the contrary herein, the Company shall pay AAC the sum of $400,000 (the “Termination Fee”) if this Agreement is terminated as follows:

(i) if this Agreement is terminated by AAC pursuant to Section 6.01(f)(i), (ii) and (iii) or (g); or

(ii) if this Agreement is terminated by (A) AAC pursuant to Section 6.01(d) or (B) by either AAC or the Company pursuant to Section 6.01(b)(i) and with respect to such termination events under this Section 7.01(b)(ii) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of the Company or the Company’s Board of Directors (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the date of termination; or

(iii) if this Agreement is terminated by either AAC or the Company pursuant to Section 6.01(b)(ii) and an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of the Company or the Company’s Board of Directors (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at

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any time after the date of this Agreement and prior to the taking of the vote of the stockholders of the Company at a meeting thereof to consider this Agreement as contemplated by Section 4.07.

Any amount that becomes payable pursuant to Section 7.01(c)(i), (ii) or (iii) shall be paid by wire transfer of immediately available funds to an account designated by AAC no later than the tenth business day following such termination.

(d) Notwithstanding anything to the contrary herein, FFG and/or AAC shall pay the Company the sum of $250,000 if this Agreement is terminated by the Company pursuant to Section 6.01(d) and, within 90 days of such breach, AAC enters into a definitive agreement involving the acquisition of, or purchase of, all or substantially all of the assets of a bank, savings bank, savings association or similar savings institution or the holding company thereof.

(e) The Company and AAC agree that the agreement contained in paragraph (c) of this Section 7.01 is an integral part of the transactions contemplated by this Agreement, that without such agreement AAC would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by the Company and the Bank. If the Company or the Bank fail to pay AAC the amounts due under paragraph (c) above within the time period specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by AAC in connection with any action in which AAC prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(f) Amounts paid pursuant to Section 7.01(a) shall not be in addition to the amounts paid pursuant to Section 7.01(c). The maximum amount payable to AAC pursuant to this Agreement shall be $400,000. Further, amounts paid pursuant to Section 7.01(a) shall not be in addition to the amount paid pursuant to Section (d). The maximum amount payable to the Company pursuant to this Agreement shall be $250,000.

ARTICLE VIII

SETOFF

8.01 Remedies. The parties acknowledge that if the planned merger is terminated, the rights and remedies of the parties are specified in Section 7.01. If the planned merger is consummated then the provision of this Article VIII shall provide the exclusive remedy for any claims by FFG or AAC against the Bank, the Company or their shareholders, directors and officers.

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8.02 Setoff.

(a) After the Effective Time and until all of FFG’s obligations pursuant to the Note-A class of Exchanged Related Party Notes have been paid in full or a period of three (3) years elapses, whichever occurs sooner, the Bank and the Company and each of the holders of a Note-A (the “Noteholders”), pursuant to the provisions of each Note-A, agree that the amount of FFG’s obligations pursuant to the Note-A shall be reduced (the “Setoff”) as specified in Exhibit G by the amount of any costs or expenses (including reasonable attorney’s fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (“Setoff Amounts”) incurred or imposed in connection with (1) any claim, action, suit, proceeding or investigation against the Bank or the Company, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or the Company existing or occurring prior to the Effective Time and not reflected or reserved in the Financial Statements, or other Schedules or Exhibits to this Agreement and not covered by insurance, whether asserted or claimed prior to, at or after the Effective Time or (2) the breach or inaccuracy of any of the representation and warranties included in Article II hereof. For purposes of this Section 8.02, Setoff Amounts shall include, but shall not be limited to, any repurchase and recapture obligations (net of prepayment penalties lawfully paid and as applied pursuant to the investor agreement) regarding mortgages originated, table funded or otherwise funded or brokered by the Company and the Bank and any expenses regarding items not included on the balance sheets of the Company and the Bank as of the Effective Time. The amount of the Setoff will be applied to the total outstanding balance of FFG’s obligations as specified in Exhibit G.

(b) The maximum setoff against all Noteholders in the aggregate shall be $700,000.00

8.03 Notice and Defense of Claim by Third-Party. In the case of any claim asserted by a third party which could result in a Setoff under this Agreement, notice shall be given by FFG to the Noteholders promptly after FFG has knowledge of any claim as to which a Setoff may be sought, Noteholder and FFG shall cooperate in the defense of any claim or litigation subject to this Section and the records of each shall be available to the other with respect to such defense. Noteholders may, individually or collectively and at their own expense, assist in such defense if they so choose.

8.04 Reduction and Suspension of Payment of Note-A Principal.

(a) In the event that FFG believes a Setoff is appropriate, FFG shall notify the Noteholders of the amount of the reduction of the Note-A principal and provide the Noteholders with reasonable details regarding the amount of the Setoff. If a majority of the Noteholders disagree with a Setoff, the Noteholder shall notify FFG within five (5) days of the notice. All such disputes shall be resolved pursuant to the provisions of Section 8.05. If FFG is not provided timely notification of a disagreement with a reduction of the Note-A principal pursuant to the procedures set forth in this Section 8.04(a), the reduction shall be final and binding.

(b) If a claim, action, suit, proceeding or investigation subject to Setoff is made or commences after the Effective Time and prior to the date the Exchanged Related Party Notes have

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been paid in full or three years elapse after the Effective Time, notice shall be given to the Noteholders pursuant to Section 8.03 and payments of Note-A principal, up to the amount set forth in such claim or similar action, shall be immediately suspended until final resolution, settlement or dismissal of the claim, action, suit, proceeding or investigation. Any Setoff Amounts incurred or imposed prior to or in connection with the final resolution, settlement or dismissal of a claim, action, suit, proceeding or investigation shall be subject to Setoff.

8.05 Dispute Resolution

(a) In the event of any dispute, question or disagreement arising out of or relating to the application of the Setoff, the parties hereto shall use their best efforts to settle such dispute, question or disagreement. To this effect, they shall consult and negotiate with each other, in good faith, and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

(b) If the affected parties do not reach such a solution within a period of three (3) days, then the unresolved dispute, question or disagreement shall be submitted to and finally settled by a third party expert (the “Expert”) chosen by the parties. The parties shall mutually agree upon the Expert within ten (10) days of the Closing. In the event that the parties are unable to so agree within such ten (10) day period, then within the following ten (10) day period, an expert shall be named by each party. The Expert shall be named by the two experts so chosen within ten (10) days after the appointment of the two experts. In the event that the Expert is not agreed upon under the procedure described in the preceding sentence, he or she shall be named by the Circuit Court for the County of Oakland, Michigan.

(c) The decisions rendered by the Expert shall be final and binding.

(d) Should the Expert resign or otherwise be unable to fulfill his or her obligations under this Section 8.05, the parties shall appoint a replacement utilizing the same procedures as set forth in Section 8.05(b) above for the appointment of the initial Expert.

(e) Any expenses incurred in connection with the resolution of disputes, questions or disagreements under this Section 8.05 shall be shared equally between FFG and the Noteholders.

ARTICLE IX

TRANSFER OF CERTAIN ASSETS AND LIABILITIES TO FFG

9.01 Transfer of Certain Assets and Liabilities to FFG.

(a) Company and Bank agree that, subject to the terms and conditions of this Agreement, they will sell, assign, transfer, convey and deliver to FFG immediately prior to the Closing (the

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“Transfer Closing”), effective as of the Transfer Effective Date (as defined below) all of their rights, title and interest in and to all of the mortgages held for sale, all of the mortgages held for yield and all of the accrued interest held on such mortgages (the “Assets”).

(b) FFG agrees that at the Transfer Closing, effective as of the Transfer Effective Date (as defined below), subject to the terms and conditions of this Agreement, it will assume and agree to pay, perform and discharge the following:

(i) All of the Company’s indebtedness, obligations, duties and liabilities (including indebtedness for accrued interest) relating to the certificates of indebtedness outstanding and notes to the persons (“Third Party Debt”) set forth on the list attached hereto as Exhibit H; and

(ii) Subject to the right of Setoff provided for in this Section 8.02 of this Agreement, all of the Company’s indebtedness, obligations, duties and liabilities relating to the Note-A and Note-B Exchanged Related Parties Notes set forth on the list attached hereto as Exhibit C; and

(iii) All of the Company’s indebtedness, obligations, duties and liabilities relating to the Executive Agreements set forth on the list attached hereto as Exhibit I.

The Third Party Debt, the Exchanged Related Party Notes and the Executive Agreements shall be referred to herein as the “Liabilities.”

(c) FFG shall not assume or be bound by any liabilities or obligation of Bank or Company of any kind or nature, known or unknown, contingent or otherwise, other than the liabilities and obligations specifically assumed by FFG under Section 9.01(b) or as otherwise expressly provided in this Agreement.

9.02 Closing and Effective Date.

The closing date of the transactions provided for in this Article IX (the “Transfer Closing”) shall be immediately prior to and as a condition to the consummation of the Merger and shall follow the date on which all regulatory approvals for this transaction, required by law and this Agreement, have been obtained, all waiting periods required by statute have expired and all consents required under this Agreement have been obtained so that the Transfer may be legally consummated in accordance with the terms of this Agreement. Subject to the terms and conditions of this Agreement, the Closing shall occur in conjunction with the consummation of the Merger. The effective date of the transactions provided for herein (the “Transfer Effective Date”) shall be immediately prior to the Effective Time.

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9.03 Purchase Price.

In consideration for the sale, assignment, transfer, conveyance and delivery of the Assets, FFG will assume the Liabilities as provided in this Agreement and the difference between the value of the Assets and the outstanding amount of the Liabilities assumed shall be paid by FFG to the Company and the Bank in cash. The amount of consideration paid by FFG to the Company and the Bank pursuant to this Section 9.03 shall be determined in accordance with the Book Value determined pursuant to Appendix A hereto.

9.04 Obligations of the Company and the Bank at the Closing.

At the Closing, the Company and the Bank, as appropriate, will:

(a) Deliver to FFG such of the Assets purchased as shall be capable of physical delivery;

(b) Execute, acknowledge (if appropriate) and deliver to FFG a Bill of Sale and all such deeds, endorsements, assignments or other instruments of conveyance, assignment and transfer as shall be reasonably necessary or advisable to consummate the sale and transfer to FFG of the Assets;

(c) Assign, transfer and deliver to FFG such of the following records pertaining to the Liabilities to be assumed by FFG and any other records reasonably requested by FFG as exist and are the possession of the Company or the Bank, as the case may be, and as are necessary to enable FFG to honor the obligations related to said Liabilities on a continued basis:

9.05 Obligations of FFG at the Closing.

At the Transfer Closing, FFG shall execute, acknowledge and deliver to the Company or the Bank, as the case may be, such documents necessary or appropriate to effectuate the transactions contemplated by this Agreement as the Company or the Bank, as the case may be, shall reasonably request.

ARTICLE X

SURVIVAL

10.01 Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for (i) the provisions of Sections 1.07 and 1.08 and (ii) for the right of setoff in Article VIII which shall survive for a period of three (3) years after the effective date along with the representation and warranties which shall survive for three (3) years for the purpose of setoff only.

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10.02 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

(a) If to AAC, to:

Approved Acquisition Corp. 25800 Northwestern Highway Suite 875 Southfield, Michigan 48075
Attn:	Robert Pilcowitz President and Chief Executive Officer

Copy to:

Elias, Matz, Tiernan and Herrick L.L.P. 734 15th Street, N.W. Washington, D.C. 20005
Attn:	John P. Soukenik, Esq. Kevin M. Houlihan, Esq.

(b) If to FFG, to:

Michigan Fidelity Acceptance Corp (d/b/a Franklin Financial Group) 25800 Northwestern Highway Suite 875 Southfield, Michigan 48075
Attn:	Robert Pilcowitz President and Chief Executive Officer

Copy to:

Elias, Matz, Tiernan and Herrick L.L.P. 734 15th Street, N.W. Washington, D.C. 20005
Attn:	John P. Soukenik, Esq. Kevin M. Houlihan, Esq.

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(c) If to the Company, to:

Approved Financial Corp. 1716 Corporate Landing Parkway Virginia Beach, Virginia 23454
Attn:	Allen Wykle Chairman, President and Chief Executive Officer

    Copy to:

Payne, Gates, Farthing & Radd, P.C. Dominion Tower 999 Waterside Drive Suite 1515 Norfolk, Virginia 23510
Attn:	Ronald M. Gates, Esq.

(d) If to the Bank, to:

Approved Federal Savings Bank, A Federal Savings Bank. 1716 Corporate Landing Parkway Virginia Beach, Virginia 23454
Attn:	Jean Schwindt, President

    Copy to:

Payne, Gates, Farthing & Radd, P.C. Dominion Tower 999 Waterside Drive Suite 1515 Norfolk, Virginia 23510
Attn:	Ronald M. Gates, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

10.03 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as provided in Section 4.12 hereof or as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

41

10.04 Complete Agreement. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.06 Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Michigan in the Circuit Court for the County of Oakland, Michigan, without giving effect to the principles of conflicts of laws thereof.

10.07 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

42

IN WITNESS WHEREOF, AAC, the Company and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

APPROVED ACQUISITION CORP.
Attest:

By:

Secretary		Robert Pilcowitz President and Chief Executive Officer

APPROVED FINANCIAL CORP.
Attest:

By:

Secretary	Allen Wykle President

APPROVED FEDERAL SAVINGS BANK, A FEDERAL SAVINGS BANK
Attest:

By:

Secretary		Jean Schwindt President

MICHIGAN FIDELITY ACCEPTANCE CORP. (d/b/a FRANLIN FINANCIAL GROUP)
Attest:

By:

Secretary		Robert Pilcowitz President and Chief Executive Officer

43

Index of Exhibits and Appendices

Exhibit A	Stockholder Agreement

Exhibit B	List of Holders of Related Party Notes

Exhibit C	Forms of Note-A and Note-B Exchanged Related Party Notes and Holders Thereof

Exhibit D	Resignation and Stock Sales Agreement

Exhibit E	Agreement of Merger

Exhibit F	Form of Release of Executive Agreements

Exhibit G	Allocation of Setoff to Noteholders

Exhibit H	List of Certificates of Indebtedness and Notes

Exhibit I	List of Executive Agreements

* * * * *

Appendix A	Book Value Formula

44

Exhibit A

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of             , 2003, by and among Approved Acquisition Corp. (the “Acquiror”), a Michigan corporation, and certain stockholders of Approved Financial Corp. (the “Company”), a Virginia corporation, named on Schedule I hereto in their capacity as individuals (collectively the “Stockholders”).

WITNESSETH:

WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of Company Acquisition Corp. (“Interim”), a to-be-formed wholly owned subsidiary of the Acquiror, with and into the Company (the “Merger”); and

WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Ownership of Company Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, par value $1.00 per share (“Company Common Stock”), set forth opposite such Stockholder’s name on Schedule I hereto.

2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

(a)	such Stockholder shall, at any meeting of the Company’s stockholders called for the purpose of approving and adopting the Agreement, vote, or cause to be voted, all shares of Company Common Stock in which such Stockholder has the right to vote, excluding shares held in a fiduciary capacity, (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the related Agreement of Merger between Interim and the Company; and

(b)	except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company’s stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder’s shares of Company Common Stock, excluding shares held in a fiduciary capacity.

A-1

Each Stockholder further agrees that the Company’s transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock held by each Stockholder, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

3. Successors and Assigns. A Stockholder may sell, pledge, transfer, gift or otherwise dispose of his shares of Company Common Stock, excluding shares held in a fiduciary capacity, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company’s stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

6. Governing Law. This Stockholder Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of laws thereof.

7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

A-2

IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

APPROVED ACQUISITION CORP.

By:
Name:
Title: President and Chief Executive Officer

COMPANY STOCKHOLDERS:

A-3

SCHEDULE I

Name of Stockholder	Number of Shares of Company Common Stock Beneficially Owned

A-4

EXHIBIT B

LIST OF RELATED PARTY PROMISSORY NOTE HOLDERS

NOTE NUMBER	HOLDER	PRINCIPAL BALANCE
9347	WARNER, OSCAR S.		21,000
10032	WARNER, OSCAR S.		25,000
10043	WARNER, OSCAR S.		109,107

		TOTAL	155,107

10034	BROADDUS, STANLEY W.		124,661
10044	BROADDUS, STANLEY W.		401,001

		TOTAL	525,662

10045	AJD FAMILY LLC		361,234
10046	AJD FAMILY LLC		353,570

		TOTAL	714,804

10048	PERLIN, PHYLLIS F.		69,257
10050	LEON H. PERLIN IRA		75,063
10051	LEON H. PERLIN IRA		119,060
10052	LEON H. PERLIN IRA		8,939
10023	ANDY P. CORPORATION		100,000

		TOTAL	372,319

			1,767,892

EXHIBIT C

HOLDERS OF NOTE-A AND NOTE-B

EXCHANGED RELATED PARTY NOTES

WITH A COPY OF EACH NOTE ATTACHED HERETO.

HOLDERS OF NOTE-As

New Note Number	Holder	Amount of Note
1	Oscar S. Warner	$61,415
2	Stanley W. Broaddus	208,137
3	AJD Family LLC	283,028
4	Leon H. Perlin IRA	147,420

		$700,000

HOLDERS OF NOTE-Bs

New Note Number	Holder	Amount of Note
5	Oscar S. Warner	$93,693
6	Stanley W. Broaddus	317,525
7	AJD Family LLC	431,776
8	Leon H. Perlin IRA	55,641
9	Phyllis F. Perlin	69,257
10	Andy Corporation	100,000

		$1,067,892

PROMISSORY NOTE

# 1

$61,415.00	Virginia Beach, Virginia

                         , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                          , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Oscar S. Warner (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #1 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #5 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 9347, 10032 and 10043 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Sixty One Thousand Four Hundred Fifteen Dollars ($61,415.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. Subject to the right of setoff set forth below and in the Agreement, FFG shall pay to the Noteholder Twenty Seven Thousand Seven Hundred Twenty Nine Dollars ($27,729.00) of the principal thirty (30) months following the Effective Date and the remaining Thirty Three Thousand Six Hundred Eighty Six Dollars ($33,686.00) of the principal thirty-six (36) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

After the Effective Time until all of FFG’s obligations pursuant to this Note has been paid in full or a period of three (3) years elapses, whichever occurs sooner, the Noteholder agrees that the amount of FFG’s obligations pursuant to this Note is subject to being reduced (the “Setoff”) as specified in Schedule 2 hereto by a percentage specified in Schedule 2 of the amount of any costs or expenses (including reasonable attorney’s fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with (1)

any claim, action, suit, proceeding or investigation against the Bank or Company, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or Company existing or occurring prior to the Effective Time and not reflected or reserved in the Financial Statements, or other Schedules or Exhibits to the Agreement, not covered by insurance and not arising in the ordinary course of business, whether asserted or claimed prior to, at or after the Effective Time or (2) the breach or inaccuracy of any of the representation and warranties included in Article II of the Agreement. The amount of the Setoff will be applied to the total outstanding balance of FFG’s obligations as specified in Schedule 2.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

SCHEDULE 2

TO

PROMISSORY NOTE

NOTES SUBJECT TO INDEMNIFICATION OFFSET

Maturity Date		(30 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$316,054	% allocation
	Warner	27,729	8.8%
	Broaddus	93,975	29.7%
	AJD Family LLC	127,789	40.4%
	Perlin IRA	66,561	21.1%

Maturity Date		(36 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$383,946	% allocation
	Warner	33,686	8.8%
	Broaddus	114,162	29.7%
	AJD Family LLC	155,239	40.4%
	Perlin IRA	80,859	21.1%

Amount subject to offset		$700,000

PROMISSORY NOTE

# 2

$208,137.00	Virginia Beach, Virginia

                         , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                          , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Stanley W. Broaddus (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #2 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #6 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 10034 and 10044 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Two Hundred Eight Thousand One Hundred Thirty Seven Dollars ($208,137.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. Subject to the right of setoff set forth below and in the Agreement, FFG shall pay to the Noteholder Ninety Three Thousand Nine Hundred Seventy Five Dollars ($93,975.00) of the principal thirty (30) months following the Effective Date and the remaining One Hundred Fourteen Thousand One Hundred Sixty Two Dollars ($114,162.00) of the principal thirty-six (36) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

After the Effective Time until all of FFG’s obligations pursuant to this Note has been paid in full or a period of three (3) years elapses, whichever occurs sooner, the Noteholder agrees that the amount of FFG’s obligations pursuant to this Note is subject to being reduced (the “Setoff”) as specified in Schedule 2 hereto by a percentage specified in Schedule 2 of the amount of any costs or expenses (including reasonable attorney’s fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with (1) any claim, action, suit, proceeding or investigation against the Bank or Company, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or Company existing or occurring prior to the Effective Time and not reflected or reserved in the Financial Statements, or other Schedules or Exhibits to the Agreement, not covered by insurance and not arising in the ordinary course of business, whether asserted or claimed prior to, at or after the Effective Time or (2) the breach or inaccuracy of any of the representation and warranties included in Article II of the Agreement. The amount of the Setoff will be applied to the total outstanding balance of FFG’s obligations as specified in Schedule 2.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

SCHEDULE 2

TO

PROMISSORY NOTE

NOTES SUBJECT TO INDEMNIFICATION OFFSET

Maturity Date		(30 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$316,054	% allocation
	Warner	27,729	8.8%
	Broaddus	93,975	29.7%
	AJD Family LLC	127,789	40.4%
	Perlin IRA	66,561	21.1%

Maturity Date		(36 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$383,946	% allocation
	Warner	33,686	8.8%
	Broaddus	114,162	29.7%
	AJD Family LLC	155,239	40.4%
	Perlin IRA	80,859	21.1%

Amount subject to offset		$700,000

PROMISSORY NOTE

# 3

$283,028.00	Virginia Beach, Virginia

                         , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                          , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, AJD Family LLC (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #3 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #7 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 10045 and 10046 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Two Hundred Eighty Three Thousand Twenty Eight Dollars ($283,028.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. Subject to the right of setoff set forth below and in the Agreement, FFG shall pay to the Noteholder One Hundred Twenty Seven Thousand Seven Hundred Eighty Nine Dollars ($127,789.00) of the principal thirty (30) months following the Effective Date and the remaining One Hundred Fifty Five Thousand Two Hundred Thirty Nine Dollars ($155,239.00) of the principal thirty-six (36) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

After the Effective Time until all of FFG’s obligations pursuant to this Note has been paid in full or a period of three (3) years elapses, whichever occurs sooner, the Noteholder agrees that the amount of FFG’s obligations pursuant to this Note is subject to being reduced (the “Setoff”) as specified in Schedule 2 hereto by a percentage specified in Schedule 2 of the amount of any costs or expenses (including reasonable attorney’s fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with (1) any claim, action, suit, proceeding or investigation against the Bank or Company, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or Company existing or occurring prior to the Effective Time and not reflected or reserved in the Financial Statements, or other Schedules or Exhibits to the Agreement, not covered by insurance and not arising in the ordinary course of business, whether asserted or claimed prior to, at or after the Effective Time or (2) the breach or inaccuracy of any of the representation and warranties included in Article II of the Agreement. The amount of the Setoff will be applied to the total outstanding balance of FFG’s obligations as specified in Schedule 2.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

SCHEDULE 2

TO

PROMISSORY NOTE

NOTES SUBJECT TO INDEMNIFICATION OFFSET

Maturity Date		(30 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$316,054	% allocation
	Warner	27,729	8.8%
	Broaddus	93,975	29.7%
	AJD Family LLC	127,789	40.4%
	Perlin IRA	66,561	21.1%

Maturity Date		(36 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$383,946	% allocation
	Warner	33,686	8.8%
	Broaddus	114,162	29.7%
	AJD Family LLC	155,239	40.4%
	Perlin IRA	80,859	21.1%

Amount subject to offset		$700,000

PROMISSORY NOTE

# 4

$147,420.00	Virginia Beach, Virginia

                         , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                          , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Leon H. Perlin IRA (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note # 4 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #8 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 10050, 10051 and 10052 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of One Hundred Forty Seven Thousand Four Hundred Twenty Dollars ($147,420.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. Subject to the right of setoff set forth below and in the Agreement, FFG shall pay to the Noteholder Sixty Six Thousand Five Hundred Sixty One Dollars ($66,561.00) of the principal thirty (30) months following the Effective Date and the remaining Eighty Thousand Eight Hundred Fifty Nine Dollars ($80,859.00) of the principal thirty-six (36) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

After the Effective Time until all of FFG’s obligations pursuant to this Note has been paid in full or a period of three (3) years elapses, whichever occurs sooner, the Noteholder agrees that the amount of FFG’s obligations pursuant to this Note is subject to being reduced (the “Setoff”) as specified in Schedule 2 hereto by a percentage specified in Schedule 2 of the amount of any costs or expenses (including reasonable attorney’s fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with (1)

any claim, action, suit, proceeding or investigation against the Bank or Company, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or Company existing or occurring prior to the Effective Time and not reflected or reserved in the Financial Statements, or other Schedules or Exhibits to the Agreement, not covered by insurance and not arising in the ordinary course of business, whether asserted or claimed prior to, at or after the Effective Time or (2) the breach or inaccuracy of any of the representation and warranties included in Article II of the Agreement. The amount of the Setoff will be applied to the total outstanding balance of FFG’s obligations as specified in Schedule 2.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

SCHEDULE 2

TO

PROMISSORY NOTE

NOTES SUBJECT TO INDEMNIFICATION OFFSET

Maturity Date		(30 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$316,054	% allocation
	Warner	27,729	8.8%
	Broaddus	93,975	29.7%
	AJD Family LLC	127,789	40.4%
	Perlin IRA	66,561	21.1%

Maturity Date		(36 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$383,946	% allocation
	Warner	33,686	8.8%
	Broaddus	114,162	29.7%
	AJD Family LLC	155,239	40.4%
	Perlin IRA	80,859	21.1%

Amount subject to offset		$700,000

PROMISSORY NOTE

# 5

$93,693.00	Virginia Beach, Virginia

                         , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                          , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Oscar S. Warner (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #5 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #1 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 9347, 10032 and 10043 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Ninety Three Thousand Six Hundred Ninety Three Dollars ($93,693.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. FFG shall pay to the Noteholder Forty Three Thousand Eight Hundred Sixty Eight Dollars ($43,868.00) of the principal thirty (18) months following the Effective Date, Forty Three Thousand Eight Hundred Sixty Eight Dollars ($43,868.00) of the principal twenty-four (24) months following the Effective Date and the remaining Five Thousand Nine Hundred Fifty Seven Dollars ($5,957.00) of the principal thirty (30) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

PROMISSORY NOTE

# 6

$317,525.00	Virginia Beach, Virginia

                         , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                          , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Stanley W. Broaddus (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #6 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #2 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 10034 and 10044 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Three Hundred Seventeen Thousand Five Hundred Twenty Five Dollars ($317,525.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. FFG shall pay to the Noteholder One Hundred Forty Eight Thousand Six Hundred Sixty Nine Dollars ($148,669.00) of the principal eighteen (18) months following the Effective Date, One Hundred Forty Eight Thousand Six Hundred Sixty Nine Dollars ($148,669.00) of the principal twenty-four (24) months following the Effective Date and the remaining Twenty Thousand One Hundred Eighty Seven Dollars ($20,187.00) of the principal thirty (30) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

PROMISSORY NOTE

# 7

$431,776.00	Virginia Beach, Virginia

                         , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                          , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, AJD Family LLC (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note # 7 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #3 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 10045 and 10046 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Four Hundred Thirty One Thousand Seven Hundred Seventy Six Dollars ($431,776.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. FFG shall pay to the Noteholder Two Hundred Two Thousand One Hundred Sixty Three Dollars ($202,163.00) of the principal eighteen (18) months following the Effective Date, Two Hundred Two Thousand One Hundred Sixty Three Dollars ($202,163.00) of the principal twenty-four (24) months following the Effective Date and the remaining Twenty Seven Thousand Four Hundred Fifty Dollars ($27,450.00) of the principal thirty (30) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

PROMISSORY NOTE

# 8

$55,641.00	Virginia Beach, Virginia

                     , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                      , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Leon H. Perlin IRA (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #8 (this “Note”). The Noteholder hereby agrees that the terms of this Note and the accompanying Promissory Note #4 (the “Accompanying Note”) are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory notes numbered 10050, 10051 and 10052 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below and in the Accompanying Note as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Fifty Five Thousand Six Hundred Forty One Dollars ($55,641.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. FFG shall pay to the Noteholder Five Thousand Three Hundred Dollars ($5,300.00) of the principal eighteen (18) months following the Effective Date, Thirty Six Thousand Forty Three Dollars ($36,043.00) of the principal twenty-four (24) months following the Effective Date and the remaining Fourteen Thousand Two Hundred Ninety Eight Dollars ($14,298.00) of the principal thirty (30) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

2

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

PROMISSORY NOTE

# 9

$69,257.00	Virginia Beach, Virginia

                     , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                      , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Phyllis F. Perlin (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #9 (this “Note”). The Noteholder hereby agrees that the terms of this Note are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory note numbered 10048 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of Sixty Nine Thousand Two Hundred Fifty Seven Dollars ($69,257.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. FFG shall pay to the Noteholder all Sixty Nine Thousand Two Hundred Fifty Seven Dollars ($69,257.00) of the principal twenty-four (24) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

2

PROMISSORY NOTE

# 10

$100,000.00	Virginia Beach, Virginia

                     , 200

As a condition and inducement to the willingness of Approved Acquisition Corp. (“AAC”) and Michigan Fidelity Acceptance Corp. d/b/a Franklin Financial Group (“FFG”) to enter into the Agreement and Plan of Merger, dated                      , 2003 with Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) (the “Agreement”) and for other value received, Andy Corporation (the “Noteholder”) and FFG hereby agree to the terms of this Promissory Note #10 (this “Note”). The Noteholder hereby agrees that the terms of this Note are in lieu of the rights and obligations the Company and the Noteholder were previously subject to pursuant to the promissory note numbered 10023 between the Company and the Noteholder (collectively, the “Canceled Notes”). A copy of each of the Canceled Notes is attached hereto as Schedule 1. The Noteholder surrenders any and all rights it holds as a party to the Canceled Notes and acknowledges and accepts the rights and obligations set forth below as full and complete payment for the Canceled Notes. Capitalized terms used herein and defined herein shall have the meanings set forth in the Agreement.

Pursuant to the schedule set forth below, FFG promises to pay the Noteholder the principal sum of One Hundred Thousand Dollars ($100,000.00) with interest on the outstanding principal sum from the date hereof until three years from the Effective Time, at the rate as set forth below, and being payable at FFG, Southfield, Michigan, or such other place as the holder may designate in writing to the undersigned. FFG shall pay to the Noteholder all One Hundred Thousand Dollars ($100,000.00) of the principal eighteen (18) months following the Effective Date. The outstanding principal amount of this Note shall bear interest at the rate of five percent (5%) payable monthly commencing on the first day of the first whole month following the Effective Date and continuing on the first day of each succeeding month. Interest shall be paid only on the principal outstanding on the date interest is due. Such interest shall be payable in arrears for the proceeding month, on the last business day of each month.

FFG shall have the right to prepay this Note in full or in part at any time.

This Note is an unsecured obligation of FFG, subordinate to its general trade and secured creditors. Presentment, demand, protest and notice of dishonor are hereby waived. The maker of this Note also agrees to pay the costs of collection hereof, including a reasonable attorney’s fees, if incurred, in case payment shall not be made as provided.

This Note is executed and delivered in the Commonwealth of Virginia, and shall be governed and construed in accordance with the laws thereof.

Michigan Fidelity Acceptance Corporation d/b/a/ Franklin Financial Group

Attest:	By

SCHEDULE 1

TO

PROMISSORY NOTE

CANCELLED NOTES

Attached

2

Exhibit D

RESIGNATION AND STOCK SALES AGREEMENT

RESIGNATION AND STOCK SALES AGREEMENT, dated as of             , 2003 (the “Directors Agreement”), by and among Approved Acquisition Corp. (the “Acquiror”), a Michigan corporation, and each of the directors of Approved Financial Corp. (the “Company”), a Virginia corporation, and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”) named on Schedule I hereto (collectively the “Directors”).

WITNESSETH:

WHEREAS, Franklin Financial Group, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), which is being executed simultaneously with the execution of this Directors’ Agreement and provides for, among other things, the acquisition of the Company and the Bank by the Acquiror; and

WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Directors agrees to, among other things, resign from his or her position as a director of the Company and the Bank and to sell each of his or her shares of Company preferred stock to persons designated by the Acquiror for $10.20 per share.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Directorship. Each Director represents and warrants that he or she currently serves as a director of the Company and/or the Bank.

2. Owners of Preferred Stock. Each Director of Company represents and warrants that he or she is the owner of preferred stock of the Company.

3. Agreements of the Directors. Each Director covenants and agrees that:

(a) such Director shall as of the Effective Date tender his or her resignation from the board of directors of the Company and the Bank; and

(b) such Director shall sell his or her shares of Company preferred stock for $10.20 per share as of the Effective Time to individuals designated by the Acquiror. Such list shall be provided to each of the Directors no later than twenty-four hours prior to the Effective Time. Without the prior consent of the Acquiror, each of the Directors agrees not to sell his or her shares of preferred stock prior to the earlier of the Effective Time or the termination of this Directors’ Agreement.

4. Termination. The parties agree and intend that this Directors’ Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Directors’ Agreement are inadequate. This Directors’ Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

6. Governing Law. This Directors’ Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of laws thereof.

7. Counterparts. This Directors’ Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Directors’ Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Directors have caused this Directors’ Agreement to be executed as of the day and year first above written.

APPROVED ACQUISITION CORP.

By:
Name:
Title: President and Chief Executive Officer

DIRECTORS:

Allen D. Wykle
Director, Approved Financial Corp.

Jean S. Schwindt
Director, Approved Financial Corp. and Approved Federal Savings Bank

Gregory J. Witherspoon
Director, Approved Financial Corp.

Stanley W. Broaddus
Director, Approved Financial Corp. and Approved Federal Savings Bank

Leon H. Perlin
Director, Approved Financial Corp. and Approved Federal Savings Bank

Oscar S. Warner
Director, Approved Financial Corp.

Dennis J. Pitocco
Director, Approved Federal Savings Bank

Eric S. Yeakel
Director, Approved Federal Savings Bank

SCHEDULE I

Name of Directors	Number of Shares of Company Preferred Stock Beneficially Owned
Allen D. Wykle	10
Jean S. Schwindt	10
Gregory J. Witherspoon	10
Stanley W. Broaddus	10
Leon H. Perlin	10
Oscar S. Warner	10
Eric S. Yeakel	0
Dennis J. Pitocco	0

Exhibit E

PLAN OF MERGER OF COMPANY ACQUISITION CORP.

INTO

APPROVED FINANCIAL CORP.

PLAN OF MERGER, dated as of                    , 2003, by and between Company Acquisition Corp. (“Interim”), a Virginia corporation formed by Approved Acquisition Corp. (“AAC”), a Michigan corporation, solely to facilitate the transactions contemplated by the Reorganization Agreement, defined below, and Approved Financial Corp. (the “Company”), a Virginia corporation. Interim and the Company are hereinafter sometimes collectively referred to as the “Merging Corporations.”

This Plan of Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of                     , 2003 (the “Reorganization Agreement”) by and among AAC, the Company and Approved Federal Saving Bank, A Federal Savings Bank.

In consideration of the premises, and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

1.1 “Effective Time” shall mean the time at which the Merger contemplated by this Plan of Merger becomes effective as provided in Section 1.01 and 1.05 of the Reorganization Agreement.

1.2 “Interim Common Stock” shall mean the common stock, par value $.01 per share, of Interim owned by AAC.

1.3 “Company Common Stock” shall mean the common stock, par value $1.00 per share, of the Company.

1.4 The “Merger” shall refer to the merger of Interim with and into the Company as provided in Section 2.1 of this Plan of Merger.

1.5 “Surviving Corporation” shall refer to the Company as the surviving corporation of the Merger.

ARTICLE II

TERMS OF THE MERGER

2.1 The Merger. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Interim shall be merged with and into the Company pursuant and subject to the Virginia Stock Corporation Act (AVSCA≈). The Company shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the Commonwealth of Virginia. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

2.2 Articles of Incorporation and Bylaws. As of the Effective Time, the Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and Bylaws of the Company shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until otherwise amended as provided by law.

2.3 Directors and Officers of the Surviving Corporation. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE III

CONVERSION OF SHARES

3.1 Conversion of Company Common Stock.

As of the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters’ rights have been asserted and duly perfected in accordance with the VSCA and shares held by the Company (including treasury shares) or AAC other than in a fiduciary capacity) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Merger Consideration set forth in the Reorganization Agreement.

3.2 Exchange of Shares. The obligations of AAC to effectuate the exchange of the Merger Consideration for the shares of Company Common Stock shall be as set forth in Section 1.08 of the Reorganization Agreement.

3.3 Interim Common Stock. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an equal number of issued and outstanding shares of common stock of the Surviving Corporation.

ARTICLE IV

MISCELLANEOUS

4.1 Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

4.2 Termination. This Plan of Merger shall be terminated upon the termination of the Reorganization Agreement in accordance with Article VI thereof.

4.3 Amendments. To the extent permitted by law and the Reorganization Agreement, this Plan of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

4.4 Successors. This Plan of Merger shall be binding on the successors of Interim and the Company.

IN WITNESS WHEREOF, Interim and the Company have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

COMPANY ACQUISITION CORP.

Attest:

By:

Secretary		President and Chief Executive Officer

APPROVED FINANCIAL CORP.

Attest:

By:
Allen Wykle
Secretary		President

Exhibit F

[Form of Termination and Release Agreement]

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (the “Agreement”) is entered into as of September     , 2003 by and among Jean S. Schwindt (the “Executive”), Approved Acquisition Corp. (“AAC”), Michigan Fidelity Acceptance Corp., d/b/a Franklin Financial Group (“FFG”), Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”).

RECITALS

WHEREAS, AAC, FFG, the Company and the Bank have entered into an Agreement and Plan of Merger, dated as of September     , 2003 (the “Merger Agreement”);

WHEREAS, Section 4.13 of the Merger Agreement provides that the Executive shall sign and deliver to FFG and AAC this Agreement which shall terminate the Employment Agreement between the Executive and the Company dated                     ,          (the “Employment Agreement”) as of the Effective Date of the Merger, and in lieu of any rights and payments under said Employment Agreement, the Executive shall be entitled to the rights and payments set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, FFG, AAC, the Company and the Bank agree as follows:

1. Acknowledgement of Payment, Release and Waiver.

(a) FFG shall pay to the Executive an amount equal to                      dollars ($                ) (the “Contract Payment”). The Contract Payment shall be made by FFG ratably over a twelve month period beginning on the first day of the month immediately following the Effective Date of the Merger. In consideration of such payment, the Executive, FFG, AAC, the Company and the Bank hereby agree that the Employment Agreement shall be terminated without any further action of any parties hereto, effective immediately prior to the Effective Date of the Merger.

2. Releases. In consideration for the commitment to pay the amount set forth in Section 1 hereof, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge FFG, AAC, the Company and the Bank and their officers, directors and affiliates and their successors from any obligation under the Employment Agreement and any claim, action, suit, proceeding or investigation against the Bank or the Company, or, as successors in interest, AAC and FFG and their officers, directors and affiliates, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or Company and their officers, directors and affiliates existing or occurring prior to the Effective Time except for obligations arising out of this Agreement or the Agreement and Plan of Merger.

F-1

3. General.

(a) Heirs, Successors and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

(b) Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by each of the parties hereto.

(c) Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Michigan in the Circuit Court for the County of Oakland, Michigan without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

(d) Defined Terms. Any capitalized terms not defined in this Agreement shall have as their meaning the definitions contained in the Merger Agreement.

(e) Voluntary Action and Waiver. The Executive acknowledges that by his or her free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he or she has been advised to consult with an attorney prior to executing this Agreement.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.

[Signature Page Follows]

F-2

IN WITNESS WHEREOF, AAC, FFG, the Company and the Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

WITNESS:	EXECUTIVE:

Name:	Name:
Title:

ATTEST:	MICHIGAN FIDELITY ACCEPTANCE CORP., d/b/a FRANKLIN FINANCIAL GROUP

By:
Name:	Name:
Title:

ATTEST:	APPROVED ACQUISITION CORP.

By:
Name:	Name:
Title:

ATTEST:	APPROVED FINANCIAL CORP.

By:
Name:	Name:
Title:

ATTEST:	APPROVED FEDERAL SAVINGS BANK, A FEDERAL SAVINGS BANK

By:
Name:	Name:
Title:

F-3

Exhibit F

[Form of Termination and Release Agreement]

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (the “Agreement”) is entered into as of September     , 2003 by and among Allen D. Wykle (the “Executive”), Approved Acquisition Corp. (“AAC”), Michigan Fidelity Acceptance Corp., d/b/a Franklin Financial Group (“FFG”), Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”).

RECITALS

WHEREAS, AAC, FFG, the Company and the Bank have entered into an Agreement and Plan of Merger, dated as of September     , 2003 (the “Merger Agreement”);

WHEREAS, Section 4.13 of the Merger Agreement provides that the Executive shall sign and deliver to FFG and AAC this Agreement which shall terminate the Employment Agreement between the Executive and the Company dated                     ,          (the “Employment Agreement”) as of the Effective Date of the Merger, and in lieu of any rights and payments under said Employment Agreement, the Executive shall be entitled to the rights and payments set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, FFG, AAC, the Company and the Bank agree as follows:

1. Acknowledgement of Payment, Release and Waiver.

(a) FFG shall pay to the Executive an amount equal to                      dollars ($                ) (the “Contract Payment”). The Contract Payment shall be made by FFG ratably over a twelve month period beginning November 1, 2003, provided, however, that the Closing occurs on or before October 31, 2003. In the event that the Closing occurs on or after November 1, 2003, the Contract Payments shall be reduced pro rata for each month thereafter that the Closing does not occur, provided AAC receives requisite OTS approval prior to October 31, 2003 and the delay is caused solely by the Company or the Bank. In the event AAC does not receive such requisite approval from the OTS on or prior to October 31, 2003, the Executive will be entitled to receive the entire Contract Payment, without reduction. The Contract Payment shall then be made by FFG ratably over a twelve month period beginning on the first day of the month immediately following the Effective Date of the Merger. In consideration of such payment, the Executive, FFG, AAC, the Company and the Bank hereby agree that the Employment Agreement shall be terminated without any further action of any parties hereto, effective immediately prior to the Effective Date of the Merger.

F-1

2. Releases. In consideration for the commitment to pay the amount set forth in Section 1 hereof, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge FFG, AAC, the Company and the Bank and their officers, directors and affiliates and their successors from any obligation under the Employment Agreement and any claim, action, suit, proceeding or investigation against the Bank or the Company, or, as successors in interest, AAC and FFG and their officers, directors and affiliates, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or Company and their officers, directors and affiliates existing or occurring prior to the Effective Time except for obligations arising out of this Agreement or the Agreement and Plan of Merger.

3. General.

(a) Heirs, Successors and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

(b) Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by each of the parties hereto.

(c) Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Michigan in the Circuit Court for the County of Oakland, Michigan without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

(d) Defined Terms. Any capitalized terms not defined in this Agreement shall have as their meaning the definitions contained in the Merger Agreement.

(e) Voluntary Action and Waiver. The Executive acknowledges that by his or her free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he or she has been advised to consult with an attorney prior to executing this Agreement.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.

[Signature Page Follows]

F-2

IN WITNESS WHEREOF, AAC, FFG, the Company and the Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

WITNESS:	EXECUTIVE:

Name:	Name:
Title:

ATTEST:	MICHIGAN FIDELITY ACCEPTANCE CORP., d/b/a FRANKLIN FINANCIAL GROUP

By:
Name:	Name:
Title:

ATTEST:	APPROVED ACQUISITION CORP.

By:
Name:	Name:
Title:

ATTEST:	APPROVED FINANCIAL CORP.

By:
Name:	Name:
Title:

ATTEST:	APPROVED FEDERAL SAVINGS BANK, A FEDERAL SAVINGS BANK

By:
Name:	Name:
Title:

F-3

Exhibit F

[Form of Termination and Release Agreement]

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (the “Agreement”) is entered into as of September     , 2003 by and among Stanley W. Broaddus (the “Executive”), Approved Acquisition Corp. (“AAC”), Michigan Fidelity Acceptance Corp., d/b/a Franklin Financial Group (“FFG”), Approved Financial Corp. (the “Company”) and Approved Federal Savings Bank, A Federal Savings Bank (the “Bank”).

RECITALS

WHEREAS, AAC, FFG, the Company and the Bank have entered into an Agreement and Plan of Merger, dated as of September     , 2003 (the “Merger Agreement”);

WHEREAS, Section 4.13 of the Merger Agreement provides that the Executive shall sign and deliver to FFG and AAC this Agreement which shall terminate the Employment Agreement between the Executive and the Company dated                     ,          (the “Employment Agreement”) as of the Effective Date of the Merger, and in lieu of any rights and payments under said Employment Agreement, the Executive shall be entitled to the rights and payments set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, FFG, AAC, the Company and the Bank agree as follows:

1. Acknowledgement of Payment, Release and Waiver.

(a) FFG shall pay to the Executive an amount equal to                      dollars ($                ) (the “Contract Payment”). The Contract Payment shall be made by FFG ratably over a twelve month period beginning November 1, 2003, provided, however, that the Closing occurs on or before October 31, 2003. In the event that the Closing occurs on or after November 1, 2003, the Contract Payments shall be reduced pro rata for each month thereafter that the Closing does not occur, provided AAC receives requisite OTS approval prior to October 31, 2003 and the delay is caused solely by the Company or the Bank. In the event AAC does not receive such requisite approval from the OTS on or prior to October 31, 2003, the Executive will be entitled to receive the entire Contract Payment, without reduction. The Contract Payment shall then be made by FFG ratably over a twelve month period beginning on the first day of the month immediately following the Effective Date of the Merger. In consideration of such payment, the Executive, FFG, AAC, the Company and the Bank hereby agree that the Employment Agreement shall be terminated without any further action of any parties hereto, effective immediately prior to the Effective Date of the Merger.

2. Releases. In consideration for the commitment to pay the amount set forth in Section 1 hereof, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge FFG, AAC, the Company and the Bank and their officers, directors and affiliates and their successors from any obligation under the Employment Agreement and any claim, action, suit, proceeding or investigation against the Bank or the Company, or, as successors in interest, AAC and FFG and their officers, directors and affiliates, whether civil, criminal, administrative or investigative, arising out of matters related to the Bank or Company and their officers, directors and affiliates existing or occurring prior to the Effective Time except for obligations arising out of this Agreement or the Agreement and Plan of Merger.

3. General.

(a) Heirs, Successors and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

(b) Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by each of the parties hereto.

(c) Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Michigan in the Circuit Court for the County of Oakland, Michigan without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

(d) Defined Terms. Any capitalized terms not defined in this Agreement shall have as their meaning the definitions contained in the Merger Agreement.

(e) Voluntary Action and Waiver. The Executive acknowledges that by his or her free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he or she has been advised to consult with an attorney prior to executing this Agreement.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, AAC, FFG, the Company and the Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

WITNESS:	EXECUTIVE:

Name:	Name:
Title:

ATTEST:	MICHIGAN FIDELITY ACCEPTANCE CORP., d/b/a FRANKLIN FINANCIAL GROUP

By:
Name:	Name:
Title:

ATTEST:	APPROVED ACQUISITION CORP.

By:
Name:	Name:
Title:

ATTEST:	APPROVED FINANCIAL CORP.

By:
Name:	Name:
Title:

ATTEST:	APPROVED FEDERAL SAVINGS BANK, A FEDERAL SAVINGS BANK

By:
Name:	Name:
Title:

Exhibit G

Allocation of Setoff to Noteholders

1. Setoffs shall apply only against the principal of the Note-A Related Party Notes as follows:

Related Party	Related Party’s Maximum Principal Setoff		Related Party’s Percent of Setoff
Allen Wykle	$283,028		40.4%
Leon Perlin	$147,420		21.1%
Stanley Broaddus	$208,137		29.7%
Oscar Warner	$61,415		8.8%

	$700,000	= Maximum Aggregate Setoff	100%

Except as stated below, interest payments on outstanding principal of the Note-A Related Party Notes are not subject to Setoff. In the event of Setoff, the amount of interest due will be based on the reduced amount of principal. In the event of the suspension of payment of principal on Note-A Related Party Notes pursuant to Section 8.04(b) of the Agreement, interest payments on the amount of principal subject to possible Setoff as a result of the claim or similar action will also be suspended subject to the resolution of the dispute pursuant to the provisions of section 8.05 of the Agreement. If the Expert determines that the disputed Setoff is appropriate, the principal shall be reduced and no interest payments shall be due, as of the date of the suspension.

2. Setoffs will be applied pro rata. The Related Party’s Percent of Setoff is equal to the Related Party’s Maximum Principal Setoff divided by the Maximum Aggregate Setoff. Each Related Party’s pro rata setoff will be equal to the Related Party’s Percent of Setoff multiplied by the amount of setoff.

An illustration of pro rata setoff, if the total setoff is $100,000:

Related Party	Related Party’s Principal Setoff	Related Party’s Percent of Setoff
Allen Wykle	$40,433	40.4%
Leon Perlin	$21,060	21.1%
Stanley Broaddus	$29,734	29.7%
Oscar Warner	$8,774	8.8%

	$100,000	100%

3. Setoff will apply only against a principal payment due on the Exchanged Related Party Notes and only to the extent a claim or lawsuit has been made. Noteholders will not be obligated to return any portion of any principal paid.

4. Setoff will not apply to the payment of $500,000 to be paid 18 months after the effective date or to the payment of $500,000 to be made 24 months after the effective date or to $67,892 of the payment to be made 30 months after the effective date. Setoff will apply to $316,054 of the principal payment to be made 30 months after the effective date and to the $383,946 payment to be made 36 months after the effective date. Attached as page G-3 and G-4 is a schedule of the foregoing including prorata payments and Setoffs.

Assumes closing date of 12/31/03

NOTES PAYABLE - NOT SUBJECT TO INDEMNIFICATION OFFSET (Non-Encumbered)

Maturity Date	07/01/05	( 18 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$500,000	% allocation
	Warner	$43,868	8.8%
	Broaddus	$148,669	29.73%
	AJD Family LLC	$202,163	40.43%
	Perlin IRA	$5,300
	Andy Corporation	$100,000	21.06%

Maturity Date	01/01/06	(24 months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$500,000	% allocation
	Warner	$43,868	8.8%
	Broaddus	$148,669	29.7%
	AJD Family LLC	$202,163	40.4%
	Perlin IRA	$36,043
	Phyllis Perlin	$69,257	21.1%

Maturity Date	07/01/06	(30 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$67,892	% allocation
	Warner	$5,957	8.8%
	Broaddus	$20,187	29.7%
	AJD Family LLC	$27,450	40.4%
	Perlin IRA	$14,298	21.1%

NOTES SUBJECT TO INDEMNIFICATION OFFSET

Maturity Date	07/01/06	(30 Months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$316,054	% allocation
	Warner	$27,729	8.8%
	Broaddus	$93,975	29.7%
	AJD Family LLC	$127,789	40.4%
	Perlin IRA	$66,561	21.1%

Maturity Date	01/01/07	(36 months after closing)
Coupon Rate	5%	Interest Paid Monthly

Total Face Amount		$383,946	% allocation
	Warner	$33,686	8.8%
	Broaddus	$114,162	29.7%
	AJD Family LLC	$155,239	40.4%
	Perlin IRA	$80,859	21.1%

Total Not subject to offset		$1,067,892
Amount subject to offset		$700,000

		1,767,892

EXHIBIT H

CERTIFICATES OF INDEBTEDNESS

AND NOTES

Attached

Exhibit H

CERTIFICATES OF INDEBTEDNESS

CERTNO	CUSTNAME	PRINBAL	CERTRATE	MATDATE
1341	LAPIN, ANITA	50,000	9.75	08/14/2004
1346	CORBIN, BRIAN	3,000	9.5	12/15/2003
1348	MIRES, MYRON F.	19,000	9.5	01/12/2004
1339	PUNSALAN, ROSARIO M.	361,000	10.5	03/01/2004
1349	MAZARAKIS, GREGORY A.	50,000	6.75	03/01/2004
1351	ROBERTS, LEONA R.	8,000	9.5	04/18/2004
1335	HOLLEMAN, WILLIAM J.	10,000	8.5	06/16/2004
1337	LEIMBACH, ARTHUR O.	10,000	9.5	06/16/2004
1352	EUBANK, STEPHEN W.	10,000	9.5	09/01/2004
1343	KELLAM, ANNA G.	30,000	8.5	10/29/2004
1345	MALPAYA, CHITA S.	5,000	8.5	11/22/2004
1354	TASE JR., ALBERT G.	14,500	8.5	01/17/2005
1195	MIRES, MYRON F.	13,600	8.5	03/08/2005
1350	FINEMAN, ESTELLE	8,000	8.5	04/16/2005
1198	MALBON, HAROLD A.	23,700	9.5	06/11/2005
1200	CLINE, WARREN F.	74,500	9.75	06/11/2005
1201	STOUT, MICHAEL B.	18,000	9.5	06/15/2005
1206	TASE JR., ALBERT G.	8,500	9.5	06/15/2005
1204	KIDD, KATHRYN B.	30,000	9.5	06/16/2005
1207	KOZAK, BRENDA O.	11,500	9.5	06/18/2005
1216	BURNS, CLOIS J.	18,000	9.5	06/18/2005
1338	WARANCH, NORMA C.	200,000	10	06/23/2005
1217	CLARK, ALAN J.	2,000	9.5	06/24/2005
1218	CLARK, B.G.	5,000	9.5	06/24/2005
1219	TASE JR., ALBERT G.	8,000	9.5	06/29/2005
1222	PHELPS, ANNE W.	10,000	9.5	06/29/2005
1223	MADDOX, JESSE S.	10,000	9.5	06/29/2005
1226	BITTNER, RANDALL B.	10,000	9.5	06/30/2005
1227	HOLLEMAN, WILLIAM J.	15,000	9.5	06/30/2005
1230	BEALE, JUSTIN G.	11,800	9.5	07/11/2005
1231	BEALE, CARTER E.	1,000	9.5	07/11/2005
1233	RARY, PATRICIA R.	5,000	9.5	07/24/2005
1235	SHOTTON, CATHERINE B.	5,000	9.5	08/16/2005
1243	HUDGINS, JAMES MAXWELL	15,000	9.5	10/04/2005
1246	SMITH, EMMA KAY	10,000	9.5	10/30/2005
1353	LUMSDEN, LO	5,006	8.5	12/05/2005
1254	MIRES, MYRON F.	7,000	9.5	01/02/2006
1256	MOORE, CHARLES	7,000	9.5	02/23/2006
1258	HAYES, SCOTT D.	15,000	9.5	03/07/2006
1260	CORBIN, BRIAN	3,500	9.5	03/18/2006
1355	LUMSDEN, LO	10,000	9.5	03/23/2006
1261	MALBON, HAROLD A.	10,000	9.5	04/01/2006
1268	CHANG, LORI M.	5,000	9.5	06/01/2006
1269	STOUT, MICHAEL B.	18,000	9.5	06/01/2006
1270	HORNING, SARA	5,500	9.5	06/01/2006
1272	HAYES, CLYDE D.	50,000	9.75	06/11/2006
1273	MOORE, CHARLES R.	3,000	9.5	06/13/2006
1274	MOORE, CHARLES	10,000	9.5	06/13/2006
1278	FINEMAN, ESTELLE	10,000	9.5	08/15/2006
1283	LUMSDEN, LO	10,000	9.5	10/14/2006
1287	ROBERTS, LEONA R.	5,000	9.5	11/18/2006
1292	HAYES, SCOTT D.	26,000	9.5	01/16/2007
1297	WRIGHT, DELILAH B.	100,000	10	03/26/2007
1332	NEWHART, L.P.	29,822	9.5	04/09/2007
1357	CHEEK, MARY FERGUSON	7,508	9.5	05/04/2007
1358	STOUT, MICHAEL B.	15,000	9.5	06/01/2007
1359	HORNING, SARA E.	2,500	9.5	06/21/2007
1333	MOSS, BENJAMIN J.	170,000	10	07/03/2007
1304	RARY, PATRICIA R.	5,000	9.5	08/01/2007
1307	EUBANK, STEPHEN W.	30,074	9.5	08/14/2007
1308	HORTON, NITA	10,000	9.5	09/01/2007
1311	MIRES, MYRON F.	5,300	9.5	09/30/2007
1310	HORTON, LEROY	14,000	9.5	10/02/2007
1312	LUMSDEN, LO	7,000	9.5	10/20/2007
1315	LUMSDEN, LO	20,000	9.5	11/04/2007
1317	HAYES, SCOTT D.	15,000	9.5	11/07/2007
1318	HAYES, JASON S.	10,000	9.5	11/07/2007
1319	HAYES, CLYDE D.	50,000	9.75	11/07/2007
1320	HAYES, CLYDE D.	50,000	9.75	11/07/2007
1321	HAYES, CLYDE D.	10,000	9.5	11/07/2007
1322	HAYES, CLYDE D.	10,000	9.5	11/07/2007
1324	CLINE, WARREN F.	2,500	9.5	12/03/2007
1325	RARY, PATRICIA R.	5,000	9.5	12/09/2007
1326	HAYES, CLYDE D.	50,000	9.75	12/29/2007
1328	BROWN, RONALD W.	170,000	10	03/02/2008

	Sub Total	2,072,810
PROMISSORY NOTES TO NON-RELATED PARTIES
10053	WILD, CHARLOTTE	61,182	10%	12/20/2003
9341	WILD, C. JOHN	178,623	10%	02/22/2004
9342	WILD, C. JOHN	134,291	10%	02/22/2004
9344	FIRST UNION SECURITIES Wild IRA	352,788	10%	03/01/2004
10013	GLOPAR ASSOCIATES LTD. (a)	30,000	5%	09/30/2005

	Sub Total	756,883
TOTAL SUBDEBT TO UNRELATED PARTIES		2,829,693

EXHIBIT I

LIST OF EMPLOYMENT AGREEMENTS

1.	Allen D. Wykle agreement dated 12/1/00, as amended.

2.	Jean S. Schwindt agreement dated 7/1/98, as amended.

3.	Stanley W. Broaddus agreement dated 1/1/97, as amended.

Appendix A

For purposes of the Agreement, Book Value of the Company is defined as the consolidated total stockholders’ equity of the Company as determined in accordance with GAAP as of the month end prior to Closing less any accrued or paid expenses between the month end prior to Closing and the Effective Time that relate to legal and financial advisory fees related to the transactions contemplated by this Agreement. Additionally, Book Value shall be subject to further adjustment for the amount of any mark-to-market valuation adjustments on assets and liabilities as of the month end prior to Closing excepting the real estate, building and related improvements, and mortgage loan payables securing such properties which shall be valued at their respective net book values as of the month end prior to Closing. The valuation methodology which will be employed for each of the Company’s principal balance sheet accounts is set forth below.

Asset/Liability	Valuation Methodology
Assets:
Cash	Reconciled Balance Under GAAP
Investments	Market Quote
Mortgage Loans Held for Sale	Market Quote
Mortgage Loans Held for Yield	Market Quote
Real Estate Owned	Book Value
Furniture and Equipment	Book Value
Other Assets:
Goodwill	Book Value
Prepaid Expenses	Book Value (3)
Accounts Receivable	Book Value (4)
Impounds Net of Allowances and Deferrals	Ascribed Value of 20% of Book Value
Other Miscellaneous Assets	Book Value

Liabilities:
Money Market Accounts	No Adjustment
Certificates of Deposit	Book Value
Revolving Warehouse Loans	No Adjustment (To Be Repaid)
Subordinated Debt:
Promissory Notes	Net Book Value
Certificates of Indebtedness	+ $185,000 fixed dollar adjustment
Accrued and Other Liabilities	Net Book Value (5)

(1)	Consists of real estate in accounts #1270, 1275 and 1280.
(2)	Excludes land, buildings and building improvements as noted above.
(3)	Except prepaid rent related to Pitney Bowes machine rentals at closed locations and prepaid directors and officer liability insurance which will be written down to zero.
(4)	Excluding uncollected receivables in account #170000, and #170500 through 170650 (GL reference numbers) which are estimated to have zero residual value.
(5)	Plus unaccrued rental expenses related to the Georgia office lease (estimated to equal $10,053 as of March 31, 2003).

APPENDIX B:

October 20, 2003

Members of the Boards of Directors

Approved Financial Corporation

Approved Federal Savings Bank

1716 Corporate Landing Parkway

Virginia Beach, Virginia 23454

Members of the Board(s):

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Approved Financial Corporation (“AFC”) of the terms of the proposed acquisition of AFC by Franklin Financial Group, Inc., of Bloomington Hills, Michigan (“FFG”) through its newly created entity, Approved Acquisition Corp. (“AAC”) with AFC shareholders receiving cash. Pursuant to the Agreement and Plan of Merger dated September 30, 2003 and subject to the terms and conditions therein, each share of AFC Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement and without any further action on the part of AFC or the holders of AFC Stock, be exchanged for and converted into the right to receive cash equal to the AFC Per Share Consideration. For purposes of the Agreement the AFC Per Share Consideration as of September 30, 2003 would be set at $0.39. Our understanding is that all outstanding stock options shall be canceled prior to the Effective Time of the Merger.

As part of its respective investment banking practices, Summit Capital Partners, LLC and The Findley Group, Inc. are continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have not previously provided financial advisory and consulting services to AFC.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to AFC, including financial statements for recent years; (iii) certain other publicly available financial and other information concerning AFC and the trading markets for the publicly traded securities of AFC ; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of AFC or a committee thereof in connection with the Merger.

We have held discussions with the Board of Directors of AFC and AFSB concerning their past and current operations, financial condition and prospects.

We have reviewed earnings projections for AFC and AFSB, provided by AFC, as a stand-alone entity, assuming the Merger does not occur. Certain financial pro-formas for AFC and its wholly-owned subsidiary, AFSB were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of AFC and AFSB as to the reasonableness of the financial and operating results, projected revenues, operating costs and potential profits (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of AFC management. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for AFSB are adequate to cover such losses. Although we have reviewed two offers for the real property of AFC, we have not made or obtained any independent evaluations or appraisals of the property, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the shares of AFC Stock of the terms of the proposed acquisition of AFC, with AFC shareholders receiving in cash the AFC Per Share Consideration, and does not address the economics to AFC’s subordinated debt holders, nor the underlying business decision to proceed with the Merger by AFC’s Board of Directors.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of AFC, including interest income, interest expense, net interest income, net interest margin, loan gain/loss on sale, provision for loan losses, non-interest income, non-interest expense, earnings, internal capital generation/ depletion, book value, intangible assets, return on assets, return on shareholders’ equity, the amount and type of capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for AFC and AFSB; (ii) the assets and liabilities of AFC, including the loan and investment portfolios, deposits, certificates of indebtedness, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the acquisition of AFC as defined in the Agreement, with AFC shareholders receiving cash equal to the AFC Per Share Consideration, as set forth in the Agreement, are fair, from a financial point of view, to the holders of the shares of AFC Stock.

This opinion may not be used or referred to by AFC or quoted or disclosed to any person in any manner without our prior written consent, with the exception of submission to the regulatory agencies as part of the applications and included in the proxy materials provided to shareholders of AFC in relation to approval of the Merger. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of AFC as to how such shareholder should vote with respect to the Merger.

Respectfully submitted,

SUMMIT CAPITAL PARTNERS, LLC

R. Todd Lazenby
Managing Partner

THE FINDLEY GROUP

Gary Steven Findley
Director

Appendix C

ARTICLE 15.

Dissenters’ Rights.

§ 13.1-729. Definitions. — In this article:

“Corporation” means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, “corporation” means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, “corporation” means the acquiring corporation by share exchange, rather than the issuer; if the plan of share exchange places the responsibility for dissenters’ rights on the acquiring corporation.

“Dissenter” means a shareholder who is entitled to dissent from corporate action under § 13.1-730 and who exercises that right when and in the manner required by §§ 13.1-732 through 13.1-739.

“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

§ 13.1-730	CODE OF VIRGINIA	§ 13.1-730

“Shareholder” means the record shareholder or the beneficial shareholder (1985, c. 522; 1992, c. 575.)

§ 13.1-730. Right to dissent. — A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by § 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under § 13.1-719;

2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter’s rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors

§ 13.1-730	CORPORATIONS	§ 13.1-730

provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

1. The articles of incorporation of the corporation issuing such shares provide otherwise;

2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

a. Cash;

b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

3. The transaction to be voted on is an “affiliated transaction” and is not approved by a majority of “disinterested directors” as such terms are defined in § 13.1-725.

D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

1. The proposed corporate action is abandoned or rescinded;

2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

3. His demand for payment is withdrawn with the written consent of the corporation.

E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under § 501 (c) or § 528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private share holder or individual shall be entitled to dissent and obtain payment for his shares under this article. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522; 1986, c. 540; 1988, c. 442; 1990, c. 229; 1992, c. 575; 1996, c. 246; 1999, c. 288.)

The 1999 amendment added subsection. E.

§ 13.1-731	CODE OF VIRGINIA	§ 13.1-732

§ 13.1-731. Dissent by nominees and beneficial owners. — A. A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

1. He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

§ 13.1-732. Notice of dissenters’ rights. — A. If proposed corporate action creating dissenters’ rights under § 13.1-730 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or

§ 13.1-733	CORPORATIONS	§ 13.1-735

may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

B. If corporate action, creating dissenters’ rights under § 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in § 13.1-734. (1985, c. 522.)

§ 13.1-733. Notice of intent to demand payment. — A. If proposed corporate action creating dissenters’ rights under § 13.1-730 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733;.1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

§ 13.1-734. Dissenters’ notice. — A. If proposed corporate action creating dissenters’ rights under § 13.1-730 is authorized at a shareholders’ meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters’ notice in writing to all shareholders who satisfied the requirements of § 13.1-733.

B. The dissenters’ notice shall:

1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters’ notice; and

5. Be accompanied by a copy of this article. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

§ 13.1-735. Duty to demand payment. — A. A shareholder sent a dissenters’ notice described in § 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters’ notice pursuant to subdivision 3 of subsection B of § 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

§ 13.1-736	CODE OF VIRGINIA	§ 13.1-739

§ 13.1-736. Share restrictions. — A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

B. The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action. (Code 1950, §§ 13-85, 13.1-75,13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

§ 13.1-737. Payment. — A. Except as provided in § 13.1-738, within thirty days after receipt of a payment demand made pursuant to § 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation’s principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

B. The payment shall be accompanied by:

1. The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters’ rights, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

3. A statement of the dissenters’ right to demand payment under § 13.1-739; and

4. A copy of this article. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

§ 13.1-738. After-acquired shares. — A. A corporation may elect to withhold payment required by § 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters’ notice.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter’s right to demand payment under § 13.1-739. (1985, c. 522.)

§ 13.1-739. Procedure if shareholder dissatisfied with payment or offer. — A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under § 13.1-737), or reject the corporation’s offer under § 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under § 13.1-737 or offered under § 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

§ 13.1-740	CORPORATIONS	§ 13.1-741

B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection. A of this section within thirty days after the corporation made or offered payment for his shares. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

§ 13.1-740. Court action. — A. If a demand for payment under § 13.1-739 remains unsettled, the corporation, shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under § 13.1-738. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985; c. 522.)

§ 13.1-741. Court costs and counsel fees. — A. The court in an appraisal proceeding commenced under § 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under § 13.1-739.

§ 13.1-742	CODE OF VIRGINIA	§ 13.1-742

B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of §§ 13.1-732 through 13.1-739; or

2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

D. In a proceeding commenced under subsection A of § 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. (Code 1950, §§ 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

Appendix D

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of September 30, 2003, by and among Approved Acquisition Corp. (the “Acquiror”), a Michigan corporation, and certain stockholders of Approved Financial Corp. (the “Company”), a Virginia corporation, named on Schedule I hereto in their capacity as individuals (collectively the “Stockholders”).

WITNESSETH:

WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of Company Acquisition Corp. (“Interim”), a to-be-formed wholly owned subsidiary of the Acquiror, with and into the Company (the “Merger”); and

WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Ownership of Company Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, par value $1.00 per share (“Company Common Stock”), set forth opposite such Stockholder’s name on Schedule I hereto.

2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

(a)	such Stockholder shall, at any meeting of the Company’s stockholders called for the purpose of approving and adopting the Agreement, vote, or cause to be voted, all shares of Company Common Stock in which such Stockholder has the right to vote, excluding shares held in a fiduciary capacity, (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the related Agreement of Merger between Interim and the Company; and

(b)	except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company’s stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder’s shares of Company Common Stock, excluding shares held in a fiduciary capacity.

Each Stockholder further agrees that the Company’s transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock held by each Stockholder, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

3. Successors and Assigns. A Stockholder may sell, pledge, transfer, gift or otherwise dispose of his shares of Company Common Stock, excluding shares held in a fiduciary capacity, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company’s stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

6. Governing Law. This Stockholder Agreement shall be governed by the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of laws thereof.

7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

APPROVED ACQUISITION CORP.

By:
Name:
Title: President and Chief Executive Officer
COMPANY STOCKHOLDERS:
(SEAL)
Allen D. Wykle
(SEAL)
Jean S. Schwindt
(SEAL)
Stanley W. Broaddus
(SEAL)
Oscar S. Warner
(SEAL)
Leon H. Perlin and Phyllis F. Perlin
(SEAL)
Gregory J. Witherspoon

SCHEDULE I

Name of Stockholder	Number of Shares of Company Common Stock Beneficially Owned
Allen D. Wykle	1,798,296
Allen D. Wykle – Shares in Profitsharing Plan	25,792

Allen D. Wykle – TOTAL	1,824,088
Stanley W. Broaddus	133,805
Stanley W. Broaddus – Shares in Profitsharing Plan	5,952

Stanley W. Broaddus – TOTAL	139,757
Jean S. Schwindt	77,650
Gregory J. Witherspoon	229,800
Leon H. Perlin and Phyllis F. Perlin	929,256
Oscar S. Warner	72,000

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPROVED FINANCIAL CORP

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF APPROVED FINANCIAL CORP., FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2003 AND ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledges prior receipt of the Notice of the Annual Meeting of Stockholders (the “Meeting”) and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Approved Financial Corp. (the “Company”), or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR each of the proposals listed. Please date and sign this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than December 11, 2003.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

2.

1.	Approval and Adoption of the Agreement and Plan of Merger and the Merger.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	To elect two directors for a three year term.

Jean S. Schwindt
Stanley W. Broaddus FOR (except as marked to the contrary)

Instruction: To withhold your vote for any individual nominee, write the nominee’s name here:

3.	Approval of adjournments of the Meeting. A vote for this proposal will permit the Meeting to be adjourned in order to allow the Company to solicit additional proxies in favor of the Agreement and Plan of Merger.
		FOR	AGAINST	ABSTAIN
		☐	☐	☐

To vote, in its discretion, upon any other matters that may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware of any other matters that will come before the Meeting.

Date:
Signature(s)
Signature(s)

Please date this Proxy and sign your name exactly as your name appears above. Joint accounts need only one signature, but all stockholders should sign if possible. When signing as attorney, executor, administrator, trustee, guardian or similar position, please add your full title as such to your signature. If a corporation, please sign the full corporate name by president or an authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

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